                                                                   Exhibit 10.97

                            SHARE PURCHASE AGREEMENT

                                      AMONG

                          FOCUS MEDIA HOLDING LIMITED,

                         TARGET MEDIA HOLDINGS LIMITED,

                          AND THE SELLING SHAREHOLDERS

                                   DATED AS OF

                                 JANUARY 7, 2006

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
Schedules ......................................................................................     v
Exhibits .......................................................................................     v
ARTICLE I DEFINITIONS...........................................................................     1
   SECTION 1.1.   Certain Defined Terms.........................................................     1
   SECTION 1.2.   Other Defined Terms...........................................................    10
   SECTION 1.3.   Other Interpretive Provisions.................................................    11

ARTICLE II PURCHASE AND SALE OF OFFERED SHARES..................................................    12
   SECTION 2.1.   Purchase and Sale.............................................................    12
   SECTION 2.2.   The Closing...................................................................    14
   SECTION 2.3.   Closing Deliveries............................................................    14
   SECTION 2.4.   Cash Distribution.............................................................    15
   SECTION 2.5.   Post-Closing Adjustment of Final Installment..................................    15
   SECTION 2.6.   Sellers' Representative.......................................................    16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES................................    17
   SECTION 3.1.   Due Organization, Good Standing and Power.....................................    17
   SECTION 3.2.   Capitalization; Valid Issuance................................................    17
   SECTION 3.3.   Group Companies...............................................................    17
   SECTION 3.4.   Corporate Records.............................................................    18
   SECTION 3.5.   Financial Statements..........................................................    19
   SECTION 3.6.   Authorization, Enforceability, No Approvals or Conflicts......................    20
   SECTION 3.7.   Compliance with Law; Governmental Authorizations..............................    21
   SECTION 3.8.   Licenses......................................................................    21
   SECTION 3.9.   Litigation....................................................................    21
   SECTION 3.10.  Absence of Certain Changes....................................................    21
   SECTION 3.11.  Tax Matters...................................................................    23
   SECTION 3.12.  Officers, Employees and Labor.................................................    24
   SECTION 3.13.  Loans.........................................................................    25
   SECTION 3.14.  Share Option and Other Plans..................................................    25
   SECTION 3.15.  Intellectual Property.........................................................    26
   SECTION 3.16.  Contracts.....................................................................    26
   SECTION 3.17.  Certain Transactions..........................................................    28
   SECTION 3.18.  Structure Agreements..........................................................    28
   SECTION 3.19.  Non-Disclosed Contracts.......................................................    29
   SECTION 3.20.  Compliance with Laws..........................................................    30
   SECTION 3.21.  Environmental Matters.........................................................    31
   SECTION 3.22.  Insurance.....................................................................    31
   SECTION 3.23.  Personal Property Assets......................................................    32

   SECTION 3.24.  Real Property.................................................................    32
   SECTION 3.25.  No State Assets...............................................................    32
   SECTION 3.26.  Brokers.......................................................................    32
   SECTION 3.27.  No Other Representations and Warranties.......................................    33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS...........................    33
   SECTION 4.1.   Authorization, Enforceability.................................................    33
   SECTION 4.2.   Ownership and Transfer of Offered Shares......................................    33
   SECTION 4.3.   No Approvals or Conflicts.....................................................    34
   SECTION 4.4.   No Competition................................................................    34
   SECTION 4.5.   Brokerage.....................................................................    34
   SECTION 4.6.   Investment....................................................................    35
   SECTION 4.7.   No Public Market..............................................................    35
   SECTION 4.8.   Accredited Investor; Foreign Investor.........................................    35
   SECTION 4.9.   No Other Representations and Warranties.......................................    35

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER...............................................    35
   SECTION 5.1.   Organization..................................................................    35
   SECTION 5.2.   Authorization, Enforceability.................................................    36
   SECTION 5.3.   No Approvals or Conflicts.....................................................    36
   SECTION 5.4.   Litigation....................................................................    36
   SECTION 5.5.   Outstanding Share Capital.....................................................    36
   SECTION 5.6.   Validity of Share Consideration...............................................    37
   SECTION 5.7.   SEC Filings...................................................................    37
   SECTION 5.8.   Absence of Certain Changes....................................................    37
   SECTION 5.9.   Amendment to Shareholders Agreement...........................................    38
   SECTION 5.10.  No Other Representations or Warranties........................................    38

ARTICLE VI COVENANTS AND AGREEMENTS.............................................................    38
   SECTION 6.1.   Conduct of Business Prior to the Closing......................................    38
   SECTION 6.2.   Filings and Consents..........................................................    40
   SECTION 6.3.   Tax Matters; Cooperation; Preparation of Returns; Tax Elections...............    40
   SECTION 6.4.   Employees; Benefit Plans......................................................    41
   SECTION 6.5.   Related Party Accounts........................................................    41
   SECTION 6.6.   Non-Violation.................................................................    41
   SECTION 6.7.   Confidentiality...............................................................    42
   SECTION 6.8.   Buyer's Board of Directors....................................................    42
   SECTION 6.9.   Employment Agreements.........................................................    43
   SECTION 6.10.  Exclusivity Period............................................................    44
   SECTION 6.11.  Buyer's Deposit...............................................................    44
   SECTION 6.12.  Financial Statements; Comfort Letter..........................................    44
   SECTION 6.13.  No Transfer by Selling Shareholders...........................................    45
   SECTION 6.14.  Cancellation of Company Options...............................................    45
   SECTION 6.15.  Change of Owners; SII Transfer................................................    45
   SECTION 6.16.  Dian Yang Undertaking.........................................................    45

   SECTION 6.17.  Non-Disclosed Contracts.......................................................    45
   SECTION 6.18.  Mitigation of Losses..........................................................    46
   SECTION 6.19.  Further Actions...............................................................    46
   SECTION 6.20.  Delivery of Allocation Schedule...............................................    46
   SECTION 6.21.  Termination of Certain Contracts..............................................    46

ARTICLE VII CONDITIONS TO THE SELLER PARTIES' AND THE OTHER SELLING SHAREHOLDERS' OBLIGATIONS...    47
   SECTION 7.1.   Representations and Warranties................................................    47
   SECTION 7.2.   Performance...................................................................    47
   SECTION 7.3.   Qualifications................................................................    47
   SECTION 7.4.   No Material Adverse Change....................................................    47
   SECTION 7.5.   Officer's Certificates........................................................    47
   SECTION 7.6.   Shareholders Agreement Amendment..............................................    47
   SECTION 7.7.   Injunctions...................................................................    47
   SECTION 7.8.   Adverse Market Change.........................................................    47
   SECTION 7.9.   FM Ordinary Shares............................................................    48
   SECTION 7.10.  Opinions of Counsel...........................................................    48

ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS..................................................    48
   SECTION 8.1.   Representations and Warranties................................................    48
   SECTION 8.2.   Performance...................................................................    48
   SECTION 8.3.   No Indebtedness...............................................................    49
   SECTION 8.4.   Officer's Certificate.........................................................    49
   SECTION 8.5.   Outstanding Obligations.......................................................    49
   SECTION 8.6.   Employment Agreements.........................................................    49
   SECTION 8.7.   Lock-up Agreements............................................................    49
   SECTION 8.8.   Non-Compete Agreements........................................................    49
   SECTION 8.9.   Corporate Matters.............................................................    49
   SECTION 8.10.  Opinions of Counsel...........................................................    49
   SECTION 8.11.  SAFE Registrations............................................................    50
   SECTION 8.12.  Acquisitions..................................................................    50
   SECTION 8.13.  SII Valuation Report..........................................................    50
   SECTION 8.14.  Proxy Arrangements............................................................    50
   SECTION 8.15.  Injunctions...................................................................    50
   SECTION 8.16.  Minimum Condition.............................................................    50

ARTICLE IX TERMINATION..........................................................................    50
   SECTION 9.1.   Termination...................................................................    50
   SECTION 9.2.   Procedure and Effect of Termination...........................................    51

ARTICLE X INDEMNIFICATION.......................................................................    51
   SECTION 10.1.  Indemnification by the Affiliate Shareholders.................................    51
   SECTION 10.2.  Indemnification by the Carlyle Funds..........................................    53

   SECTION 10.3.  Indemnification by the Selling Shareholders Other Than the Carlyle Funds......    54
   SECTION 10.4.  Indemnification by Buyer......................................................    55
   SECTION 10.5.  Indemnification as Exclusive Remedy; Mitigation...............................    56
   SECTION 10.6.  Limitation on Indemnification.................................................    56
   SECTION 10.7.  Indemnification Calculations..................................................    56
   SECTION 10.8.  No Duplication................................................................    56
   SECTION 10.9.  Notice and Opportunity to Defend..............................................    56
   SECTION 10.10. Contribution..................................................................    57
   SECTION 10.11. Payment in Kind...............................................................    57

ARTICLE XI MISCELLANEOUS........................................................................    57
   SECTION 11.1.  Fees and Expenses.............................................................    57
   SECTION 11.2.  Governing Law.................................................................    58
   SECTION 11.3.  Amendment.....................................................................    58
   SECTION 11.4.  No Assignment.................................................................    58
   SECTION 11.5.  Waiver........................................................................    58
   SECTION 11.6.  Notices.......................................................................    59
   SECTION 11.7.  Complete Agreement............................................................    61
   SECTION 11.8.  Counterparts..................................................................    61
   SECTION 11.9.  Publicity.....................................................................    61
   SECTION 11.10. Headings......................................................................    61
   SECTION 11.11. Severability..................................................................    61
   SECTION 11.12. Third Parties.................................................................    61
   SECTION 11.13. Dispute Resolution............................................................    61

                                         Schedules
                                         ---------
Schedule 1.1A   List of Affiliate Shareholders
Schedule 1.1B   List of Other Selling Shareholders
Schedule 1.2    Ancillary Documents
Schedule 1.3A   List of Relevant Persons for Purposes of Knowledge of
                Buyer
Schedule 1.3B   List of Relevant Persons for Purposes of Knowledge of
                Seller Parties

Disclosure Schedule
-------------------
Section 3.1           Company Contracts
Section 3.2           Share Capital of the Company
Section 3.3           Group Companies
Section 3.5(a)        Financial Information
Section 3.5(b)        Changes Since Balance Sheet Date
Section 3.5(d)        Other Liabilities
Section 3.5(e)        Outstanding Obligations
Section 3.10          Changes
Section 3.11(a)       Payment of Taxes
Section 3.12(c)       Employee Severance Plans
Section 3.14          Share Option Plan Information
Section 3.15          Intellectual Property
Section 3.16          Material Contracts
Section 3.17          Related Party Transactions
Section 3.18          Structure Agreements
Section 3.22          Insurance Policies
Section 3.24(a)       Leased Properties
Section 3.24(b)       Number of Display Placement Agreements
Section 3.26          Brokers
Schedule 7.3          Buyer Consents, Waivers and Approvals
Schedule 8.2          Consents, Waivers and Approvals

                                       Exhibits
                                       --------
Exhibit A     Form of Lock-up Agreement
Exhibit B     Form of Shareholders Agreement Amendment
Exhibit C-1   Form of Carlyle Non-Compete Agreement
Exhibit C-2   Form of Seller Non-Compete Agreement
Exhibit D     Form of Cayman Islands Opinion of Buyer
Exhibit E-1   Form of Cayman Islands Opinion of the Company
Exhibit E-2   Form of PRC Opinion of the Company and the Group Companies

                            SHARE PURCHASE AGREEMENT

          This SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of January 7, 2006, among TARGET MEDIA HOLDINGS LIMITED, a company with limited liability organized under the laws of the Cayman Islands ("Target Media" or the "Company"), the several shareholders of the Company set forth on Schedule 1.1A (the "Affiliate Shareholders", and together with the Company, the "Seller Parties"), the other selling shareholders of the Company set forth on Schedule 1.1B (the "Other Selling Shareholders", and together with the Affiliate Shareholders, the "Selling Shareholders") and FOCUS MEDIA HOLDING LIMITED, a company with limited liability organized under the laws of the Cayman Islands ("Focus Media" or "Buyer").

          WHEREAS, as of the date hereof, the Selling Shareholders collectively own all of the outstanding Shares (as defined below) of the Company (excluding stock options of the Company issued to its employees pursuant to the Option Plans (as defined below) which shall be cancelled on or prior to the Closing);

          WHEREAS, the Selling Shareholders have duly approved the sale of the Offered Shares (as defined below) to Buyer;

          WHEREAS, the Selling Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Selling Shareholders, the Shares, on a fully converted and diluted basis, upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acquired Entities" means the entities and any variable interest entity controlled by and consolidated with such entities that the Group Companies acquired or are in the process of acquiring in connection with the Acquisitions.

          "Acquisitions" means the several acquisitions that the Company has completed or is in the process of completing and each of which is disclosed in the Target Registration Statement.

          "ADSs" means the American depositary shares of Buyer, each representing ten (10) FM Ordinary Shares, quoted for trading on the NASDAQ.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Aggregate Received Consideration" means, with respect to each Carlyle Fund, the sum of (i) any Cash Consideration actually received by such Carlyle Fund and (ii) the product of (A) the number of FM Ordinary Shares actually received by such Carlyle Fund and (B) the lesser of (x) US$3 and (y) the per share value of an FM Ordinary Share at the time at which such Carlyle Fund shall pay any indemnification pursuant to Section 10.2.

          "Agreement" means this Share Purchase Agreement among the parties hereto, as amended, modified or supplemented from time to time.

          "Allocation Schedule" means a schedule setting forth the allocation of the Cash Consideration and the Share Consideration to be signed and delivered by all of the Selling Shareholders no later than five (5) Business Days prior to the Closing Date.

          "Ancillary Documents" means those agreements, documents and instruments as set forth in Schedule 1.2.

          "Auditors" means KPMG, the independent auditors to the Company.

          "Business" means (i) the sale or placement of advertising, as currently operated, on (A) flat-panel television displays deployed in elevators, elevator lobbies, any retail stores including convenience stores, super-markets or hyper-markets and (B) light emitting diode displays deployed in out-of-home markets and (ii) any other business as currently conducted by the Group Companies.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Beijing, PRC; Hong Kong Special Administrative Region; or The City of New York.

          "Buyer Material Adverse Effect" or "Buyer Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, financial condition, operating results or operations of Buyer, taken as a whole; provided that none of the following, either alone or in combination, shall be considered in determining whether there has been a breach of a representation, warranty, covenant or agreement that is qualified by the term "Buyer Material Adverse Effect" or, as the case may be, whether a "Buyer Material Adverse Change" has occurred: (a) events, circumstances, changes or effects that do not have a materially disproportionate effect (relative to other industry participants) on Buyer, taken as a whole, and generally affect the industry in which Buyer operates; (b) general economic or political conditions or events, circumstances, changes or effects (i) that do not have a materially disproportionate effect (relative to other industry participants) on Buyer, taken as a whole, or (ii) affecting the securities markets generally; and (c) any change or effect that results from any action taken pursuant to or in accordance with this Agreement and the Ancillary Documents or at request of any of the Seller Parties.

          "Carlyle Funds" means, collectively, Carlyle Asia Venture Partners II, L.P. and CAVP II Co-Investment, L.P.

          "Closing Date Balance Sheet" means the Company's balance sheet dated the Closing Date prepared in accordance with U.S. GAAP.

          "Closing Statement of Net Working Capital" means the statement of net working capital setting forth the calculation of the Net Working Capital Amount of the Company to be (i) prepared by the Seller Parties pursuant to Section 2.5(a) based on the Closing Date Balance Sheet and (ii) dated as of the Closing Date, taking into account all current assets and liabilities that are attributable to the transactions engaged in by the Company prior to the Closing Date.

          "Company Common Shares" means the common shares, US$0.0001 par value per share, of the Company.

          "Company Preferred Shares" means the Series A and Series B redeemable convertible preferred shares of the Company.

          "Competing Business" means any business or activity which is involved in the sale or placement of advertising on (i) flat-panel television displays deployed in elevators, elevator lobbies, any retail stores including convenience stores, super markets or hyper markets, (ii) frames deployed in elevators, elevator lobbies, super markets or hyper markets, (iii) mobile phones and other streaming media devices or (iv) light emitting diode displays deployed in out-of-home markets.

          "Confidentiality Agreements" means the Confidentiality Agreements each entered into by the Company and Buyer in favor of the other party, dated December 12, 2005 and December 28, 2005, respectively.

          "Consideration" means either (a) the Cash Consideration or (b) the Share Consideration.

          "Contract" means any contract, agreement, arrangement or understanding, whether written or oral.

          "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Deposit" means US$10,000,000 deposited by Buyer on the first Business Day following the date of the execution of this Agreement in an account specified by the Company. For the avoidance of doubt, any references to current assets of the Company in this Agreement and the Ancillary Documents shall exclude the amount of the Deposit.

          "Dian Yang" means Shanghai Dian Yang Digital Media Technology Co., Ltd., a PRC company controlled by David Feng Yu.

          "Dian Yang Management Agreement" means the Asset and Business Transfer Agreement, dated December 19, 2003, between Dian Yang and Shanghai Target Media, as amended, supplemented or modified from time to time.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to Buyer in connection with this Agreement. Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of the Disclosure Schedule as though fully set forth in such other section for which the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.

          "Employment Agreements" means, collectively, the Key Company Employee Employment Agreements and the General Employment Agreements.

          "Encumbrance" means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

          "Environmental Claim" means any written notice, claim or demand or any action, suit, complaint, or proceeding by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, fines or penalties) under any Environmental Laws.

          "Environmental Laws" means all Laws in effect in the PRC at the date of this Agreement relating to protection of the environment.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exclusivity Period" means the period from the date hereof to the Closing Date or the date of the termination of this Agreement pursuant to
Article IX, whichever is the earlier.

          "Financing Lease" means (i) any lease of property, real or personal, the obligations under which are capitalized on the balance sheet of the Company and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with U.S. GAAP, be capitalized on a balance sheet of the Company.

          "FM Ordinary Shares" means the ordinary shares, US$0.00005 par value per share, of Buyer.

          "Follow-On Offering" means an underwritten follow-on offering of ADSs to be offered and sold by Buyer and/or certain of its shareholders.

          "Government Official" means any official, director, politician, employee or other similar Persons with a position at a Governmental Authority.

          "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, municipal, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

          "Governmental Authorization" means any consent or approval of or from any United States of America, PRC or Cayman Islands Governmental Authority.

          "Governmental Order" means any order, writ, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Group Companies" means the Company, the Subsidiaries, any variable interest entity controlled by and consolidated with the Company and any Person that is not a natural person and that is controlled by a Group Company, a list of which companies is set forth in Section 3.3 of the Disclosure Schedule.

          "Hazardous Materials" means all materials defined as "hazardous substances" or "hazardous wastes," toxic, pollutant, contaminant or words of similar meaning or effect, or any other term of similar import under any Environmental Law.

          "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor, (ii) indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (iii) obligations of such Person under Financing Leases, (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (v) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person.

          "Installment" means each of the First Installment, the Second Installment and the Final Installment.

          "Intellectual Property" means all rights under patent, copyright, trademark or trade secret Law or any other statutory provision or common law doctrine, including design rights.

          "Key Company Employees" means Mr. David Feng Yu and the other key employees of the Company mutually agreed to by the Company and Buyer prior to the Closing.

          "Knowledge of the Carlyle Funds" means the actual knowledge of Messrs. Wayne Tsou or Sean He, the representatives of the Carlyle Funds on the board of directors of the Company.

          "Knowledge of Buyer" means the actual knowledge after due inquiry of the individuals set forth on Schedule 1.3A hereto.

          "Knowledge of Seller Parties" means the actual knowledge after due inquiry of the individuals set forth on Schedule 1.3B hereto.

          "Law" means any statute, code, law, ordinance, regulation or rule or other legally binding requirement of any Governmental Authority.

          "Lock-up Agreements" means, collectively, the Lock-up Agreements in the form and substance set forth in Exhibit A hereto, to be executed by the Selling Shareholders, setting forth the terms and conditions concerning the restriction of any sale, transfer or Encumbrance of FM Ordinary Shares issued to the Selling Shareholders as the Share Consideration.

          "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, financial condition, property, operating results or operations of the Group Companies, taken as a whole; provided that none of the following, either alone or in combination, shall be considered in determining whether there has been a breach of a representation, warranty, covenant or agreement that is qualified by the term "Material Adverse Effect" or, as the case may be, whether a "Material Adverse Change" has occurred: (a) events, circumstances, changes or effects that do not have a materially disproportionate effect (relative to other industry participants) on the Group Companies, taken as a whole, and generally affect the industry in which the Group Companies operate; (b) general economic or political conditions or events, circumstances, changes or effects (i) that do not have a materially disproportionate effect (relative to other industry participants) on the Group Companies, taken as a whole, or (ii) affecting the securities markets generally; (c) any changes arising from (i) losses of employees or (ii) any delays or cancellations of orders for the Group Companies' advertising services in each case that result primarily from or are caused primarily by the announcement of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby; provided that any of the events under clauses (i) or (ii) above shall not result from the initiation, assistance or facilitation of the Company or any of the Selling Shareholders; and (d) any change or effect that results from any action taken pursuant to or in accordance with this Agreement and the Ancillary Documents or at request of Buyer.

          "Material Group Companies" means Group Companies, other than the Recently Acquired Group Companies.

          "NASDAQ" means the Nasdaq National Market Inc.

          "Net Working Capital Amount" means, after taking into effect of the Cash Distribution, if any, based on the Closing Statement of Net Working Capital, the amount of the current assets of the Company as of the Closing Date, minus the current liabilities of the Company as of the Closing Date (which shall include (i) all accrued Taxes payable in respect of periods ending prior to the Closing, (ii) all Indebtedness of any Group Company as of the Closing Date and
(iii) all amounts payable to SII pursuant to the SII Loan Agreement, and shall exclude US$2,000,000 for expenses reimbursable by Buyer pursuant to Section 11.1(a) but not yet paid by Buyer pursuant thereto), minus the amount of any incremental bad debt provision and inventory write-offs as such provision and write-offs relate to the accounts receivable and inventory balances, respectively, as of the Closing Date, which may arise between the Closing Date and the date of the Final Installment and as are mutually agreed by Buyer and the Selling Shareholders, as applicable; provided that the amount of the second reduction above, if any, shall not exceed 20% of the total amount of any such accounts receivable outstanding as of the Closing Date.

          "Non-Disclosed Contract" means any customer Contract, supply Contract, display placement contract or other Contracts the terms of which have not been provided to Buyer prior to the date hereof.

          "Offered Shares" means the total number of Shares offered to be sold by the Selling Shareholders pursuant to the provisions of this Agreement.

          "Option Plans" means the employee stock option plans and other employee incentive plans maintained by the Company as of the date hereof.

          "Outstanding Indebtedness" means the amount of the Indebtedness of the Company outstanding as of the Closing Date.

          "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet payable or being contested in good faith, (ii) Encumbrances in respect of property or assets imposed by Law that were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar liens, (iii) pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (iv) survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property and (v) such other encumbrances as would not, individually or in the aggregate, materially and adversely affect the value of or the use of the encumbered property for its current and anticipated purposes.

          "Person" means any individual, partnership, firm, company, corporation, association, trust, unincorporated organization, joint venture or other entity.

          "PRC" means the People's Republic of China, but solely for the purposes of this Agreement excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

          "Purchase Price" means US$325,000,000.

          "Recently Acquired Group Company" means any of the companies identified as such on Section 3.3 of the Disclosure Schedule.

          "Related Party" means, in respect of any Person, any other Person specified in Item 7.B of Form 20-F under the Securities Act.

          "Relevant Category" means, with respect to any Non-Disclosed Contract:
(i) customer contracts, (ii) supply agreements, (iii) building leasing contracts/display placement contracts, (iv) agreements in connection with any Acquisition or any other acquisition and (v) any other category of Contracts to which one or more material Non-Disclosed Contracts more appropriately belongs.

          "RMB" means Renminbi, the legal currency of the PRC.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Sellers' Fraction" means a fraction, the numerator of which is the total number of Offered Shares on a fully converted and diluted basis as of the Closing Date, and the denominator of which is the total number of outstanding Shares (excluding stock options of the Company issued to its employees pursuant to the Option Plans) on a fully converted and diluted basis as of the Closing Date.

          "Shanghai Target Media" means Shanghai Target Media Co., Ltd., a company organized under the Laws of the PRC.

          "Shareholder Adjustment Amount" means, with respect to any Selling Shareholder, the absolute value of an amount equal to the product of (i) the Net Working Capital Amount as determined in accordance with Section 2.5 and (ii) a fraction, (x) the numerator of which shall be the Value of the Consideration received by such Selling Shareholder and (y) the denominator of which shall be US$325,000,000.

          "Shareholders Agreement" means the Amended and Restated Shareholders Agreement of Buyer dated December 2, 2004.

          "Shareholders Agreement Amendment" means the Second Amended and Restated Shareholders Agreement to be entered into on or before the Closing Date by Buyer, certain shareholders of Buyer and the Selling Shareholders, in substantially the form and substance attached hereto as Exhibit B, which agreement may be amended, modified or supplemented from time to time.

          "Shares" means all of the equity interests of the Company, including Company Common Shares, Company Preferred Shares, options, warrants and other equity interests.

          "Share Value Amount" means the product of (i) US$231,000,000 and (ii) 100%, or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, the Sellers' Fraction.

          "SII" means Shanghai Information Investment Inc.

          "SII International" means SII International Holding Limited, a Selling Shareholder.

          "SII Loan Agreement" means the loan agreement, dated December 13, 2005, between Shanghai Target Media and SII, pursuant to which a short-term loan of RMB30,000,000 was made by SII to Shanghai Target Media.

          "SII Transfer" means (i) the transfer by SII of all of its equity interest in Shanghai Target Media to Buyer or any Person designated by Buyer or
(ii) the transfer by SII of all of its equity interest in the Shanghai Target Media to the other current equity holders of Shanghai Target Media, and such other equity holders transfer such equity interest in Shanghai Target Media to Buyer or any Person designated by Buyer.

          "SII Transfer Fees" means the higher of US$5,000,000 and 150% of the value of the equity interest of SII in Shanghai Target Media set forth in the SII Valuation Report.

          "SII Valuation Report" means a valuation report, issued by an accredited PRC valuation firm pursuant to the requirements of the Laws of the PRC and duly submitted to the State-owned Assets Supervision Administration Commission of the Shanghai Municipal Government, with respect to the value of the equity interest of SII in Shanghai Target Media.

          "Structure Agreements" means, collectively, the Contracts and instruments, a list of which is attached hereto as Section 3.18 of the Disclosure Schedule, which were entered into by each of the Company, Target Media Multi-Media Technology (Shanghai) Co., Ltd., Shanghai Target Media Co., Ltd., Shanghai Dian Yang Digital Media Technology Co., Ltd., Shanghai Information Investment Inc., Shanghai Zhuoyue Manager Information Co., Ltd., Yongqing Lu and David Feng Yu to enable the Company to effectively control and consolidate the financial results of Shanghai Target Media (and its subsidiaries) with its financial statements.

          "Subsidiaries" means any and all corporations, partnerships, companies and other entities with respect to which the Company, directly or indirectly, owns more than 50% of the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity.

          "subsidiaries" means, with respect to any Person, any other Person with respect to which the first Person, directly or indirectly, owns 50% or more of the securities of the second Person having the power to elect members of the board of directors or similar body governing the affairs of such entity.

          "Target Multi-Media" means Target Media Multi-Media Technology (Shanghai) Co., Ltd., a company organized under the Laws of the PRC.

          "Target Registration Statement" means the registration statement on Form F-1 of the Company, dated November 15, 2005, as confidentially submitted to the U.S. Securities and Exchange Commission.

          "Tax" or "Taxes" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value-added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

          "Tax Return" means any return, report or statement required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, amendment thereof, claim for refund or declaration of estimated Tax.

          "Taxing Authority" means, with respect to any Tax, the government entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          "Term Sheet" means the Term Sheet, dated December 18, 2005, among the Company, Buyer and the several Selling Shareholders thereto relating to the transactions contemplated under this Agreement and the Ancillary Documents.

          "TMIL" means Target Media International Limited.

          "Tulip Entities" means, collectively, Tulip Media (International) Limited, a company organized and existing under the laws of Hong Kong Special Administrative Region, Shanghai Tulip Advertising Co., Ltd., a PRC limited liability company, Mega Media Advertising Co., Ltd., a PRC limited liability company, and their respective subsidiaries or Affiliates.

          "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

          "Value" in respect of a Consideration, means the cash value in the case of the Cash Consideration, and the Share Value Amount in the case of the Share Consideration.

          SECTION 1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                   Term                       Section
                   ----                      --------
2005 Financial Statements                    6.12(a)
Acquisition Proposal                         6.10
Affiliate Shareholders                       Preamble
Audited Financial Statements                 3.5(a)
Balance Sheet                                3.5(a)
Balance Sheet Date                           3.5(a)
Buyer                                        Preamble
Buyer Options                                2.1(d)
Buyer Indemnified Persons                    10.1(a)
Buyer SEC Documents                          5.7
Carlyle Non-Compete Agreement                8.8
Cash Consideration                           2.1(a)
Cash Distribution                            2.4
Closing                                      2.2
Closing Date                                 2.2
Company                                      Preamble
Company Share Documents                      2.3(b)
Contributing Shareholder                     10.10
Confidential Information                     6.7
Deposit Account                              6.11
Display Unit                                 3.19
Financial Statements                         3.5(a)
First Installment                            2.1(a)
Final Installment                            2.1(a)
Focus Media                                  Preamble
General Employment Agreements                6.9(b)
HKIAC                                        11.13(b)
Identified Contracts                         6.21
Indemnifying Affiliate Shareholder           10.1(a)

                   Term                       Section
                   ----                      --------
Indemnifying Carlyle Fund                    10.2(a)
Indemnifying Party                           10.9
Indemnifying Selling Shareholder             10.3(a)
Indemnity Claim                              10.6(a)
Independent Accounting Firm                  2.5(b)
Key Company Employee Employment Agreements   6.9(a)
Losses                                       10.1(a)
Management Accounts                          6.12(a)
Material Contract                            3.16(a)
Other Selling Shareholders                   Preamble
Other Company Employees                      6.9(b)
Pre-Closing Taxes                            10.1(a)
Proxy                                        8.14
Related Party Accounts                       6.5
SAFE                                         6.2
SAFE Registrations                           6.2
Schedule of Outstanding Obligations          3.5(e)
SEC                                          5.7
Second Installment                           2.1(a)
Seller Indemnified Persons                   10.4(a)
Seller Non-Compete Agreement                 8.8
Seller Parties                               Preamble
Sellers' Representative                      2.6
Selling Shareholders                         Preamble
Share Consideration                          2.1(b)
Target Media                                 Preamble
Tulip Acquisition Proposal                   6.10(b)
Tulip Exclusivity                            6.10(b)
Unaudited Financial Statements               3.5(a)
US$                                          2.1(a)

          SECTION 1.3. Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                       PURCHASE AND SALE OF OFFERED SHARES

          SECTION 2.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, each Selling Shareholder shall sell to Buyer the Offered Shares owned by it, free and clear of all Encumbrances at the Closing Date, and Buyer shall purchase from the Selling Shareholders the Offered Shares at the Closing Date, on a fully converted and diluted basis, for total consideration consisting of the Cash Consideration and the Share Consideration, as set forth below.

          (a) Cash Consideration. Buyer shall pay the Selling Shareholders an amount in cash equal to U.S. dollars ("US$") of US$94,000,000 (or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, with all Company Preferred Shares counted on an as converted basis, US$94,000,000 multiplied by the Sellers' Fraction) (the "Cash Consideration"), based on the allocation thereof set forth in the Allocation Schedule in three installments as follows:

          (i) US$45,000,000 (or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, with all Company Preferred Shares are counted on an as-converted basis, US$45,000,000 multiplied by the Sellers' Fraction), minus the amount of any Outstanding Indebtedness, minus the amount of the Deposit, shall be payable on the Closing Date (the "First Installment"); provided that if the SII Transfer has not been completed on or prior to the Closing Date, the amount of the SII Transfer Fees that exceeds SII International's cash allocation for the Second Installment and the Final Installment shall be withheld without interest from the portion of the First Installment to be allocated to SII International as set forth on the Allocation Schedule until SII International has provided evidence of the completion of the SII Transfer;

          (ii) US$25,000,000 (or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, with all Company Preferred Shares counted on an as-converted basis, US$25,000,000 multiplied by the Sellers' Fraction), minus any deficiency amount arising out of the calculation provided in paragraph (i) above, shall be payable on April 28, 2006 (the "Second Installment"); provided that if the SII Transfer has not been completed on or prior to April 28, 2006, the amount of the SII Transfer Fees that exceed SII International's cash allocation for the Final Installment (less any amount withheld from the First Installment) shall be withheld without interest from the portion of the Second Installment to be allocated to SII International as set forth on the Allocation Schedule until SII International has provided evidence of the completion of the SII Transfer; and

          (iii) US$24,000,000 (or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, with all Company Preferred Shares counted on an as-converted basis, US$24,000,000 multiplied by the Sellers' Fraction), minus any deficiency amount arising out of the calculation provided in paragraph (ii) above, plus the Net Working Capital Amount determined in accordance with Section 2.5 if such amount is more than US$0.00, or minus the absolute value of the Net Working Capital Amount determined in accordance with Section 2.5 if the Net Working Capital Amount is less than US$0.00, shall be payable on July 31, 2006 (the "Final Installment"); provided that if the SII Transfer has not been completed on or prior to July 31, 2006, the amount of the SII Transfer Fees not withheld from SII International's cash allocation for the First Installment and the Second Installment shall be withheld without interest from the portion of the Final Installment to be allocated to SII International as set forth in the Allocation Schedule until SII International has provided evidence of the completion of the SII Transfer.

          (b) Share Consideration. Buyer shall issue the number of FM Ordinary Shares equal to the product of (i) 77,000,000 and (ii) 100%, or if the Offered Shares represent less than 100% of the outstanding Shares as of the Closing Date, the Sellers' Fraction (the "Share Consideration") at the Closing Date to the Selling Shareholders, based on the allocation thereof set forth on the Allocation Schedule.

          (c) Allocation of Net Working Capital Amount. If the Net Working Capital Amount determined in accordance with Section 2.5 exceeds US$0.00, such excess shall be allocated among the Selling Shareholders and holders of stock options on a pro rata basis based on the total Value of the Cash Consideration and the Share Consideration received by each such Selling Shareholder in accordance with the Allocation Schedule. If the Net Working Capital Amount determined in accordance with Section 2.5 is less than US$0.00, (i) the amount of Cash Consideration allocated to each Selling Shareholder (other than TMIL) and stock option holder to receive Cash Consideration on the date of the Final Installment shall be reduced by such Selling Shareholder's or stock option holder's Shareholder Adjustment Amount; (ii) each Selling Shareholder (other than the Carlyle Funds) that is not allocated cash in connection with the Final Installment shall pay to TMIL an amount in cash equal to such Selling Shareholder's Shareholder Adjustment Amount; (iii) each Carlyle Fund shall transfer to TMIL a number of FM Ordinary Shares equal to the quotient of (A) such Carlyle Fund's Shareholder Adjustment Amount and (B) the market value of one FM Ordinary Share on the date on which the Final Installment is paid; and
(iv) the amount of Cash Consideration allocated to TMIL in connection with the Final Installment shall be reduced by an amount equal to the sum of the respective Shareholder Adjustment Amounts for (X) TMIL, (Y) each Carlyle Fund, and (Z) each Selling Shareholder that is not allocated cash in connection with the Final Installment.

          (d) Buyer Options. Buyer agrees to grant options to purchase an aggregate of 3,000,000 FM Ordinary Shares (the "Buyer Options") subject to applicable law (i) on the Closing Date to the employees of the Company who have entered into either the Key Company Employee Employment Agreements or the General Employment Agreements, as the case may be, on or prior to the Closing Date and (ii) on the effective date of the respective Key Company Employee Employment Agreements or General Employment Agreements, as the case may be, to employees of the Group Companies who enter into either the Key Company Employee Employment Agreements or the General Employment Agreements subsequent to the Closing Date. The Company may determine, in its sole discretion, to allocate the number of the Buyer Options among such employees in clauses (i) and (ii) above. The Buyer Options will be exercisable at a price per FM Ordinary Share equal to one-tenth of the closing price per ADS as reported on the NASDAQ on the date the Buyer Options are granted.

          SECTION 2.2. The Closing. Unless this Agreement shall have been terminated pursuant to Article IX, subject to the terms and conditions set forth in this Agreement, including Articles VII and VIII, the closing of the purchase and sale of the Offered Shares (the "Closing") shall take place on the third Business Day after satisfaction or waiver of all of the conditions set forth in Articles VII and VIII hereof at the offices of Simpson Thacher & Bartlett LLP, 7/F, ICBC Tower, 3 Garden Road, Central, Hong Kong, which the parties shall use all reasonable best efforts to achieve as soon as possible on or before February 28, 2006 or on such other date and place as the parties may agree in writing. The date of the Closing is hereinafter referred to as the "Closing Date".

          SECTION 2.3. Closing Deliveries. At the Closing, the parties hereto shall deliver or shall cause to be delivered such items as are required to be delivered by them in accordance with the terms of this Agreement, including the following:

          (a) Buyer shall deliver or cause to be delivered to each Selling
Shareholder:

          (i) the First Installment of the Cash Consideration, in an amount determined in accordance with Section 2.1(a) in immediately available funds by wire transfer to an account designated prior to the Closing Date in writing by the Selling Shareholders for such purpose;

          (ii) the Share Consideration as determined in accordance with Section 2.1(b), including true copies of the register of members of Buyer evidencing the transfer to the Selling Shareholders and registration in the name of the Selling Shareholders in respect of the Share Consideration; and

          (iii) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by Buyer pursuant to this Agreement.

          (b) Each Selling Shareholder shall deliver or cause to be delivered to
Buyer:

          (i) updated share registries or share certificates (or local legal equivalent) evidencing the Offered Shares it owns, duly endorsed in blank, or accompanied by share transfer forms duly executed in blank and with any required stock transfer tax stamps affixed (the cost of which stamps, if any, shall be borne by the Selling Shareholders) and all necessary documents, duly executed where so required (collectively, the "Company Share Documents"), to enable title in such Offered Shares to pass fully and effectively into the name of Buyer;

          (ii) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by such Selling Shareholder pursuant to this Agreement; and

          (c) The Company shall deliver or cause to be delivered to Buyer:

          (i) in respect of each Group Company, the certificates of incorporation, common seal (if it exists), share register and share certificate book (with any unissued share certificates) and all minute books and other statutory books or such equivalent items in the relevant jurisdiction as are kept by the relevant Group Company or are required by the Law of the jurisdiction where such Group Company is incorporated to be kept by such Group Company; and

          (ii) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Company pursuant to this Agreement.

          SECTION 2.4. Cash Distribution. Notwithstanding anything contained herein to the contrary, the Company may distribute cash to its shareholders on the Closing Date in the amount not to exceed the amount of the current assets less the current liabilities of the Company as of the Closing Date (the "Cash Distribution"); provided that such Cash Distribution shall not be made by the Company unless and until (a) the payment obligations for all purchase prices in relation to the Acquisitions and (b) the repayment obligations under the SII Loan Agreement, have been made or reserved in full.

          SECTION 2.5. Post-Closing Adjustment of Final Installment.

          (a) Closing Statement of Net Working Capital. As promptly as practicable, but in any event within fifteen (15) Business Days following the Closing Date, the Seller Parties shall deliver to Buyer the Closing Statement of Net Working Capital. The amount of current assets, the amount of current liabilities and the calculation of the Net Working Capital Amount in the Closing Statement Net Working Capital shall be prepared based on the Closing Date Balance Sheet on a basis consistent with past practices.

          (b) Disputes.

          (i) Subject to clause (ii) of this Section 2.5(b), the Closing Statement of Net Working Capital delivered by the Seller Parties to Buyer shall be final, binding and conclusive on the parties hereto.

          (ii) Buyer may dispute (A) any amounts reflected in the Closing Statement of Net Working Capital or (B) on any basis that the amounts reflected in the Closing Statement of Net Working Capital were not prepared based on the Closing Date Balance Sheet on a basis consistent with past practices or were arrived at based on mathematical or clerical error; provided, however, that Buyer shall have notified the Seller Parties in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within fifteen (15) Business Days of the Seller Parties' delivery of the Closing Statement of Net Working Capital to Buyer. In the event of such a dispute, the Seller Parties and Buyer shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller Parties and Buyer are unable to reach a resolution with such effect within fifteen (15) Business Days after the receipt by the Seller Parties of Buyer's written notice of dispute, the Seller Parties and Buyer shall submit the items remaining in dispute for resolution to (A) the Auditors,
     (B) Deloitte Touche Tohmatsu, if the Auditors shall decline or are unable to act or (C) if Deloitte Touche Tohmatsu shall decline or is unable to act, another independent accounting firm mutually acceptable to the Seller Parties and Buyer (any of the accounting firms set forth in (A), (B) and (C) above being referred to herein as the "Independent Accounting Firm"), which shall, within fifteen (15) Business Days after such submission, determine and report in writing to the Seller Parties and Buyer upon such remaining disputed items, and such written report shall be final, binding and conclusive on the Seller Parties and Buyer. The fees and disbursements of the Independent Accounting Firm acting under this Section
     2.5 shall be shared equally by Buyer and the Seller Parties.

          (iii) To facilitate the Seller Parties' preparation of the Closing Net Working Capital Statement, Buyer shall use its reasonable efforts to make available to the Seller Parties at the Company's offices the books and records (with respect to the period up to and including the Closing Date), officers and employees of the Company.

          (iv) In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (c) Final Installment Adjustment. The Closing Statement of Net Working Capital shall be deemed final for the purposes of this Section 2.5 upon the earliest of (i) the failure of Buyer to notify the Seller Parties of a dispute within fifteen (15) Business Days of the Seller Parties' delivery of the Closing Statement of Net Working Capital to Buyer, (ii) the resolution of all disputes, pursuant to Section 2.5(b)(ii), by the Seller Parties and Buyer and (iii) the resolution of all disputes, pursuant to Section 2.5(b)(ii), by the Independent Accounting Firm. Within three (3) Business Days of the Closing Statement of Net Working Capital being deemed final, an adjustment shall be made such that the Net Working Capital Amount is reflected in the Final Installment in accordance with Section 2.1(a).

          SECTION 2.6. Sellers' Representative. Each Selling Shareholder (other than the Carlyle Funds) hereby appoints David Feng Yu (the "Sellers' Representative") as such Selling Shareholders' attorney-in-fact and representative, (i) to do any and all things and to execute any and all documents or other papers, in each such Selling Shareholder's name, place and stead, in any way in which each such Selling Shareholder could do if personally present, in connection with this Agreement and the applicable Ancillary Documents and the transactions contemplated hereby and thereby, (ii) to amend, cancel or extend, or waive the terms of, this Agreement and any of the Ancillary Documents in a manner that would not disproportionately affect such Selling Shareholder as compared to the other Selling Shareholders, (iii) to act on behalf of such Selling Shareholder with respect to any claims (including the settlement thereof) made by Buyer or such Selling Shareholders for indemnification pursuant to Article X or any dispute arising under Section 2.5 in a manner that would not disproportionately affect such Selling Shareholder as compared to the other Selling Shareholders. The power of attorney granted hereby is coupled with an interest. In the event that the Sellers' Representative becomes unable or unwilling to continue in his or her capacity as the Sellers' Representative under this Agreement, the Selling Shareholders (other than the Carlyle Funds) shall promptly appoint a successor Sellers' Representative by written notice to Buyer, and the appointment of such successor Sellers' Representative shall become effective only upon Buyer's receipt of such written notice. Each Selling Shareholder (other than the Carlyle Funds) hereby agrees that any successor Sellers' Representative so selected by such Selling Shareholders shall be entitled to act as such under this Agreement on behalf of such Selling Shareholders. All references herein to the Sellers' Representative shall include any such successor Sellers' Representative. Except as otherwise expressly set forth herein, the Selling

Shareholders (other than the Carlyle Funds) hereby consent to the taking by the Sellers' Representative of any and all actions and the making of any decisions required or permitted to be taken by such Selling Shareholders under this Agreement. The Selling Shareholders (other than the Carlyle Funds) shall be bound by all actions taken by the Sellers' Representative in his or her capacity as the Sellers' Representative.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

          The Seller Parties, jointly and severally, represent and warrant to Buyer as follows:

          SECTION 3.1. Due Organization, Good Standing and Power.

          (a) The Company is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has the requisite power and authority to own, lease and operate its assets and to conduct the business now being conducted by it and, if applicable, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. The Company has all requisite power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder.

          (b) The Company is a holding company. The Company has no material liabilities or obligations and is not a party to any Contract, other than (i) this Agreement, the Ancillary Documents to which it is a party and such other Contracts as are described in Section 3.1 of the Disclosure Schedule, and (ii) any liabilities or obligations relating solely to the transactions contemplated by this Agreement, the Ancillary Documents to which the Company is a party or the Contracts described in Section 3.1 of the Disclosure Schedule.

          SECTION 3.2. Capitalization; Valid Issuance. The Shares set forth in
Section 3.2 of the Disclosure Schedule constitute the only issued and outstanding equity capital of the Company. All of the Shares were duly authorized for issuance without violation of any preemptive or similar rights and are validly issued and, except for the stock options, fully paid and nonassessable.

          SECTION 3.3. Group Companies.

          (a) Section 3.3 of the Disclosure Schedule sets forth for each of the Group Companies (i) its jurisdiction of incorporation, formation or organization, as applicable, and (ii) the number of authorized, issued and outstanding shares of each class of its capital stock or other authorized, issued and outstanding equity interests, as applicable, the names of the holders thereof, and the number of shares or percentage interests, as applicable, held by each such holder. Each of the Group Companies is duly incorporated or formed, as applicable, validly existing and, in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, has the requisite corporate or other applicable organizational power and authority to own, lease and operate its assets and to carry on its business now being conducted by it and, if applicable, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failure to have such power or authority or to be so qualified or licensed or in good standing, as the case may be, as would not, individually or in the aggregate, (i) adversely affect the ability of such Group Company to conduct the Business or (ii) otherwise be reasonably expected to have a Material Adverse Effect. All the issued and outstanding shares of capital stock or other equity interests of the Group Companies indicated as being owned by the Company in
Section 3.3 of the Disclosure Schedule are owned of record, free and clear of any Encumbrances, except as disclosed in Section 3.3 of the Disclosure Schedule. All of such issued and outstanding shares or other equity interests of the Group Companies have been validly issued, are fully paid and, if applicable, nonassessable and have not been issued in violation of any preemptive or similar rights, if any. There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Seller Party, Material Group Company or, to the Knowledge of the Seller Parties, Recently Acquired Group Company is a party requiring, and there are no securities of any Group Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer or repurchase or redemption or otherwise acquisition of any additional shares of capital stock, issued or unissued, or other equity securities of any Material Group Company and, to the Knowledge of the Seller Parties, any Recently Acquired Group Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of such Material Group Company or, to the Knowledge of the Seller Parties, such Recently Acquired Group Company or relating to dividends or voting rights. Except as contemplated by the Structure Agreements, none of the Group Companies is a party to any voting trust, other voting agreement or Contract with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any Material Group Company and, to the Knowledge of the Seller Parties, any Recently Acquired Group Company.

          (b) No shares of capital stock or other equity or ownership interests of any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the certificate of incorporation or bylaws or comparable organizational documents of any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company or any Contract to which any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company is a party or by which such Material Group Company or such Recently Acquired Group Company is bound.

          SECTION 3.4. Corporate Records. The Company has made available to Buyer true, correct and complete copies of the certificates of incorporation, by-laws or comparable organizational documents and business licenses of each Material Group Company or, to the Knowledge of the Seller Parties, each Recently Acquired Group Company. Such certificates of incorporation, by-laws, or comparable organizational documents and business licenses are in full force and effect. None of the Material Group Companies and, to the Knowledge of the Seller Parties, the Recently Acquired Group Companies is in violation of any of the provisions of its certificate of incorporation, bylaws or comparable organizational documents. The transfer books and minute books of each Material Group Company and, to the Knowledge of the Seller Parties, each Recently Acquired Group Company that have been made available for inspection by Buyer prior to the date hereof are true and complete in all material respects.

          SECTION 3.5. Financial Statements.

          (a) The Company has delivered to Buyer (i) complete copies of the Company's audited consolidated balance sheets as of December 31, 2003 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2004, together with the notes to such financial statements (the "Audited Financial Statements") and (ii) complete copies of the Company's reviewed consolidated balance sheets as of September 30, 2005, the related statements of operation for the nine months ended September 30, 2004 and 2005 and the related statements of stockholders' equity and cash flows for the nine months ended September 30, 2005, together with the notes to such financial statements (the "Unaudited Financial Statements"). Pursuant to
Section 6.12 hereof, the Company has agreed to deliver to Buyer prior to the Closing Date the 2005 Financial Statements (as defined below) and the Management Accounts. The Audited Financial Statements, the 2005 Financial Statements, the Unaudited Financial Statements, the Management Accounts and the Closing Statement of Net Working Capital are collectively referred to herein as the "Financial Statements". The Financial Statements, if available, (i) are true, correct and complete in all material respects and have been prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with U.S. GAAP on a consistent basis throughout the periods indicated therein, provided that the Management Accounts will be prepared on a basis consistent with the Company's past practices and the Closing Statement of Net Working Capital will be prepared based on the Closing Date Balance Sheet, and (iii) except in the case of the Closing Statement of Net Working Capital which fairly presents, in all material respects, the working capital condition of the Company for the periods to which it relates, fairly present, in all material respects, the financial condition and results of operations and, except in the case of the Management Accounts, cash flows of the business of the Company and its Subsidiaries, as of and for the periods to which they relate, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments (which are not, in the aggregate, material to the Group Companies, taken as a whole) and the absence of footnote disclosure. For the purposes hereof, the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2005, is referred to as the "Balance Sheet" and September 30, 2005, is referred to as the "Balance Sheet Date". The books of account and financial records of each Material Group Company and, to the Knowledge of the Seller Parties, each Recently Acquired Group Company are true and correct in all material respects. Except as set forth in Section 3.5(a) of the Disclosure Schedule, none of the Material Group Companies and, to the Knowledge of the Seller Parties, none of the Recently Acquired Group Companies has made any changes in its accounting methods or principles since the Balance Sheet Date.

          (b) Since the Balance Sheet Date, none of the Group Companies has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the Balance Sheet Date, there has not been any material change in the share capital, short-term debt or long-term debt of any of the Group Companies or any Material Adverse Change, except as set forth in Section 3.5(b) of the Disclosure Schedule.

          (c) The Company maintains a system of internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of such entity as necessary to permit preparation of financial statements in conformity U.S. GAAP, (iii) access to material assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) each of the Material Group Companies and, to the Knowledge of the Seller Parties, each Recently Acquired Group Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of financial statements in accordance with U.S. GAAP.

          (d) There are no liabilities of the Group Companies that would be required to be disclosed pursuant to U.S. GAAP on a balance sheet or the notes thereto, other than liabilities and obligations reflected or reserved against the Balance Sheet or disclosed in the notes thereto or arising in the ordinary course of the business of the Group Companies since the Balance Sheet Date that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in Section 3.5(d) of the Disclosure Schedule.

          (e) Section 3.5(e) of the Disclosure Schedule sets forth the Company's estimated future outstanding obligations on an annual basis until 2008 and on an aggregate basis after September 30, 2005 in relation to (i) operating leases based on contracts entered into prior to September 30, 2005 and (ii) all other potential obligations from the Non-Disclosed Contracts (collectively, the "Schedule of Outstanding Obligations"), is true, accurate and complete in all material respects and is presented in terms consistent with the Company's internal accounts and records.

          (f) None of the Group Companies is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

          SECTION 3.6. Authorization, Enforceability, No Approvals or Conflicts.

          (a) The execution, delivery of this Agreement and the Ancillary Documents to which it is a party by the Company and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other applicable organizational action of the Company. Each of this Agreement and the Ancillary Documents to which it is a party has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other party/parties thereto, constitutes a valid and binding agreement of the Company, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).

          (b) The execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach of the organizational documents of any of the Group Companies,

(ii) violate, conflict with or result in a breach of, or constitute a default by any of the Group Companies (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the loss of any benefit under or result in the creation of any Encumbrance upon any of the properties of any of the Group Companies or on the Shares under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of the Group Companies or any of their respective properties may be bound, (iii) violate or result in a breach of any Governmental Order or Law applicable to any of the Group Companies or any of their respective properties or (iv) require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration by the Seller Parties or the Group Companies with, any Governmental Authority, except, with respect to the foregoing clauses (ii),
(iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect, or as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party.

          SECTION 3.7. Compliance with Law; Governmental Authorizations. Except as would not reasonably be expected to have a Material Adverse Effect, none of the Group Companies is in violation of any Governmental Order or Law applicable to them or any of their respective properties.

          SECTION 3.8. Licenses. Each of the Group Companies has obtained all material licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all material declarations and filings with, all Governmental Authorities necessary for the conduct of the Business. None of the Group Companies has received any written notice that (i) any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits or (ii) any of the Group Companies is not in material compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits.

          SECTION 3.9. Litigation. There are no material suits, actions, arbitrations, proceedings or investigations pending or, to the Knowledge of the Seller Parties, threatened against any of the Company and the Group Companies.

          SECTION 3.10. Absence of Certain Changes. Since the Balance Sheet Date, the Business has been conducted in all material respects only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing and except as set forth in Section 3.10 of the Disclosure Schedule, since the Balance Sheet Date and (other than paragraph (a) below) until the date hereof, there has not been:

          (a) any material damage, destruction or loss (whether or not covered by insurance) affecting the business or assets of the Material Group Companies and, to the Knowledge of the Seller Parties, the Recently Acquired Group Companies individually or taken as a whole;

          (b) any sale, purchase, option, subscription, warrant, call, commitment or agreement of any character granted or made by any of the Material Group Companies or, to the

Knowledge of the Seller Parties, any of the Recently Acquired Group Companies in respect of its capital stock or other equity interests, other than the granting of employee stock options in the ordinary course of business;

          (c) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company or any repurchase, redemption or other acquisition by any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, any Material Group Company or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company;

          (d) any material loans, advances or capital contributions to, or investments in, any Person or payment of any fees or expenses to any Seller Party or any Affiliate of any Seller Party other than salaries and normal business expenses paid to employees in the ordinary course of business;

          (e) any acquisition of assets or disposition of assets by any of the Group Companies, excluding (i) any single acquisition or disposition of assets, which does not exceed RMB2,000,000 and (ii) one or more acquisitions or dispositions of assets, the aggregate value of which does not exceed RMB2,000,000;

          (f) any merger or consolidation by any of the Group Companies with any Person;

          (g) other than in the ordinary course of business, capital expenditures by any of the Group Companies, which in the aggregate exceed RMB1,000,000;

          (h) any incurrence, assumption or guarantee of any Indebtedness for borrowed money by any of the Material Group Companies or, to the Knowledge of the Seller Parties, any Recently Acquired Group Company, which in aggregate exceed RMB1,000,000;

          (i) any Encumbrance of assets of any of the Group Companies, other than Permitted Encumbrances;

          (j) any material increase in the compensation of employees of any of the Group Companies;

          (k) any loan made by any of the Group Companies to any director, officer or other member of senior management of any of the Group Companies other than reasonable travel and business expense advances incurred in the ordinary course of business;

          (l) any material change in the accounting methods or practices followed by any of the Group Companies (other than such changes that have been required by Law or U.S. GAAP); or

          (m) any agreement or commitment by any of the Group Companies to do any of the foregoing, including any such agreement or commitment with any of the Tulip Entities.

          SECTION 3.11. Tax Matters.

          (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule,
(i) all Tax Returns required to be filed by or on behalf of any Material Group Company and, to the Knowledge of the Seller Parties, any Recently Acquired Group Company have been accurately prepared in all material respects and filed in a timely manner (within any applicable extension periods) and are true, correct and complete in all material respects, (ii) all Taxes due and payable, whether or not shown on any Tax Returns have been timely paid in full or will be timely paid in full by the due date thereof, and the Group Companies have adequately provided for all Taxes for which they are required to provide, (iii) none of the Group Companies had liability for Taxes in excess of the accruals for Taxes reflected on the Financial Statements and will not have liability for Taxes in excess of such accruals as such accruals for Taxes reflected on the Closing Date Balance Sheet, (iv) no material claims are being asserted in writing with respect to any Taxes of any of the Group Companies and (v) no extension of time with respect to the filing of any Tax Return by any Group Company is in force.

          (b) No power of attorney (or similar documentation) granted by or with respect to any Group Company relating to Taxes is currently in force. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Group Companies is and has been in compliance with all applicable Laws relating to the payment, withholding and exemptions of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

          (c) The Company has made available to Buyer complete copies of (i) all material income Tax Returns of the Group Companies relating to the taxable periods ending after January 1, 2003, (ii) the portions of any audit report issued within the last three (3) years relating to any adjustments of any Group Company and (iii) all applications by the Material Group Companies and, to the Knowledge of the Seller Parties, the Recently Acquired Group Companies to qualify for Tax exemptions.

          (d) No submissions made to any Governmental Authority in connection with obtaining its Tax exemptions contained any material misstatement or omission that would have affected the granting of its Tax exemptions.

          (e) No claim has been made by any taxing authority in any jurisdiction where each Group Company does not file Returns that it is or may be subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations with respect to any Tax have been given by or requested from any Group Company. There are no audits or investigations by any taxing authority of any of the Group Companies in progress nor, to the Knowledge of the Seller Parties, is there any pending or threatened audit or investigation by any Governmental Authority.

          (f) All deficiencies asserted or assessments made against any Group Company as a result of any examinations by any taxing authority have been fully paid and to the Knowledge of the Seller Parties, no rationale underlying a claim for Taxes has been asserted previously by any taxing authority that reasonably could be expected to be asserted in any other period.

          (g) No Material Group Company or Recently Acquired Group Company is a party to any tax indemnity, tax allocation or tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing or has any liability for the Taxes of any Person (other than the Company or any other Group Company) under any Law as a transferee or successor, by contract, or otherwise.

          (h) Other than Encumbrances for Taxes not yet payable or being contested in good faith and for which adequate accruals and reserves have been established on the Financial Statements, the effectiveness of which does not require notification or registration by any third party, there are no Encumbrances for Taxes upon the assets of any Group Company.

          (i) Each Material Group Company and, to the Knowledge of the Seller Parties, each Recently Acquired Group Company has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations.

          SECTION 3.12. Officers, Employees and Labor.

          (a) Each of the Material Group Companies and, to the Knowledge of the Seller Parties, each Recently Acquired Group Company has complied with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, social welfare, equal opportunity and collective bargaining. Except as would not reasonably be expected to have a Material Adverse Effect, there is no organized labor dispute or claim pending, or to the Knowledge of the Seller Parties, threatened, against or affecting any of the Group Companies. There is no organized labor strike or slowdown pending, or to the Knowledge of the Seller Parties, threatened, against or affecting any of the Group Companies. None of the Group Companies has any Contract with any labor union.

          (b) To the Knowledge of the Seller Parties, none of the employees of the Group Companies is obligated under any Contract, or subject to any Governmental Order that would prevent such officers and employees from assigning to a Group Company inventions conceived or reduced to practice or copyrights for materials developed in connection with services rendered to the Group Company. The following will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract between any Group Company and such employee: (i) the execution, delivery and performance of any of this Agreement and the Ancillary Documents to which any of the Seller Parties is a party; (ii) the carrying on of any Group Company's Business by the employees thereof; and (iii) the conduct of the Business of any Group Company as currently conducted.

          (c) Other than (i) the acceleration of the stock options as disclosed to Buyer and (ii) any dismissal, severance or other termination of the employees of the Group Companies set forth in Section 3.12(c) of the Disclosure Schedule as a result of the transactions contemplated by this Agreement or the Ancillary Documents to which the Company is a party, none of the execution, delivery and performance of any of this Agreement and the Ancillary Documents to which any of the Seller Parties is a party will (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any benefit plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Group Companies.

          (d) Except as required by applicable laws, rules and regulations, none of the Group Companies has any obligation to provide retirement, death or disability benefits to any of the present or past employees of the Group Companies, or to any other person.

          (e) (i) There is no unfair labor practice complaint pending or, to the Knowledge of the Seller Parties, threatened against any of the Group Companies before any competent Governmental Agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened; and (ii) except as would not reasonably be expected to have a Material Adverse Effect, there has been no violation of any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Cayman Islands, the PRC, the United States or any other jurisdiction applicable to any of the Group Companies relating to discrimination in the hiring of employees, social welfare benefits, equal opportunity, collective bargaining, promotion or pay of employees, applicable wage or hour laws, the payment or withholding of payroll or similar taxes for employees, or any other applicable law or regulation concerning the employees of the Group Companies.

          SECTION 3.13. Loans. Except as described in the Structure Agreements, none of the Group Companies has, directly or indirectly: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Seller Parties and the Group Companies, or to or for any family member or Affiliate of any director or executive officer of the Seller Parties and the Group Companies; or
(ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Seller Parties and the Group Companies, or any family member or Affiliate of any director or executive officer, which loan or credit was outstanding as of the date hereof.

          SECTION 3.14. Share Option and Other Plans. None of the Group Companies has any pension, profit sharing, stock option, employee stock purchase or other plan providing for incentives or other compensation to employees (aside from any salary, commission or bonus payable in thereto in the ordinary course), or any other employee benefit plan. The Company has delivered to Buyer true, correct and complete copies of the Company's stock option plan and a copy of the form stock option agreement and all other summary plan descriptions, insurance Contracts, third-party administration Contracts and all other documentation of the Group Companies created to embody all material benefit plans. Except for required contributions or benefit accruals for the current plan year, no material liability has been or is expected to be incurred by any of the Group Companies under or pursuant to any applicable Law relating to benefit plans and, to the Knowledge of Seller Parties, no event, transaction or condition has occurred or exists that is reasonably likely to result in any such liability to any of the Group Companies. Each of the benefit plans listed in Section 3.14 of the Disclosure Schedule is and has since January 1, 2004 been in compliance in all material respects with all applicable Law.

          SECTION 3.15. Intellectual Property.

          (a) The Group Companies own or have the rights to use all Intellectual Property material to the Business, including any Intellectual Property held by any senior management of the Group Companies, as set forth in Section 3.15 of the Disclosure Schedule.

          (b) None of the Group Companies has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the registered Intellectual Property material to the Business (including the failure to pay any filing, examination, issuance, post-registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications). Each Group Company has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property.

          (c) The material licenses licensed to any Group Company by a third-party licensor are in full force and effect, and none of the Group Companies is in material default under any of such licenses, and no Person who is a party to any of such licenses has exercised any termination rights with respect thereto.

          (d) (i) No Group Company is a party to any pending legal proceedings which involve a claim of infringement, unauthorized use, or violation of any intellectual property right by any Person against such Group Company or challenging the ownership, use, validity or enforceability of, any material Intellectual Property owned by or exclusively licensed to such Group Company, and (ii) no Group Company has received any notice or claim challenging a Group Company ownership of any of the Intellectual Property owned (in whole or in part), nor to the Knowledge of Seller Parties is there a reasonable basis for any claim that a Group Company does not so own any of such Intellectual Property. All of each Group Company's rights in and to Intellectual Property owned by such Group Company are valid and enforceable in all material respects. No Intellectual Property owned by or licensed to the Group Companies is subject to any outstanding order, judgment or decree restricting the use or licensing thereof by the Group Companies.

          (e) To the Knowledge of Seller Parties, no Person is infringing, violating, misusing or misappropriating any Intellectual Property owned by any Group Company, except for such infringement, violation, misuse or misappropriation as would not reasonably be expected to have a Material Adverse Effect, and no written claims to such effect have been made against any Person by any Group Company.

          (f) The consummation of the transactions contemplated hereby and by the Ancillary Documents to which any Seller Party is a party will not result in the loss or impairment of any Group Company's right to own or use any of the material Intellectual Property owned by any Group Company.

          SECTION 3.16. Contracts.

          (a) Except as set forth in Section 3.16 of the Disclosure Schedule, none of the Group Companies is bound by (i) any Contract which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, partnership interests or membership interests; (ii) any Contract requiring the applicable Group Company to make future capital contributions to any entity;
(iii) any Contract relating to Indebtedness of the applicable Group Company;
(iv) any loan or advance by a Group Company to, or investment by a Group Company in, any Related Party, or any agreement, contract or commitment relating to the making of any such loan, advance or investment; (v) any loan or advance made in the ordinary course of business in an amount in excess of RMB100,000 or any loan or advance made outside the ordinary course of business by a Group Company to, or investment by a Group Company in, any Person other than a Related Party, or any agreement, contract or commitment relating to the making of any such loan, advance or investment; (vi) any management, service, consulting or any other similar type of Contract requiring payment of fees in excess of RMB500,000 per annum; (vii) any material warranty, guaranty or similar undertaking with respect to contractual performance extended by any Group Company other than in the ordinary course of business; (viii) any Contract involving payment in excess of RMB500,000 per annum that cannot be terminated by a Group Company that is a party to such Contract without liability upon less than ninety (90) days' notice; (ix) any collective bargaining agreement with any labor union or other representative of employees; (x) any Contract that governs any joint venture, partnership or other cooperative arrangement or any other relationship involving a sharing of profits; (xi) any Contract that would result in the merger with or into or consolidation into another Person; (xii) any Contract for the sale of any of the assets of any Group Company with a sale price in excess of RMB250,000, or for the grant to any Person of any preferential rights to purchase any of its assets; (xiii) any Contract that requires a consent to or otherwise contains a provision relating to a "change in control", or any Contract that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Documents to which the Company is a Party or that would trigger, give rise to, accelerate or augment any liabilities or terminate or modify any rights of any Group Company as a result of the consummation of the transactions contemplated hereby and thereby; (xiv) any Contract with any Governmental Authority that may obligate any Group Company to make any social payment or political contribution or to perform any obligation not in the ordinary course of business; (xv) any Contract that restricts the Group Companies from engaging in any line of business in any geographic area or competing with any Person that materially impairs the operation of the Material Group Companies and, to the Knowledge of the Seller Parties, the Recently Acquired Group Companies, individually or taken as whole; or (xvi) any material amendment, modification or supplement in respect of any of the foregoing made other than in the ordinary course of business consistent with past practice (each of (i) to (xvi) above, a "Material Contract").

          (b) True and correct copies of each of the Material Contracts, other than Non-Disclosed Contracts, have been made available to Buyer.

          (c) Each Material Contract is in full force and effect, and is a valid and binding agreement of the relevant Group Company and, to the Knowledge of the Seller Parties, each of the other parties thereto, enforceable against the Group Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Except as set forth on Section
3.16 of the Disclosure Schedule, no condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a material default by (A) any of the Group Companies under any Material Contract or (B) to the Knowledge of the Seller Parties, any other party to any Material Contract.

          SECTION 3.17. Certain Transactions. Except as set forth in Section
3.17 of the Disclosure Schedule, (i) none of the Group Companies is indebted, either directly or indirectly, to any Related Party in an aggregate amount in excess of RMB10,000 other than for payment of salary for services rendered and reasonable expenses, (ii) no Related Party is indebted to any of the Group Companies or has any direct or indirect ownership interest (other than as a result of any ownership interest held in the Company) in any of the Group Companies, (iii) no Related Party other than the Carlyle Funds and SII International nor, to the Knowledge of the Seller Parties, the Carlyle Funds or SII International has any direct or indirect ownership interest (other than an equity interest of 5% or less in a publicly traded company), or contractual relationship, with any Person with which any of Group Companies has a business relationship or any Person which, directly or indirectly, competes with any of the Group Companies, and (iv) no Related Party is, directly or indirectly, a party to any Contract (or, to the Knowledge of any Seller Party, any oral material Contract) with any Group Company.

          SECTION 3.18. Structure Agreements. Section 3.18 of the Disclosure Schedule sets forth all of the Structure Agreements, which constitute all of the agreements, contracts and instruments enabling the Company to effect control over and consolidate with its financial statements each Group Company. Each of the Group Companies which is a party to the Structure Agreements has full power, authority and legal right to execute, deliver and perform their respective obligations under each of the Structure Agreements to which it is a party, and has authorized, executed and delivered each of the Structure Agreements to which it is a party, and such obligations constitute valid, legal and binding obligations enforceable against it in accordance with the terms of each of the Structure Agreements. The execution, delivery and performance of each Structure Agreement by the parties thereto did not and is not reasonably expected to (i) result in any violation of the business license, articles of association, other constitutional documents (if any) or permits of the Group Companies; (ii) result in any violation of or penalty under any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC as in effect as of the date hereof, including any applicable building or zoning ordinances, covenants, or restrictions; or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other Contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument in effect as of the date hereof to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject; except, in the case of clause (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect. Each Structure Agreement is in full force and effect and none of the Group Companies which is a party to any Structure Agreement is in breach or default in the performance or observance of any of the terms or provisions thereof. To the Knowledge of the Seller Parties, none of the parties to any Structure Agreement has sent or received any communication regarding termination of, or intention not to renew, any of the Structure Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Structure Agreements by any Group Company, or any other party or obligor with respect thereto, has occurred or as a result of this Agreement or any Ancillary Document to which the Company is a party, or the performance hereof or thereof, will occur. Consummation of the transactions contemplated by this Agreement and the Ancillary Documents to which the Company is a party will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any Group Company under any Structure Agreement.

          SECTION 3.19. Non-Disclosed Contracts.

          (a) Each Non-Disclosed Contract is substantially in the form and substance of the Company's standard form in relation to such Contract that has been provided by the Company to Buyer prior to the date hereof except for the Non-Disclosed Contracts containing such deviations from such form as shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contracts. For each location where any Group Company maintains a flat-panel display (a "Display Unit") with respect to which the Group Company has the right to sell advertising time to third parties, the Group Company has entered into a Non-Disclosed Contract with the owner or manager of the building in which the Display Unit is located or with a third party who has secured the rights to such location from the owner or manager of the building where the Display Unit is located, securing the location of the Display Unit for such purposes except for the Non-Disclosed Contracts with such failure to secure such rights as shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contracts.

          (b) Each of the Group Companies which is a party to and, to the Knowledge of the Seller Parties, each of the other parties to, the Non-Disclosed Contracts has full power, authority and legal right to execute, deliver and perform their respective obligations under each of the Non-Disclosed Contracts to which they are a party, and has authorized, executed and delivered each of the Non-Disclosed Contracts to which they are a party, and such obligations constitute valid, legal and binding obligations enforceable against each of them in accordance with the terms of each of the Non-Disclosed Contracts, except for the Non-Disclosed Contracts with such lack of power, authority or legal right, such failure to authorize, execute and deliver, or such failure to constitute valid, legal and binding obligations as shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contract. Except such non-conforming Contracts shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contracts, the execution, delivery and performance of each Non-Disclosed Contract by the relevant Group Companies did not and is not reasonably expected to (i) result in any violation of the business license, articles of association, other constitutional documents (if any) or permits of the Group Companies or, to the Knowledge of the Seller Parties, any of the other parties thereto; (ii) result in any violation of or penalty under any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC as in effect as of the date hereof, including any applicable building or zoning ordinances, covenants, or restrictions; or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other Contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument in effect as of the date hereof to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject.

          (c) Each Non-Disclosed Contract is in full force and effect and none of the Group Companies which is a party to, or, to the Knowledge of the Seller Parties, the other parties to, any Non-Disclosed Contract is in breach or default as in the performance or observance of any of the terms or provisions thereof, except for the Non-Disclosed Contracts with such breach or default as shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of the Non-Disclosed Contracts. To the Knowledge of the Seller Parties, none of the parties to any Non-Disclosed Contract has sent or received any communication regarding termination of, or intention not to renew, any of the Non-Disclosed Contracts, except as such communication was not made in relation to the Non-Disclosed Contracts representing 10% or more of the payment obligations under the Relevant Category of Non-Disclosed Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach, default or acceleration of liabilities or obligations under any of the Non-Disclosed Contracts by any Group Company, as the case may be, or, to the Knowledge of the Seller Parties, any other party or obligor with respect thereto, has occurred or as a result of this Agreement, or any Ancillary Document to which the Company is a party, or the performance hereof or thereof, will occur, except as would not constitute a breach, default or acceleration of liabilities or obligations under the Non-Disclosed Contracts not representing 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contracts.

          (d) Consummation of the transactions contemplated by this Agreement and the Ancillary Documents to which the Company is a party will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any Group Company under any Non-Disclosed Contract, except the Non-Disclosed Contracts with termination, modification or acceleration shall not represent 10% or more of the amount of the payment obligations under the Relevant Category of Non-Disclosed Contracts.

          SECTION 3.20. Compliance with Laws.

          (a) Each of the Group Companies is, and at all times since April 1, 2003 has been, in compliance with all material aspects of applicable Laws.

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes a violation by any of the Group Companies of, or a failure on the part thereof to comply with, any material aspect of applicable Law, or (ii) gives rise to any material obligation on the part of any of the Group Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice or other communication (whether oral or written) from any Governmental Authority since April 1, 2003 regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any applicable Law, or (B) any actual, alleged, or potential obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (c) None of the Group Companies or any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of the foregoing, has offered, paid, promised to pay, or authorized the payment of any money or corporate fraud, or offered, given a promise to give, or authorized the giving of anything of value, to any Government Official, to any political party or official thereof or to any candidate for political office (or to any Person where such Group Company, director, officer, agent, employee or other Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, political party, party official, or candidate for political office) for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity, or for the purpose of:

                    (i) (x) influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity, (y) inducing such Government Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official or candidate, or (z) securing any improper advantage, or

                    (ii) inducing such Government Official, political party, party official, or candidate to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist such Group Company in obtaining or retaining business for or with, or directing business to any Group Company.

          (d) To the Knowledge of the Seller Parties, other than SII, none of the beneficial owners of any interest in any Group Company is controlled by a Governmental Authority.

          SECTION 3.21. Environmental Matters.

          Except as would not reasonably be expected to have a Material Adverse
Effect:

          (a) Each of the Group Companies is in compliance with all applicable Environmental Laws.

          (b) Since April 1, 2003, none of the Group Companies has received any Environmental Claim or written notice of any threatened Environmental Claim.

          (c) None of the Group Companies has entered into, has agreed to, or is subject to, any decree or order or other similar requirement of any Governmental Authority under any Environmental Laws.

          (d) None of the Group Companies has released Hazardous Materials into the environment in violation of Environmental Laws or in a manner that would reasonably be expected to result in material liability under Environmental Laws, and to the Knowledge of the Seller Parties, no other Person has released Hazardous Materials into the environment at any property currently owned or operated by any of the Group Companies in violation of Environmental Laws or in a manner that would reasonably be expected to result in material liability to any of the Group Companies under Environmental Laws.

          SECTION 3.22. Insurance. Set forth in Section 3.22 of the Disclosure
Schedule is a list of the insurance policies of each of the Group Companies as of the date hereof. All such insurance policies are in full force and effect. There are no material claims by the Group Companies under any such insurance policy as to which any insurance policy is denying liability or defending under a reservation of rights clause.

          SECTION 3.23. Personal Property Assets.

          (a) Each of the Group Companies has good title to, or holds by valid and existing lease or license, all the material tangible personal property assets reflected as assets of the Group Companies on or assets acquired after the Balance Sheet Date, free and clear of all Encumbrances except for Permitted Encumbrances.

          (b) The Group Companies own, or have valid leasehold interests in, all material tangible personal property assets necessary for the conduct of the Business as currently conducted and all such assets are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

          SECTION 3.24. Real Property.

          (a) Leased Properties. Section 3.24(a) of the Disclosure Schedule lists all real property leased or subleased by any of the Group Companies as office space. The Seller Parties have made available to Buyer correct and complete copies of such leases and subleases covering the properties listed in
Section 3.24(a) of the Disclosure Schedule. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to each such lease and sublease:

          (i) such lease or sublease is in full force and effect, in all material respects, assuming the respective lessor (other than David Feng Yu) holds valid title certificate to such properties;

          (ii) (A) no party to the lease or sublease is in material default beyond any applicable notice, grace or cure period and (B) none of the Group Companies has received a notice of default with respect to such lease or sublease; and

          (iii) no such lease or sublease has been mortgaged, deeded in trust or encumbered by the Group Companies.

          (b) Section 3.24(b) of the Disclosure Schedule sets forth the aggregate number of display placement agreements as of December 31, 2005.

          (c) Land Use Rights. None of the Group Companies owns or has legal or equitable title in any real property.

          SECTION 3.25. No State Assets. Other than the equity interest of SII in Shanghai Target Media, none of the assets of the Group Companies constitute state-owned assets and, accordingly, are not required to undergo any form of valuation under applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any of the Ancillary Documents to which the Company is a party, other than for the SII Transfer.

          SECTION 3.26. Brokers. Except as set forth in Section 3.26 of the Disclosure Schedule, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Seller Parties, the Group Companies or any of their respective Affiliates in connection with the negotiation or consummation of this Agreement or the Ancillary Documents to which the Company is a party, or any of the transactions contemplated hereby or thereby. All such negotiations or the consummation of this Agreement or the Ancillary Documents to which the Company is a party or any of the transactions contemplated hereby or thereby will not give rise to any valid claim against any Group Company or Buyer for any brokerage or finder's commission, fee or similar compensation.

          SECTION 3.27. No Other Representations and Warranties.

          (a) Except for the representations and warranties contained in this
Article III, the Company makes no other express or implied representation or warranty to Buyer.

          (b) Except for the representations and warranties contained in this
Article III and in Article IV, the Affiliate Shareholders make no other express or implied representation or warranty to Buyer.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

          Each of the Selling Shareholders, severally and not jointly, represents and warrants to Buyer as follows:

          SECTION 4.1. Authorization, Enforceability. Such Selling Shareholder that is not an individual has been duly organized, is validly existing, and is in good standing in its jurisdiction of organization, has the corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by such Selling Shareholder and the performance by such Selling Shareholder of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or other applicable organizational action on the part of each such party. Each of this Agreement and the Ancillary Documents to which it is a party has been duly executed and delivered by such Selling Shareholder and, assuming due authorization, execution and delivery by the other party/parties thereto, constitutes a valid and binding agreement of such Selling Shareholder, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).

          SECTION 4.2. Ownership and Transfer of Offered Shares.

          (a) Such Selling Shareholder is the only record and beneficial owner of the Offered Shares held by such Selling Shareholder and has valid title to such Offered Shares, free and clear of any and all Encumbrances other than restrictions set forth in the Company's Amended and Restated Shareholders Agreement dated July 29, 2005, which restrictions will terminate as of the Closing. Such Selling Shareholder has the corporate or other applicable organizational power and authority to sell, transfer, assign and deliver such Offered Shares as provided in this

Agreement, and such delivery will convey to Buyer valid title to such Offered Shares, free and clear of any and all Encumbrances.

          (b) If such Selling Shareholder is a PRC State-owned or State-controlled company, such Selling Shareholder's direct and indirect shareholders have duly obtained all the consents, approvals, permits, certificates and authorizations, and have duly completed all the filing and registration procedures, required by any and all Governmental Authorization and Law applicable to them or any of their respective properties, and no additional consent, approval, permit, certificate, authorization from, or filing or registration with any Governmental Authority are needed, in order for such Selling Shareholder to own the Offered Shares in the Company, and such consent, approval, permit, certificate, authorization, filing and registration remain valid and effective and none of them has been partially or wholly amended, supplemented, cancelled or nullified.

          SECTION 4.3. No Approvals or Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement and the Ancillary Documents to which it is a party, and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by such Selling Shareholder of the organizational documents of such Selling Shareholder, (ii) violate, conflict with or result in a breach of, or constitute a default by such Selling Shareholder (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon such properties of such Selling Shareholder or on the Shares held by such Selling Shareholder under any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, Contract, agreement or other instrument to which such Selling Shareholder or any of its respective properties may be bound,
(iii) violate or result in a breach of any Governmental Order or Law applicable to such Selling Shareholder or any of its properties or (iv) except for the SII Transfer, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration by such Selling Shareholder with, any Governmental Authority, except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party.

          SECTION 4.4. No Competition. If such Selling Shareholder is an Affiliate Shareholder, except as set forth in Section 3.17 of the Disclosure Schedule, (i) such Selling Shareholder does not, nor does any Related Party of such Selling Shareholder, have any direct or indirect ownership interest (other than an equity interest of 5% or less in a publicly traded company), or contractual relationship, with any Person which, directly or indirectly, competes with any of the Group Companies, and (ii) neither such Selling Shareholder nor any of its Related Parties is, directly or indirectly, a party to any Contract (or, to the Knowledge of any Seller Party, any oral material Contract) with any Group Company.

          SECTION 4.5. Brokerage. Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or Buyer for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Offered Shares.

          SECTION 4.6. Investment. Such Selling Shareholder confirms that the FM Ordinary Shares to be received by such Selling Shareholder will be acquired for investment for the account of such Selling Shareholder, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that such Selling Shareholder has no present intention of selling, granting any participation in, or otherwise distributing any of the FM Ordinary Shares. By executing this Agreement, such Selling Shareholder further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or warrant participation to that person or to any third person, with respect to any of the FM Ordinary Shares.

          SECTION 4.7. No Public Market. Such Selling Shareholder understands and acknowledges that the issuance of the FM Ordinary Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the issuance of the FM Ordinary Shares contemplated by this Agreement is exempt from registration pursuant to Section 4(2) or Regulation S of the Securities Act, and that Buyer's reliance upon these exemptions is predicated upon such Selling Shareholder's representations in this Agreement.

          SECTION 4.8. Accredited Investor; Foreign Investor. Such Selling Shareholder represents that such Selling Shareholder is not involved in a plan or scheme designed to evade the registration provisions of the Securities Act and either (a) presently qualifies, and will as of the Closing Date, qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act or (b) is not presently, and will not be as of the Closing Date, a "U.S. person" within the meaning of Regulation S of the rules and regulations promulgated under the Securities Act.

          SECTION 4.9. No Other Representations and Warranties.

          (a) Except for the representations and warranties contained in this
Article IV, the Selling Shareholders (other than the Affiliate Shareholders) make no other express or implied representation or warranty to Buyer.

          (b) Except for the representations and warranties contained in this
Article IV and in Article III, the Affiliate Shareholders make no other express or implied representation or warranty to Buyer.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Seller Parties as follows:

          SECTION 5.1. Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Buyer has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted by it and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected, in the aggregate, to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and by the Ancillary Documents to which it is a party, and would not reasonably be expected, in the aggregate, to have a Buyer Material Adverse Effect.

          SECTION 5.2. Authorization, Enforceability. Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by Buyer and the performance by it of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate or stockholder proceedings or actions are required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).

          SECTION 5.3. No Approvals or Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by Buyer of the certificates of incorporation, by-laws or equivalent documents of Buyer, (ii) violate, conflict with or result in a breach of, or constitute a default by Buyer (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of Buyer under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Buyer or any of its properties may be bound, (iii) violate or result in a breach of any Governmental Order or Law applicable to Buyer or any of its properties or (iv) require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority, except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not reasonably be expected, in the aggregate, to have a Buyer Material Adverse Effect, or as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party.

          SECTION 5.4. Litigation. There are no suits, legal actions, arbitrations, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer that, if adversely determined against Buyer, would have a Buyer Material Adverse Effect.

          SECTION 5.5. Outstanding Share Capital. As of the date hereof, Buyer has 400,463,003 FM Ordinary Shares issued and outstanding. As of the Closing Date, immediately prior to the issuance of the Share Consideration, Buyer shall have no more than 425,463,003 FM Ordinary Shares issued and outstanding on a fully diluted and converted basis, excluding (i) any FM Ordinary shares that may be issued in the Follow-On Offering, (ii) any issuance of stock options pursuant to the employee stock option plans disclosed in the Buyer SEC Documents, (iii) any FM Ordinary Shares to be issued upon the vesting of any options issued by Buyer and (iv) up to 400,000 FM Ordinary Shares to be issued to Infoachieve Limited pursuant to the Share Purchase Agreement entered into between Buyer and Infoachieve Limited on October 15, 2005.

          SECTION 5.6. Validity of Share Consideration. The FM Ordinary Shares issuable as the Share Consideration will be duly authorized for issuance prior to Closing and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued and fully paid and nonassessable and free from any Encumbrance; and the issuance of such FM Ordinary Shares will not be subject to preemptive or other similar rights and such delivery will convey to the Selling Shareholders good and valid title to such FM Ordinary Shares, free and clear of any and all Encumbrances (other than any lock-up arrangements contemplated in any Lock-up Agreement and applicable securities laws).

          SECTION 5.7. SEC Filings.

          (a) Buyer has timely filed or furnished all documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the "SEC") since January 1, 2005 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the Buyer SEC Documents (a) have been prepared from the books and records of Buyer and its subsidiaries, (b) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, and will be, prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and (c) present fairly in all material respects the consolidated financial position, results of operations and cash flows of Buyer and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (which are not, in the aggregate, material to Buyer) and the absence of footnote disclosure.

          (b) Except as and to the extent set forth on the Buyer's consolidated balance sheet as of September 30, 2005, including the notes thereto, and as disclosed in the Buyer SEC Documents, none of Buyer or any of its consolidated subsidiaries has any liabilities or obligations that are required to be disclosed pursuant to U.S. GAAP, except for liabilities or obligations incurred since September 30, 2005 that would not, in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

          SECTION 5.8. Absence of Certain Changes. Since November 7, 2005, there has not been any stock split or similar change to the capital structure of Buyer or any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Buyer (other than the grant of stock options to directors and employees pursuant to employee benefit plans disclosed in the Buyer SEC Documents), any material amendment to any organizational document of Buyer or any agreement or commitment by Buyer to do any of the foregoing.

          SECTION 5.9. Amendment to Shareholders Agreement. Shareholders of Buyer that are parties to the Shareholders Agreement and that, collectively, are sufficient to pass an amendment to the Shareholders Agreement have, on or before the date hereof, executed and delivered to Buyer and the Selling Shareholders the Shareholders Agreement Amendment, which shall automatically become effective upon the Closing.

          SECTION 5.10. No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, Buyer makes no other express or implied representation or warranty to the Seller Parties.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

          SECTION 6.1. Conduct of Business Prior to the Closing.

          (a) Without the consent of Buyer, from and after the date of this Agreement and until the Closing Date, the Company shall, and shall cause the Group Companies to (i) conduct the Business in the ordinary course of business consistent with commercially reasonable practice, (ii) not enter into a new line of business and (iii) use their commercially reasonable efforts to maintain their current relationships with suppliers, customers and others having material business relationships with them. Except as contemplated by this Agreement, the Company shall not, and shall cause the Group Companies to not do any of the following without the prior written consent of Buyer:

          (i) except for purchases and sales by a Group Company to or from another Group Company, purchase, sell or issue (other than issuance pursuant to the Option Plans) any of their capital stock or other equity interests (such prohibition to include the Company's proceeding with its initial public offering) or grant or make any option (other than issuance pursuant to the Company's Option Plans), subscription, warrant, call, commitment or agreement of any character in respect of their capital stock or other equity interests;

          (ii) subject to the provisions of Section 2.4, issue or pay any dividends;

          (iii) conduct any split, recombination or reclassification or issuance of capital stock;

          (iv) other than in the ordinary course of business, sell or otherwise dispose of assets with value in the aggregate in excess of RMB300,000;

          (v) acquire assets having an aggregate value exceeding RMB2,000,000, excluding capital expenditures permitted by clause (vii) below;

          (vi) merge or consolidate with any Person;

          (vii) other than in the ordinary course of business, make capital expenditures in excess of RMB2,000,000 in aggregate;

          (viii) incur, assume or guarantee any indebtedness for borrowed money or make any payments or disbursements to creditors other than in each case in the ordinary course of business, other than the payment of fees and expenses of financial advisors, legal advisors, accountants and other service providers incurred in connection with the Company's proposed initial public offering, other financing activities or acquisitions (which amounts shall be paid prior to Closing) and prior to the Cash Distribution;

          (ix) incur any Encumbrance of material assets, other than Permitted Encumbrances;

          (x) other than in the ordinary course of business, grant any waiver or release under any confidentiality or similar Contract;

          (xi) increase the compensation of employees of the Group Companies other than in the ordinary course of business;

          (xii) make any material change in the accounting methods or principles followed by any of the Group Companies (other than such changes that have been required by Law or U.S. GAAP);

          (xiii) enter into any contract that would be a Material Contract;

          (xiv) enter into any partnership, limited liability company or joint venture agreement other than in the ordinary course of business;

          (xv) terminate or make any material amendment to a Material Contract other than in the ordinary course of business;

          (xvi) make any material employee decisions other than in the ordinary course of business or as required by applicable Law;

          (xvii) purchase, cancel or terminate any insurance policy naming any of the Group Companies as a beneficiary or a loss payee other than in the ordinary course of business;

          (xviii) not to enter into new display placement contracts having aggregate rental payment obligations per month in excess of RMB500,000;

          (xix) make a change any Tax election, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment relating to any Group Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Group Company;

          (xx) amend any of its organizational documents; or

          (xxi) agree or commit to do any of the foregoing.

          (b) Except as contemplated by this Agreement, Buyer shall not, without the prior written consent of the Seller Parties:

          (i) make any material amendment to the organizational documents of Buyer except as required to effect any of the transactions contemplated in this Agreement or the Ancillary Documents;

          (ii) issue or pay any dividends; or

          (iii) conduct any split, recombination or reclassification or issuance of capital stock.

          SECTION 6.2. Filings and Consents. Each of the Seller Parties and the Group Companies, on the one hand, and Buyer, on the other hand, shall use all reasonable best efforts to do all things necessary, proper and desirable to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any Governmental Authority or other Person required in connection with the execution, delivery or performance of this Agreement, including any applicable filings pursuant to (i) any antitrust regulation, (ii) the Securities Act and Exchange Act, and (iii) any other applicable filings or consents. Each Selling Shareholder which is subject to any registration or approval requirements by the State Administration for Foreign Exchange ("SAFE") shall complete all necessary filings or registrations, or obtain all necessary approvals, required to comply with any rules or regulations of SAFE (collectively, "SAFE Registrations") on or prior to the Closing Date. The Company, each of the Selling Shareholders and Buyer shall pay all filing fees required to be paid in connection with their respective filings to be made under each such foreign law or regulation.

          SECTION 6.3. Tax Matters; Cooperation; Preparation of Returns; Tax Elections.

          (a) The Buyer agrees to (i) consult with the Seller Parties as is reasonably necessary for the filing of all Tax Returns and the making of any election related to Taxes for the periods prior to the Closing and (ii) furnish or cause to be furnished to the Seller Parties, upon request, as promptly as practicable, such information and assistance relating to any of the Group Companies (including access to books and records, employees, contractors and representatives) as is reasonably necessary for the periods prior to the Closing for the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return for the periods prior to the Closing. The Company shall retain all books and records with respect to Taxes pertaining to the Group Companies until the expiration of all relevant statutes of limitations (and, to the extent notified by Buyer, any extensions thereof). At the end of such period, Buyer shall provide the Seller Parties with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

          (b) The Company shall prepare, or cause to be prepared, all Tax Returns in respect of any of the Group Companies for any taxable year ending on or before the Closing Date. The Company shall, or shall cause the Group Companies to, timely pay to the relevant Taxing Authority all Taxes due in connection with any such Tax Returns.

          (c) The Seller Parties, shall, or shall cause relevant equity holders of the Group Companies to, pay all transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or gains) and related fees (including any penalties, interest and additions to Tax) incurred in connection with the transfer of the Offered Shares by the Selling Shareholders to Buyer and the transfer of all equity interests in the Group Companies (including the Acquired Entities) held by their equity holders to Buyer (or Persons designated by Buyer) pursuant to the terms of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby.

          SECTION 6.4. Employees; Benefit Plans. Nothing herein expressed or implied shall confer upon any of the employees of the Seller Parties, Buyer, the Group Companies, or any of their Affiliates, any additional rights or remedies, including any additional right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement and the Ancillary Documents.

          SECTION 6.5. Related Party Accounts. Prior to the Closing Date, all Related Party Accounts shall be cash-settled or extinguished, such that upon the Closing there will be no Related Party Accounts outstanding; provided that the Company's office leases in Shanghai and Chengdu with David Feng Yu will not be terminated. As used herein, "Related Party Accounts" means with respect to each Group Company (i) all related party receivables due to such Group Company from the Seller Parties and their Affiliates (other than the Group Companies), other than receivables for goods and services incurred in the ordinary course of business less (ii) all related party payables of such Group Company to the Seller Parties and their Affiliates (other than the Group Companies), other than payables for goods and services incurred in the ordinary course of business.

          SECTION 6.6. Non-Violation.

          (a) Prior to the Closing Date, the Seller Parties shall not, and shall cause any Group Company not to, without the prior written consent of Buyer, knowingly take any action which (i) would render any of the representations or warranties made by the Seller Parties or the Group Companies in this Agreement and in the Ancillary Documents untrue in any material respect if given with reference to the facts and circumstances then existing, or (ii) would result in any of the covenants contained in this Agreement and in the Ancillary Documents becoming incapable of performance. The Seller Parties shall promptly advise Buyer of any action or event of which the Seller Parties become aware which would have the effect of making incorrect in any material respect any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance.

          (b) Prior to the Closing Date, Buyer shall not, without the prior written consent of the Company, knowingly take any action which (i) would render any of the representations or warranties made by Buyer in this Agreement and in the Ancillary Documents to which Buyer is a party untrue in any material respect if given with reference to the facts and circumstances then existing, or (ii) would result in any of the covenants contained in this Agreement and in the Ancillary Documents becoming incapable of performance. Buyer shall promptly advise the Sellers' Representative and the Carlyle Funds of any action or event of which Buyer becomes aware which would have the effect of making incorrect in any material respect any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance.

          SECTION 6.7. Confidentiality. Each party hereto shall keep confidential, and shall cause its officers, directors, employees, counsel, investment bankers, consultants and other representatives to keep confidential, the terms and conditions of this Agreement and of any Ancillary Document (collectively, the "Confidential Information"), and shall not use, and shall cause its officers, directors, employees, counsel, investment bankers, consultants and other representatives not to use, the Confidential Information in any way detrimental to any other party hereto, except as the parties hereto mutually agree in writing otherwise; provided that any party may disclose Confidential Information (i) to its officers, directors, employees, counsel, investment bankers, consultants and other representatives who need to know such information for the purpose of the performance of its obligations in connection herewith and with the Ancillary Documents (it being understood that such party will cause each Person to whom it has disclosed such Confidential Information to treat such information in a confidential manner), (ii) in the event that such party or its officers, directors, employees, counsel, investment bankers, consultants and other representatives or affiliates are required to disclose such information in connection with any judicial or administrative proceeding subject to such party provide each other party hereto in advance of such disclosure notice of such requirements, (iii) to the extent advised by competent legal advisors that such disclosure is required by applicable Law and so long as, where such disclosure is to a Governmental Authority, such party shall use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed, (iv) to the extent required by the rules of the SEC and any stock exchange, and (v) to its investors and any Person otherwise providing substantial debt or equity financing to such party so long as the party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof.

          SECTION 6.8. Buyer's Board of Directors.

          (a) Buyer agrees that it shall take all actions necessary and appropriate to increase its board of directors from five (5) to seven (7) members immediately prior to the Closing Date. The two (2) additional members shall include (i) Mr. David Feng Yu, who shall become co-chairman of the board of directors of Buyer and (ii) a director who will be nominated by Mr. David Feng Yu, subject to the approval of Buyer's board of directors and the terms of Buyer's Memorandum and Articles of Association, and will qualify as an independent director for the purposes of complying with NASDAQ listing standards and Sarbanes-Oxley Act requirements, so that a majority of the members of Buyer's board of directors continues to be independent. Subsequent to the Closing Date, Mr. David Feng Yu shall have the right to nominate a director to replace him as a director of Buyer as long as he owns not less than 2% of Buyer's outstanding ordinary shares during his first term prior to the first annual general shareholders' meeting of

Buyer subsequent to the Closing Date and during the first three-year term subsequent to such annual general shareholders' meeting. Mr. David Feng Yu shall also have the right to nominate a director to replace the director nominated by him under clause (ii) above as a director of Buyer as long as the Selling Shareholders collectively own not less than 5% of Buyer's outstanding ordinary shares during Mr. David Feng Yu's first term prior to the first annual general shareholders' meeting of Buyer subsequent to the Closing Date and during the first three-year term subsequent to such annual general shareholders' meeting. At the first annual general shareholders' meeting of Buyer subsequent to the Closing Date, Buyer and the board of directors of Buyer shall include David Feng Yu and the director candidate nominated by David Feng Yu in the slate of directors proposed, recommended or nominated for election by Buyer for such meeting, will recommend and use all reasonable efforts to solicit proxies for such nominees for director from all holders of voting stock entitled to vote thereon, and will include David Feng Yu and such other director candidate in Buyer's directors' and officers' insurance policy.

          (b) The Carlyle Funds shall have the right to jointly appoint one observer to Buyer's board of directors, provided that such appointee shall have no voting rights with respect to matters subject to board approval, and provided further that such observer jointly appointed by the Carlyle Funds shall be removed as an observer upon expiration of the Lock-up Agreements entered into by the Carlyle Funds.

          SECTION 6.9. Employment Agreements.

          (a) The Company shall provide to the Key Company Employees new employment agreements to be entered into by such Key Company Employees and Buyer prior to the Closing Date (the "Key Company Employee Employment Agreements"), with terms to be agreed upon by Buyer and the Company within five (5) Business Days after the date hereof. Each Key Company Employee Employment Agreement shall contain terms that are not less favorable than the terms applicable to the related Key Company Employee contained in the employment agreements entered into between such Key Company Employee and the Company prior to the signing of the Term Sheet, provided that such terms are reasonable and consistent with the Company's past practice. The terms of the Key Company Employee Employment Agreements shall also include provisions (i) requiring adherence by such employees to all of Buyer's internal compliance and ethical policies, guidelines and codes and (ii) prohibiting such Key Company Employees from engaging in a Competing Business, directly or indirectly, in the PRC, for a period of one year following the termination of any such Key Company Employee Employment Agreement. Any Key Company Employee who has not signed a Key Company Employee Employment Agreement within ten (10) Business Days following the Closing Date shall not receive any Buyer Option.

          (b) The Company shall use its reasonable efforts to cause employees of the Company other than Key Company Employees ("Other Company Employees") to enter into new employment agreements and non-compete agreements (collectively, "General Employment Agreements") with Buyer prior to the Closing, which General Employment Agreements shall have terms to be agreed upon between the Company and Buyer within five (5) Business Days after the date hereof. Any Other Company Employee who has not signed a General Employment Agreement within ten (10) Business Days following the Closing Date shall not receive any Buyer Option.

          SECTION 6.10. Exclusivity Period.

          (a) During the Exclusivity Period, the Company and the Selling Shareholders agree that, without the prior written consent of Buyer, neither they nor any of their subsidiaries and Affiliates or any of their respective officers, directors, employees, advisors, agents or representatives shall, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage the making by any Person (other than Buyer and its Affiliates) of any proposal concerning the purchase or sale, merger, tender offer, joint venture or other disposal or investment of equity interest or debt securities of the Company (an "Acquisition Proposal"), (ii) enter into, participate or engage in discussions or negotiations concerning an Acquisition Proposal, or furnish or disclose to any Person any information concerning an Acquisition Proposal, (iii) execute or enter into any contract or any non-binding arrangement (including any term sheet, letter of intent or similar document) with respect to an Acquisition Proposal, or (iv) engage in any activities of similar nature prohibited in items
(i) to (iii) above.

          (b) During the Exclusivity Period and during the one year period following the date on which this Agreement is terminated pursuant to the provision of Section 9.1 hereof, Buyer agrees that neither Buyer nor any of its subsidiaries and Affiliates or any of their respective officers, directors, employees, advisors, agents or representatives shall, directly or indirectly,
(i) solicit, initiate, knowingly facilitate or knowingly encourage the making by any Person of any proposal concerning the purchase or sale, merger, tender offer, joint venture or other disposal or investment of equity interest or debt securities of the Tulip Entities (a "Tulip Acquisition Proposal"), (ii) enter into, participate or engage in discussions or negotiations concerning a Tulip Acquisition Proposal, or furnish or disclose to any person any information concerning a Tulip Acquisition Proposal, (iii) execute or enter into any contract or any non-binding arrangement (including any term sheet, letter of intent or similar document) with respect to any Tulip Acquisition Proposal, or
(iv) engage in any activities of a similar nature prohibited in items (i) to
(iii) above (the "Tulip Exclusivity").

          SECTION 6.11. Buyer's Deposit. Buyer shall make the Deposit in an account specified by the Company (the "Deposit Account") on the first Business Day following the date of the execution of this Agreement. The Company agrees that the Deposit shall remain in the Deposit Account and shall not be used or withdrawn from such account except as provided in Sections 11.1(b) and (c). Simultaneously with the Closing (and following the satisfaction or waiver of the conditions set forth in Article VII and Article VIII), the Company shall transfer the Deposit to the account designated by the Selling Shareholders pursuant to Section 2.3(a)(i).

          SECTION 6.12. Financial Statements; Comfort Letter.

          (a) The Company shall (i) prepare and make available to Buyer for its review (A) audited financial statements of the Company as of and for the year ending December 31, 2005 (the "2005 Financial Statements") and (B) the management accounts of the Company prepared on a basis consistent with past practice as of and for the period beginning January 1, 2006 and ending at the last day of the latest full month prior to the Closing Date (the "Management Accounts"), and (ii) for the purposes of facilitating the post-Closing integration of the businesses of Buyer and the Company and the Follow-On Offering, provide Buyer with the opportunity to conduct a due diligence session with the Company's chief financial officer and the Auditors with regard to the

Management Accounts and any interim period following the ending date of the Management Accounts and ending the date prior to the Closing Date.

          (b) If the underwriters to the Follow-On Offering require a comfort letter from KPMG with regard to the Company, the Company shall cause a comfort letter to be provided by KPMG in the form mutually agreed upon by KPMG and the underwriters in connection with such Follow-On Offering.

          SECTION 6.13. No Transfer by Selling Shareholders. From the date hereof through the Closing, no Selling Shareholder shall transfer or encumber, directly or indirectly, any interest in the Company or the entity through which it holds its interest in the Company without the approval of Buyer; provided that (i) any Selling Shareholder who is a natural person, to his or her guardian, conservator, executor, administrator, spouse, children, grandchildren or parents, or to a trust of which the beneficiaries of the corpus and the income shall be such a person upon such Selling Shareholder's death or permanent incapacity, (ii) any Selling Shareholder that is not a natural person, to its limited partners, its Affiliates (including to any person to whom such Affiliate would be allowed to transfer such Affiliate's shares pursuant to this Section 6.13), or to any successor to such Selling Shareholder as the result of any merger, consolidation or other reorganization; provided further that any transferee in relation to any transfer pursuant to any of the foregoing exceptions shall enter into an agreement or instrument prior to the transfer thereof and prior to the Closing Date pursuant to which such transferee shall agree to be bound by the terms and conditions of this Agreement and the Ancillary Documents to which the transferor is a party.

          SECTION 6.14. Cancellation of Company Options. The Company shall cause all outstanding share options and warrants of the Company to have been cancelled on or prior to the Closing Date.

          SECTION 6.15. Change of Owners; SII Transfer. The Company and Target Multi-Media shall cause all holders of outstanding equity interests in Shanghai Target Media and in the Acquired Entities to transfer prior to the Closing their respective equity interests in such entities to Persons designated in writing by Buyer; provided that SII and SII International shall use their reasonable best efforts to complete the SII Transfer on or prior to the Closing Date or as soon as practicable thereafter. SII and SII International understand and agree that a portion of the Cash Consideration and Share Consideration payable to SII International shall be withheld without interest pursuant to Section 2.1(a) prior to the completion of the SII Transfer.

          SECTION 6.16. Dian Yang Undertaking. The Company shall cause Dian Yang to provide an undertaking in favor of Buyer prior to the Closing that Dian Yang will use its best efforts to transfer the assets and business subject to the Dian Yang Management Agreement to Buyer, and if such transfer is not permissible under Laws or the Contracts in relation to such assets and business, not to renew any Contract in relation to such assets and business without written consent of Buyer.

          SECTION 6.17. Non-Disclosed Contracts. The Seller Parties shall prepare a file containing all Non-Disclosed Contracts and shall, on the Closing Date and immediately after the Closing, provide such file to Buyer at the location reasonably specified by Buyer.

          SECTION 6.18. Mitigation of Losses. Notwithstanding the operation of the definitions of Material Adverse Effect and Material Adverse Change herein, the Seller Parties shall use their reasonable best efforts to prevent any further losses resulting from the losses of employees or delays or cancellations of orders for the Company's advertising services as a result of the announcement of this Agreement, including bringing legal action against any of such employee, customer or third parties to enforce any legal rights afforded to the Group Companies under Contracts or otherwise.

          SECTION 6.19. Further Actions.

          (a) Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement and by the Ancillary Documents.

          (b) Without limiting the generality of the parties' undertaking pursuant to Section 6.19(a), each of Buyer and the Seller Parties agrees to use its best efforts and to take any and all steps necessary, to the extent that such efforts or steps would not reasonably be expected to have a Buyer Material Adverse Effect, to avoid or eliminate each and every impediment under any Law that may be asserted by any PRC Governmental Authority or any other party so as to enable the parties hereto to expeditiously close the transactions contemplated hereby. In addition, each of Buyer and the Seller Parties shall use its best efforts, to the extent that such efforts or steps would not reasonably be expected to have a Buyer Material Adverse Effect, to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing.

          (c) The Seller Parties may determine at their sole discretion not to continue such efforts or steps as provided in Section 6.19(b) and to terminate this Agreement on or subsequent to April 30, 2006, and if this Agreement is not so terminated, Buyer may determine at its sole discretion not to continue such efforts or steps as provided in Section 6.19(b) and to terminate this Agreement on or subsequent to August 31, 2006.

          SECTION 6.20. Delivery of Allocation Schedule. The Seller Parties shall cause the Allocation Schedule to be delivered to Buyer no later than five
(5) Business Days prior to the Closing Date.

          SECTION 6.21. Termination of Certain Contracts. From time to time prior to the Closing, the Company may submit a list of Contracts, including Non-Disclosed Contracts (the "Identified Contracts"), to Buyer that the Company believes would be in the best interests of the Company and Buyer to terminate or amend, and represents and warrants that such termination or amendment shall not violate or be in breach of the terms of such Identified Contracts. Buyer shall provide written instructions to the Company specifying which of the Identified Contracts Buyer desires to be terminated or amended. Any actions taken by the Company to terminate or amend such Identified Contracts shall not constitute a breach of this Agreement, nor shall any Buyer Indemnified Party have any right to recover any Losses resulting from such actions.

                                   ARTICLE VII
             CONDITIONS TO THE SELLER PARTIES' AND THE OTHER SELLING
                            SHAREHOLDERS' OBLIGATIONS

          The obligation of the Seller Parties and the other Selling Shareholders to effect the Closing under this Agreement as specified below is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, unless validly waived in writing by the Company and the Carlyle Funds.

          SECTION 7.1. Representations and Warranties. The representations and warranties made by Buyer in this Agreement disregarding all qualifications and exceptions as to knowledge, materiality and Buyer Material Adverse Effect, shall be true and correct as of the Closing Date as though such representations and warranties were made at such date (except that any representations and warranties that are made as of a specified date shall be true and correct as of such specified date), with only such exceptions as would not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect; provided, however, that the effect of such exceptions shall not be applicable to any of the representations and warranties contained in Sections 6.1, 6.2 and 6.6, which shall be true and correct as of the Closing Date.

          SECTION 7.2. Performance. Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement and the Ancillary Documents to be so performed or complied with by it prior to the Closing Date.

          SECTION 7.3. Qualifications. The consents, waivers, approvals or other authorizations listed on Schedule 7.3 shall have been obtained or otherwise satisfied and shall continue to be in effect.

          SECTION 7.4. No Material Adverse Change. Since September 30, 2005 until the Closing Date, there shall not have been any Buyer Material Adverse Effect.

          SECTION 7.5. Officer's Certificates. Buyer shall have delivered to each of the Selling Shareholders a certificate, dated as of the Closing Date and executed by an executive officer of Buyer, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.3 hereof.

          SECTION 7.6. Shareholders Agreement Amendment. As of the Closing, the Shareholders Agreement Amendment shall be in full force and effect.

          SECTION 7.7. Injunctions. At the Closing Date, there shall not be in effect any Law or Governmental Order directing that the transactions provided for herein and in the Ancillary Documents not be consummated as provided herein or which has the effect of rendering it impossible to consummate such transactions.

          SECTION 7.8. Adverse Market Change. After the date hereof and prior to the Closing Date, there shall not have occurred a suspension or material limitation in trading in Buyer's securities on NASDAQ which occurrence is still outstanding as of the Closing Date, if the effect of any such event in the reasonable judgment of the Company makes it impracticable or inadvisable to proceed with the transactions contemplated in this Agreement and the Ancillary Documents.

          SECTION 7.9. FM Ordinary Shares. Buyer shall deliver to Seller the First Installment and register of members or other documents evidencing the Share Consideration on the Closing Date.

          SECTION 7.10. Opinions of Counsel. As of the Closing Date, the Selling Shareholders shall have received from Cayman Islands counsel to Buyer a written opinion dated and delivered as of the Closing Date in substantially the form attached hereto as Exhibit D.

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

          The obligation of Buyer to effect the Closing under this Agreement as specified below is subject to the satisfaction, at or prior to the Closing Date, as applicable, of each of the following conditions, unless waived in writing by Buyer.

          SECTION 8.1. Representations and Warranties. The representations and warranties made by the Company and the Selling Shareholders in this Agreement, disregarding all qualifications and exceptions as to knowledge, materiality and Material Adverse Effect, shall be true and correct as of the Closing Date as though such representations and warranties were made at such date (except that any representations and warranties that are made as of a specified date shall be true and correct as of such specified date), with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, that the effect of such exceptions shall not be applicable to any of the representations and warranties contained in Sections 3.1, 3.2, 3.6(a) and 4.2, which shall be true and correct as of the Closing Date.

          SECTION 8.2. Performance.

          (a) Performance. The Company and the Selling Shareholders shall have performed and complied in all material respects with all agreements and obligations required by this Agreement and the Ancillary Documents to be performed or complied with by them prior to the Closing Date.

          (b) Proceedings and Documents. All corporate and other proceedings that are required to be performed by the Company in connection with the transactions contemplated by this Agreement and the Ancillary Documents at the Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to Buyer, and Buyer shall have received the Company's board resolutions approving the transactions contemplated hereunder.

          (c) Qualifications. The consents, waivers, approvals or other authorizations listed on Schedule 8.2 shall have been obtained or otherwise satisfied and shall continue to be in effect.

          (d) No Material Adverse Change. Since the Balance Sheet Date until the Closing Date, there shall not have been any Material Adverse Change.

          SECTION 8.3. No Indebtedness. As of the Closing Date, none of the Group Companies shall have any Outstanding Indebtedness of any kind, in excess of the amount of the Cash Consideration.

          SECTION 8.4. Officer's Certificate. Each of the Seller Parties and the other Selling Shareholders shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by an executive officer of each such Seller Party (and with respect to the Company, the Chief Executive Officer and Chief Financial Officer) and such Selling Shareholder, certifying to the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.3, 8.9 and 8.12 hereof to the extent such conditions relate to the representations and warranties made by, or the covenants to be performed by, such Seller Party or such Selling Shareholder, as the case may be.

          SECTION 8.5. Outstanding Obligations. As of the Closing Date, the Company shall have provided to Buyer an updated Schedule of Outstanding Obligations setting forth the Company's operating lease obligations and other obligations going forward as of December 31, 2005.

          SECTION 8.6. Employment Agreements. As of the Closing Date, Mr. David Feng Yu shall have entered into a Key Company Employee Employment Agreement and such agreement shall be in full force and effect.

          SECTION 8.7. Lock-up Agreements. As of the Closing Date, each of the Selling Shareholders shall have entered into a Lock-up Agreement, and each such agreement shall be in full force and effect.

          SECTION 8.8. Non-Compete Agreements. As of the Closing Date, (i) each of the Carlyle Funds shall have entered into a Carlyle Non-Compete Agreement, in substantially the form and substance attached hereto as Exhibit C-1 (the "Carlyle Non-Compete Agreement") and (ii) the Company shall have used its reasonable best efforts to have caused each employee of the Group Companies who is also receiving any portion of the Cash and the Share Consideration but is not entering into a Key Company Employee Employment Agreement to enter into, and provide to Buyer, a Seller Non-Compete Agreement, in substantially the form and substance attached hereto as Exhibit C-2 (the "Seller Non-Compete Agreement"), and such agreements shall be in full force and effect.

          SECTION 8.9. Corporate Matters.

          (a) On or prior to the Closing Date, all outstanding options and warrants of the Company shall have been accelerated, cancelled or fully vested.

          (b) On or prior to the Closing Date, the Company shall have provided to Buyer waiver letters from all holders of options issued by the Company waiving any rights that such option holders may have had to such options.

          SECTION 8.10. Opinions of Counsel. As of the Closing Date, Buyer shall have received from Cayman Islands counsel and PRC counsel to the Company and the Group Companies, as the case may be, written opinions dated and delivered as of the Closing Date, in substantially the form and substance attached hereto in Exhibit E-1 and Exhibit E-2, respectively.

          SECTION 8.11. SAFE Registrations. As of the Closing Date, the Selling Shareholders shall have, if applicable, provided documentation to Buyer's satisfaction evidencing that all SAFE Registrations have been received by the Selling Shareholders, and such SAFE Registrations shall be in full force and effect.

          SECTION 8.12. Acquisitions. As of the Closing Date, the payment of the relevant purchase price for all pending or consummated Acquisitions (other than the proposed acquisition of the Tulip Entities) shall have been paid in full by the relevant Group Company or reserved in full in the financial statements of the Company and such Acquisitions shall have been consummated pursuant to the terms thereof.

          SECTION 8.13. SII Valuation Report. If the SII Transfer has not been completed by the Closing Date, as of the Closing Date (i) SII International shall have caused SII to cause an accredited PRC valuation firm to have provided to Buyer the SII Valuation Report, (ii) SII International shall have caused SII to submit the SII Valuation Report to the State-owned Assets Supervision Administration Commission of the Shanghai Municipal Government, and (iii) the valuation of SII's equity interests in Shanghai Target Media reported in the SII Valuation Report shall not exceed the amount of SII International's pro rata portion of the Purchase Price.

          SECTION 8.14. Proxy Arrangements. If the SII Transfer has not been completed by the Closing Date, on or prior to the Closing Date, SII International shall have caused SII to enter into a proxy agreement with Buyer or a Person designated by Buyer (the "Proxy") giving the Proxy all rights and powers over SII's equity interest in Shanghai Target Media, including voting power and any other right conferred by SII's beneficial ownership interest in Shanghai Target Media.

          SECTION 8.15. Injunctions. At the Closing Date, there shall not be in effect any Law or Governmental Order directing that the transactions provided for herein not be consummated as provided herein or which has the effect of rendering it impossible to consummate such transactions.

          SECTION 8.16. Minimum Condition. At the Closing Date, the Offered Shares shall constitute no less than 95% of the outstanding Shares.

                                   ARTICLE IX
                                   TERMINATION

          SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of the Seller Parties and Buyer;

          (b) by either the Seller Parties or Buyer if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by Buyer, if any Seller Party breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Document and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Article VIII, (B) cannot be or has not been cured within 15 days following written notice of such breach or failure to perform and (C) has not been waived by Buyer;

          (d) by the Seller Parties, if Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Document and such breach or failure to perform
(A) would give rise to the failure of a condition set forth in Article VII, (B) cannot be or has not been cured within 15 days following written notice of such breach or failure to perform and (C) has not been waived by the Seller Parties; or

          (e) by either Seller Parties or Buyer, if the Closing Date shall not have occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 28, 2006; provided that (i) if the Closing Date shall not have occurred prior to February 28, 2006 due only to the failure of the Company to satisfy the condition of providing the 2005 Financial Statements by such date, the parties hereto agree that the deadline of February 28, 2006 shall be extended to March 31, 2006; and (ii) if the Closing Date shall not have occurred prior to February 28, 2006 due to the conditions in Section 7.7 or 8.15 having not been fulfilled, this Agreement may be terminated pursuant to Section 6.19(c).

          SECTION 9.2. Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to all other parties. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein:

          (a) Buyer will redeliver to the Company all documents, work papers and other material of any of the Seller Parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

          (b) The provisions of the Confidentiality Agreements shall continue in full force and effect; and

          (c) Subject to Section 11.1 and Section 6.10(b), no party to this Agreement will have any liability under this Agreement to any other except (i) that nothing herein shall relieve any party from any liability for any willful breach of any of the representations, warranties, covenants and agreements set forth in this Agreement, and (ii) as contemplated by paragraph (b) above.

                                    ARTICLE X
                                 INDEMNIFICATION

          SECTION 10.1. Indemnification by the Affiliate Shareholders.

          (a) Subject to the limits set forth in this Article X, from and after the Closing Date, each of the Affiliate Shareholders, jointly and severally (each an "Indemnifying Affiliate

Shareholder"), agrees to indemnify, defend and hold Buyer, its Affiliates (including the Company and its Affiliates) and their respective officers, directors, stockholders, employees, agents and representatives (the "Buyer Indemnified Persons") harmless from and in respect of any and all losses, damages, costs, obligations, penalties, assessments, fines and expenses (including fees and expenses of counsel and other advisers) (collectively, "Losses"), that they may incur arising out of or due to (i) any breach or inaccuracy of any representation or warranty of the Seller Parties contained in
Article III of this Agreement, (ii) any breach of any covenant by the Seller Parties contained in this Agreement, (iii) any Loss arising out of Indebtedness of the Company that is incurred by the Company prior to the Closing but not recorded as Indebtedness of the Company in the Financial Statements, (iv) any Loss arising out of any expenses in excess of US$2,000,000 that are incurred by the Company prior to the Closing but not recorded as expenses of the Company in the Financial Statements, (v) any Loss arising out of or pursuant to the Non-Disclosed Contracts (including any Loss that is triggered, accelerated or caused by any transaction contemplated by this Agreement or any Ancillary Document) but not recorded as a liability or obligation of the Company in the Financial Statements, (vi) any Taxes or Loss relating to such Taxes with respect to any taxable period of any Group Company (or any predecessors) for all taxable periods ending on or before the Closing Date and with respect to any taxable period that begins on or before and ends after the Closing Date, for the portion thereof ending on the Closing Date except to the extent such Taxes are reflected as an accrued Tax liability on the Financial Statements and have been taken into account in determining the Closing Statement of Net Working Capital ("Pre-Closing Taxes"), and (vii) any Loss arising out of one or more transactions engaged in by Buyer after the Closing for the purpose of acquiring 100% of the equity interests of the Company in accordance with Section 88 of Cayman Companies Law 2004 in excess of the Purchase Price that would have been paid at the Closing to the holders of equity interests who are not party to this Agreement if such holders were Selling Shareholders hereunder.

          (b) The representations and warranties contained in Article III of this Agreement shall survive the Closing for a period of six (6) months after the Closing Date; provided that (i) the representations and warranties set forth in Section 3.1(a), 3.2 and 3.6(a) shall survive indefinitely and (ii) the representations and warranties set forth in Section 3.11 (Tax Matters) shall survive the Closing until ninety (90) days after the expiration of the applicable statute of limitations; provided, further, that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in Section 10.1(a) shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Affiliate Shareholder. All covenants and agreements contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remain in full force and effect for a period of one (1) year following the date by which such covenant or agreement is required to be performed; provided that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in this Section 10.1 shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Affiliate Shareholder.

          (c) Notwithstanding anything to the contrary contained in this
Agreement: (i) with respect to the provisions of Section 10.1(a)(i) (other than in relation to the representations and warranties set forth in Section 3.1(a), 3.2 or 3.6(a)), (A) an Indemnifying Affiliate Shareholder shall not be liable for any claim for indemnification pursuant thereto, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Selling Shareholders equals or exceeds US$1,000,000, after which the Indemnifying Affiliate Shareholders shall be liable only for those Losses in excess of US$1,000,000, (B) no Losses may be claimed thereunder by any Buyer Indemnified Party or shall be reimbursable by or shall be included in calculating the aggregate Losses set forth in clause (A) above other than Losses in excess of US$500,000 resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances and
(C) the maximum amount of indemnifiable Losses which may be recovered from the Selling Shareholders arising out of or resulting from the cause set forth therein shall be an amount equal to US$80,000,000; provided the maximum amount of indemnifiable Losses which may be recovered from the Indemnifying Affiliate Shareholders arising out of or resulting from the causes set forth in (x)
Section 10.1(a)(i) in respect of Sections 3.1(a), 3.2 or 3.6(a), (y) Section 10.1(a)(ii), (iii), (iv), (v), (vi) and (vii) and (z) Section 10.3 shall be an amount equal to 100% of the Value of the Cash Consideration and the Value of the Share Consideration actually received by the Indemnifying Affiliate Shareholders.

          SECTION 10.2. Indemnification by the Carlyle Funds.

          (a) Subject to the limits set forth in this Article X, from and after the Closing Date, each of the Carlyle Funds (each an "Indemnifying Carlyle Fund"), severally and not jointly, agree to indemnify, defend and hold the Buyer Indemnified Persons harmless from and in respect of any and all Losses that may incur arising out of or due to any breach or inaccuracy of any representation or warranty of such Indemnifying Carlyle Fund contained in Article IV of this Agreement or in any Ancillary Document and (ii) any breach of any covenant by such Indemnifying Carlyle Fund contained in this Agreement or in any Ancillary Document.

          (b) The representations and warranties contained in Article IV of this Agreement shall survive for a period of six (6) months; provided that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in this Section 10.2(b) shall survive until such time as such claim in finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Carlyle Fund. All covenants and agreements of an Indemnifying Carlyle Fund contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remaining full force and effect for a period of one (1) year following the date by which such covenant or agreement is first required to be performed; provided that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in this Section 10.2(b) shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Carlyle Fund.

          (c) Notwithstanding anything to the contrary contained in this Agreement, other than the representations and warranties set forth in Section 4.2, (i) an Indemnifying Carlyle Fund shall not be liable for any claim for indemnification, unless and until the aggregate amount of indemnifiable Losses which may be recovered from such Indemnifying Carlyle Fund equals or exceeds US$500,000, after which the Indemnifying Selling Shareholders shall be liable only for those Losses in excess of US$500,000, and (ii) the maximum amount of indemnifiable Losses which may be recovered by such Indemnifying Carlyle Fund arising out of or resulting from the causes set forth therein shall be an amount equal to 5% of the Aggregate Received Consideration; provided that with respect to the representations and warranties set forth in Section 4.2, the Buyer Indemnified Persons shall be entitled to any and all Losses up to 100% of the Aggregate Received Consideration.

          SECTION 10.3. Indemnification by the Selling Shareholders Other Than the Carlyle Funds.

          (a) Subject to the limits set forth in this Article X, from and after the Closing Date, each Selling Shareholder (other than the Carlyle Funds) (an "Indemnifying Selling Shareholder") agrees, severally and not jointly, to indemnify, defend and hold the Buyer Indemnified Persons harmless from and in respect of any and all Losses that they may incur arising out of or due to (i) any breach and inaccuracy of any representation or warranty of such Indemnifying Selling Shareholder contained in Article IV of this Agreement or in any Ancillary Document, (ii) with respect to any Indemnifying Selling Shareholder, other than the Affiliate Shareholders, any breach or inaccuracy of any representation or warranty of the Seller Parties in Article III of this Agreement and (iii) any breach of any covenant by such Indemnifying Selling Shareholder contained in this Agreement or in any Ancillary Document.

          (b) The representations and warranties contained in Article IV of this Agreement shall survive the Closing for a period of six (6) months after the Closing Date; provided that the representations and warranties set forth in
Section 4.2 shall survive indefinitely; provided. further, that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in Section 10.3(a) shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Selling Shareholder. All covenants and agreements of the Indemnifying Selling Shareholders contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remaining full force and effect for a period of one (1) year following the date by which such covenant or agreement is required to be performed; provided that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in this Section 10.3 shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to the applicable Indemnifying Selling Shareholder.

          (c) Notwithstanding anything to the contrary contained in this
Agreement: (i) other than with respect to the representations and warranties set forth in Section 4.2, an Indemnifying Selling Shareholder shall not be liable for any claim for indemnification pursuant to Section 10.3(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Selling Shareholder equals or exceeds US$1,000,000, after which the Indemnifying Selling Shareholders shall be liable only for those Losses in excess of US$1,000,000, (B) no Losses may be claimed thereunder by any Buyer Indemnified Party or shall be reimbursable by or shall be included in calculating the aggregate Losses set forth in clause (A) above other than Losses in excess of US$500,000 resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances (C) the maximum amount of indemnifiable Losses which may be recovered from any Indemnifying Selling Shareholder arising out of or resulting from the causes set forth in Section 10.3(a)(i) or (iii) shall be an amount equal to 100% of the Value of the Cash Consideration and the Value of the Share Consideration actually received by such Indemnifying Selling Shareholder and (D) the maximum amount of indemnifiable Losses which may be recovered from any Indemnifying Selling Shareholder arising out of or resulting from the causes set forth in
Section 10.3(a)(ii) shall be an amount equal to 20% of the Value of the Cash Consideration and the Value of the Share Consideration actually received by such Indemnifying Selling Shareholder.

          SECTION 10.4. Indemnification by Buyer.

          (a) Subject to the limits set forth in this Article X, from and after the Closing Date, Buyer agrees to indemnify, defend and hold the Selling Shareholders and their Affiliates and their respective officers, directors, stockholders, employees, agents and representatives (the "Seller Indemnified Persons") harmless from and in respect of any and all Losses that they may incur arising out of or due to any breach of any representation, warranty, covenant or other agreement of Buyer contained in this Agreement and the Ancillary Documents to which Buyer is a party.

          (b) The representations and warranties of Buyer contained in this Agreement shall survive the Closing for a period of six (6) months after the Closing; provided that the representations and warranties set forth in Sections 5.1, 5.2 and 5.6 shall survive indefinitely; provided, further, that any claim made with reasonable specificity by the party seeking to be indemnified within the survival period set forth in Section 10.4(a) shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to Buyer. All covenants and agreements contained herein shall remain in full force and effect for a period of one (1) year after the Closing Date, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remain in full force and effect for a period of one (1) year following the date by which such covenant or agreement is required to be performed; provided that any claim made with reasonable specificity by the party seeking to be indemnified within the applicable survival periods set forth in this Section 10.4 shall survive until such time as such claim is finally and fully resolved so long as a formal proceeding is brought within nine (9) months following notice of the claim being provided to Buyer.

          (c) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be liable for any claim for indemnification pursuant thereto, unless and until the aggregate amount of indemnifiable Losses which may be recovered from Buyer equals or exceeds US$500,000 and the maximum amount of indemnifiable Losses which may be recovered from Buyer arising out of or resulting from the causes set forth therein shall be an amount equal to US$39,000,000; provided that with respect to the representations and warranties in Section 5.1, 5.2 and 5.6, the maximum amount of indemnifiable Losses which may be recovered from Buyer shall be equal to the Value of the Share Consideration received by the Seller Indemnified Persons.

          SECTION 10.5. Indemnification as Exclusive Remedy; Mitigation. The indemnification provided in this Article X, subject to the limitations set forth herein, shall be the exclusive, post-Closing remedy available to any party in connection with any and all Losses arising out of or resulting from this Agreement, the transactions contemplated hereby, any property owned, based or subleased by any of the Group Companies or otherwise regarding any of the Group Companies. Each party hereto shall take all reasonable steps to mitigate its Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses. None of the parties hereto shall be liable under any provision of Sections 10.1, 10.2, 10.3 and 10.4 of this Agreement for any consequential or punitive damages (other than consequential or punitive damages payable to a third party).

          SECTION 10.6. Limitation on Indemnification. No claim may be asserted against either party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation, warranty, covenant or agreement on which such claim is based ceases to survive as set forth in Section 10.1, 10.2, 10.3 and 10.4 irrespective of whether the subject matter of such claim shall have occurred before or after such date.

          SECTION 10.7. Indemnification Calculations. The amount of any and all Losses for which indemnification is provided under this Article X shall be computed net of any insurance proceeds received by the indemnified party in connection with such Losses. If an indemnified party receives insurance proceeds in connection with Losses for which it has received indemnification, such party shall refund to the indemnifying party the amount of such insurance proceeds when received, up to the amount of indemnification received. An indemnified party shall use its commercially reasonable efforts to pursue insurance claims with respect to any Losses. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

          SECTION 10.8. No Duplication. Notwithstanding anything in this Article X, no Buyer Indemnified Person shall be deemed to have incurred any Losses with respect to any liability to the extent such liability was included in the calculation of the Net Working Capital Amount pursuant to the Closing Statement of Net Working Capital and deducted from the Cash Consideration pursuant to
Section 2.1(a).

          SECTION 10.9. Notice and Opportunity to Defend. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 10.1, 10.2, 10.3 or 10.4, the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves any claim or the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel selected by the Indemnifying Party and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. The party or parties seeking indemnification shall have the right to participate at its or their own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action no settlement or compromise thereof may be effected (i) by the Indemnifying Party without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless all relief provided is paid or satisfied in full by the Indemnifying Party or (ii) by the indemnified party without the consent of the Indemnifying Party. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent.

          SECTION 10.10. Contribution. Each of the Selling Shareholders (other than the Carlyle Funds) (the "Contributing Shareholder") acknowledges and agrees that, to the extent any other Selling Shareholder (other than the Carlyle Funds) pays any amount as an indemnity to the Buyer Indemnified Parties under this
Article X in respect of which such Contributing Shareholder is also liable hereunder, such Contributing Shareholder shall, promptly upon demand, pay to such other Selling Shareholder its pro rata portion (based on the aggregate portion of the Cash Consideration and Share Consideration received by such other Selling Shareholder) of such indemnity in cash.

          SECTION 10.11. Payment in Kind. For so long as any Selling Shareholder remains subject to the restrictions on the sale of FM Ordinary Shares set forth in the Lock-up Agreement in relation to such Selling Shareholder, or any FM Ordinary Shares received by any Selling Shareholder remain restricted securities for purposes of the Securities Act, whichever is later, any indemnity payable by such Selling Shareholder may, at such Selling Shareholder's option, be paid with FM Ordinary Shares. For the purposes of calculating the number of FM Ordinary Shares to be paid to satisfy any such indemnity, each FM Ordinary Share shall be valued at an amount equal to one-tenth of the closing price per ADS on the date one (1) Business Day prior to the payment of any such indemnity or, if payment of such indemnity in FM Ordinary Shares would be allowed pursuant to this
Section 10.11, in FM Ordinary Shares.

                                   ARTICLE XI
                                  MISCELLANEOUS

          SECTION 11.1. Fees and Expenses.

          (a) Except as otherwise provided in this Agreement, each of Buyer and the Selling Shareholders shall pay all of its respective out-of-pocket fees and expenses in connection with the preparation and negotiation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby; provided, however, that subsequent to the Closing, Buyer shall reimburse not more than US$2,000,000 of the Company's out-of-pocket fees and expenses relating or leading to the consummation of the transactions contemplated in this Agreement and the Ancillary Documents determined in the sole discretion of the Company, including the fees and expenses of the Company's counsel, accounting and financial and other advisors.

          (b) If this Agreement is terminated pursuant to the provisions of
Section 9.1(c) or 9.1(d), a break-up fee in the amount of (x) US$10,000,000 shall be paid by the Company to the account of Buyer in the event that this Agreement is terminated pursuant to the provisions of Section 9.1(c), or (y) US$20,000,000 shall be paid by Buyer to the account of the Company in the event this Agreement is terminated pursuant to the provisions of Section 9.1(d). The Company (in the case of a breach by the Company or the Selling Shareholders) or Buyer (in the case of a breach by Buyer) shall be liable for all costs, fees, expenses and liabilities incurred by the non-breaching party in connection with the preparation and negotiation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (including fees and expenses of legal counsel, outside accountants and other professional advisors). Notwithstanding the foregoing, in the event that Buyer has breached the provisions of the Tulip Exclusivity, Buyer shall pay to the Company a compensation fee in the amount of US$50,000,000.

          (c) Any amounts that become payable by Buyer under paragraph (b) above shall first be offset by the amount of the Deposit, with any remaining amounts to be paid by Buyer within two (2) Business Days of Buyer's receipt of the Company's notice of termination (in the case of the break-up fee) or within two
(2) Business Days of the final judgment of the arbitral tribunal pursuant to
Section 11.13 that Buyer breached the provisions of the Tulip Exclusivity. The total amount of the Deposit shall be returned by the Company to Buyer within two
(2) Business Days following the date of the termination of this Agreement pursuant to Section 9.1(c), or deducted from the Cash Consideration payable by Buyer on the Closing Date as set forth in Section 2.1(b).

          SECTION 11.2. Governing Law. This Agreement shall be construed under and governed by the Laws of the State of New York.

          SECTION 11.3. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and except for the joinder of any additional Selling Shareholder between the date hereof and the Closing Date (which additional Selling Shareholders shall be deemed to make the representations and warranties set forth in Article IV as of the date of their joinder).

          SECTION 11.4. No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Buyer, in the case of assignment by any of the Seller Parties, and the Seller Parties, in the case of any assignment by Buyer.

          SECTION 11.5. Waiver. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          SECTION 11.6. Notices.

          (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated or (iii) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (i) or (ii) above:

          If to Buyer:

               Focus Media Holding Limited
               28-30/F, Zhao Feng World Trade Building
               369 Jiangsu Road
               Shanghai 200050 PRC
               Attn: Daniel Wu, Chief Financial Officer
               +86 21 3212 4661 ex. 6339 (tel)
               +86 215240 0228 (fax)

          With a copy to:

               Simpson Thacher & Bartlett LLP
               7/F, ICBC Tower
               3 Garden Road
               Central, Hong Kong
               Attn: Chris Lin, Esq.
               +852 2514 7650 (tel)
               +852 2869 7694 (fax)

          If to any of the Selling Shareholders, to the Sellers' Representative:

               Mr. David Feng Yu
               c/o Target Media Holdings Limited
               38F, K. Wah Centre
               No.1010 Huaihai Road (M.)
               Shanghai 200031 PRC
               +86-21-6115 5088 (tel)
               +86-21-5405 1665 (fax)

          With copies to:

               Target Media Holdings Limited
               38F, K. Wah Centre
               No.1010 Huaihai Road (M.)
               Shanghai 200031 PRC

               Attn: Richard Xue, Chief Financial Officer
               +86-21-6115 5088 (tel)
               +86-21-5405 1665 (fax)

          and

               Shearman & Sterling LLP
               12/F, Gloucester Tower
               The Landmark
               11 Pedder Street
               Central, Hong Kong
               Attn: Leiming Chen, Esq.
               +852 2978 8000 (tel)
               +852 2978 8099 (fax)

          and

               Carlyle Asia Venture Partners II, L.P.
               CAVP II Co-Investment, L.P.
               c/o The Carlyle Group
               Suite 2801, Two Pacific Place
               88 Queensway, Central
               Hong Kong
               Attn: Wayne Tsou
               +852 2878 5073 (tel)
               +852 2878 7808 (fax)

          and

               Sullivan & Cromwell LLP
               28/F, Nine Queen's Road Central
               Central, Hong Kong
               Attn: Michael G. DeSombre, Esq.
               +852 2826 8688 (tel)
               +852 2522 2280 (fax)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

          (c) For convenience only, the parties agree that all notices, consents, directions or other actions that may be given or taken hereunder by the Seller Parties may be given by the

Sellers' Representative on behalf of the Seller Parties pursuant to a written instruction or document duly executed by Seller and that Buyer shall treat any such instrument or document as the action of the Seller Parties hereunder.

          SECTION 11.7. Complete Agreement. This Agreement, the Confidentiality Agreements, the Ancillary Documents and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 11.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          SECTION 11.9. Publicity. The Seller Parties and Buyer will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

          SECTION 11.10. Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.11. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          SECTION 11.12. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          SECTION 11.13. Dispute Resolution.

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to any other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party to such dispute with notice to the others.

          (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "HKIAC"). There shall be three (3) arbitrators. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator.

          (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration.

          (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

          (e) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

          (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

          (g) Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

                                        TARGET MEDIA HOLDINGS LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Chief Executive Officer

                                        FOCUS MEDIA HOLDING LIMITED


                                        By: /s/ Jason Jiang
                                            ------------------------------------
                                        Name: Jason Jiang
                                        Title: Chairman and
                                               Chief Executive Officer

                                        TARGET MEDIA INTERNATIONAL LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Authorized Representative


                                        HARVEST ENERGY LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Authorized Representative


                                        CARLYLE ASIA VENTURE PARTNERS II, L.P.

                                        By: CIPA GENERAL PARTNER, L.P.

                                        By: CIPA, LTD.


                                        By: /s/ Wayne Tsou
                                            ------------------------------------
                                        Name: Wayne Tsou
                                        Title: Authorized Representative


                                        CAVP II CO-INVESTMENT, L.P.

                                        By: CIPA GENERAL PARTNER, L.P.

                                        By: CIPA, LTD.


                                        By: /s/ Wayne Tsou
                                            ------------------------------------
                                        Name: Wayne Tsou
                                        Title: Authorized Representative

                                        SII INTERNATIONAL HOLDING LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        GENTLE BRIGHT DEVELOPMENT LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        MELLON FAMILY INVESTMENT COMPANY V


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        RICHARD KING MELLON FOUNDATION


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        MEGASTAR INVESTMENT MANAGEMENT LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        COUGAR INVESTMENT LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact

                                        PARTNER MEDIA INVESTMENTS LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        MORNINGSIDE TECHNOLOGY INVESTMENTS
                                        LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact


                                        UPPER DEVELOPMENT LIMITED


                                        By: /s/ David Feng Yu
                                            ------------------------------------
                                        Name: David Feng Yu
                                        Title: Attorney-in-fact

                                                                    SCHEDULE 1.1

Schedule 1.1A:

                         LIST OF AFFILIATE SHAREHOLDERS

Target Media International Limited

SII International Holding Limited

Schedule 1.1B:

                       LIST OF OTHER SELLING SHAREHOLDERS

Carlyle Asia Venture Partners II, L.P.

CAVP II Co-Investment, L.P.

Gentle Bright Development Limited

Mellon Family Investment Company V

Richard King Mellon Foundation

Megastar Investment Management Limited

Cougar Investment Limited

Partner Media Investments Limited

Morningside Technology Investments Limited

Upper Development Limited

Harvest Energy Limited

                                                                    SCHEDULE 1.2

ANCILLARY DOCUMENTS

Key Company Employee Employment Agreements

General Employment Agreements

Lock-up Agreements

Shareholders Employment Agreements

Carlyle Non-Compete Agreements

Seller Non-Compete Agreements

                                                                   SCHEDULE 1.3A

RELEVANT PERSONS FOR PURPOSES OF KNOWLEDGE OF BUYER

Jason Nanchun Jiang

Daniel Mingdong Wu

                                                                   SCHEDULE 1.3B

RELEVANT PERSONS FOR PURPOSES OF KNOWLEDGE OF SELLER PARTIES

David Feng Yu

Richard Zheng Xue

                                                                    SCHEDULE 7.3

                      BUYER CONSENTS, WAIVERS AND APPROVALS

NONE

                                                                    SCHEDULE 8.2

                         CONSENTS, WAIVERS AND APPROVALS

NONE

                               DISCLOSURE SCHEDULE

                                     TO THE

                            SHARE PURCHASE AGREEMENT

                                      AMONG

                           FOCUS MEDIA HOLDING LIMITED

                          TARGET MEDIA HOLDINGS LIMITED

                                       AND

                     THE SELLING SHAREHOLDERS NAMED THEREIN

                           DATED AS OF JANUARY 7, 2006

     The numbers of this Disclosure Schedule (this "Disclosure Schedule") correspond to section and subsection numbers in Article III of the Share Purchase Agreement (the "Agreement") among Focus Media Holding Limited, Target Media Holdings Limited (the "Company" or "Target Media") and the Selling Shareholders named therein. Capitalized terms used in this Schedule but not otherwise defined herein shall have the same meanings ascribed to them in the Agreement.

     This Disclosure Schedule and the information and disclosures contained herein are intended only to qualify and limit the representations, warranties and covenants of Target Media contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

     Notwithstanding anything to the contrary contained in this Disclosure Schedule or in the Agreement, the information and disclosures contained in any section of this Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of this Disclosure Schedule as though fully set forth in such other section for which the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.

     The inclusion of any information in any section of this Disclosure Schedule or other document delivered by Target Media pursuant to the Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

     The underlined headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

          SECTION 3.1(B) Company Contracts

1. Share Subscription Agreement dated August 20, 2004 among the Company, Target Media Multi-Media Technology (Shanghai) Co., Ltd. ("Target Multi-Media"), Shanghai Target Media Co., Ltd. ("Shanghai Target Media"), shareholders of the Company's common shares and purchasers of Series A preferred shares

2. Share Subscription Agreement dated July 19, 2005 among the Company, Target Multi-Media, Shanghai Target Media, shareholders of the Company's common shares and purchasers of Series B preferred shares

3. Amended and Restated Shareholders Agreement dated July 29, 2005 among the Company, Target Multi-Media, Shanghai Target Media and each shareholder of the Company

4. Future Equity Transfer Agreement dated August 2004 between the Company and each shareholder of Shanghai Target Media, as amended

5. The Company occasionally seeks advice from various third party consultants on an ad hoc basis with respect to location development, financing, display placement, legal matters, etc. and pays consulting fees to such third parties; no written contracts exist for such transactions.

6. The Company pays a Cayman Islands agent for its services in handling the Company's share register and other corporate matters related to Cayman Islands.

7. In July 2005, the Company entered into service agreements with Morgan Stanley, Shearman & Sterling LLP, KPMG and Haiwen & Partners, respectively, with regard to the initial public offering and listing of its common shares on NASDAQ.

8. In August 2005, the Company entered into an employment agreement with Richard Xue

9. The Company has entered into various option grant agreements with certain of its employees since August 2004.

          SECTION 3.2 Share Capital of the Company

     The Company's authorized share capital consists of 210,000,000 common shares, of which 111,100,000 shares are issued and outstanding, and 66,000,000 preferred shares, of which 41,641,679 Series A preferred shares and 21,820,243 Series B preferred shares are issued and outstanding. As of December 31, 2005, the Company had granted to certain of its directors, officers and other employees options to purchase an aggregate of 19,395,769 common shares of the Company. Certain of these options will be fully vested and cashed out in connection with the transactions contemplated by the Agreement.

     The following table sets forth the outstanding capitalization of the Company as of December 31, 2005:

                               NUMBER OF SHARES
     CLASS OF SHARES        ISSUED AND OUTSTANDING   PAR VALUE
-------------------------   ----------------------   ---------
Common Shares                    111,100,000         US$0.0001
Series A Preferred Shares         41,641,679         US$0.0001
Series B Preferred Shares         21,820,243         US$0.0001

          SECTION 3.3 Group Companies

(i)  Jurisdiction of incorporation

                   GROUP COMPANY                     JURISDICTION OF INCORPORATION
--------------------------------------------------   -----------------------------
Target Media Holdings Limited                               Cayman Islands

Target Multi-Media                                          P.R. China
(Chinese Character)

                   GROUP COMPANY                     JURISDICTION OF INCORPORATION
--------------------------------------------------   -----------------------------
Shanghai Target Media                                       P.R. China
(Chinese Character)

Shenyang Target Media Co., Ltd.                             P.R. China
(Chinese Character)

Fuzhou Heng Ding United Media Co., Ltd.                     P.R. China
(Chinese Character)

Tianjin Metro Operating Information Consulting
Service Co., Ltd.                                           P.R. China
(Chinese Character)

Shanghai Ju Wang Cheng Cheng Advertising Co., Ltd.          P.R. China
(Chinese Character)

Xiamen Target Media Advertising Co., Ltd.                   P.R. China
(Chinese Character)

Material Group Companies include (i) Target Media Holdings Limited, (ii) Target Multi-Media and (iii) Shanghai Target Media.

Recently Acquired Companies include (i) Shenyang Target Media Co., Ltd. (Chinese Character), (ii) Fuzhou Heng Ding United Media Co., Ltd. (Chinese Character),
(iii) Tianjin Metro Operating Information Consulting Service Co., Ltd. (Chinese Character), (iv) Shanghai Ju Wang Cheng Cheng Advertising Co., Ltd. (Chinese Character) and (v) Xiamen Target Media Advertising Co., Ltd. (Chinese Character).

The following table sets forth the subsidiaries, branches or representative offices Shanghai Target Media maintains in China:

                 CITIES                NATURE OF PRESENCE    REGISTRATION WITH LOCAL AICS
     -----------------------------   ---------------------   ----------------------------
 1    Beijing (Chinese Character)    Representative Office                Yes
 2    Tianjin (Chinese Character)    Representative Office                 No
 3   Chongqing (Chinese Character)   Representative Office                Yes
 4   Guanghzou (Chinese Character)          Branch                        Yes
 5   Shenzhen (Chinese Character)           Branch                        Yes
 6   Dongguan (Chinese Character)           Branch                         No
 7    Zhuhai (Chinese Character)            Branch                         No
 8   Hangzhou (Chinese Character)    Representative Office                Yes
 9    Wenzhou (Chinese Character)    Representative Office                 No

                 CITIES                NATURE OF PRESENCE    REGISTRATION WITH LOCAL AICS
     -----------------------------   ---------------------   ----------------------------
10    Ningbo (Chinese Character)     Representative Office                Yes
11   Shaoxing (Chinese Character)    Representative Office                 No
12    Taizhou (Chinese Character)    Representative Office                 No
13    Huzhou (Chinese Character)     Representative Office                 No
14    Jiaxing (Chinese Character)    Representative Office                 No
15     Yiwu (Chinese Character)      Representative Office                 No
16    Nanjing (Chinese Character)    Representative Office                Yes
17    Suzhou (Chinese Character)     Representative Office                 No
18     Wuxi (Chinese Character)      Representative Office                 No
19   Changshu (Chinese Character)    Representative Office                 No
20   Jiangyin (Chinese Character)    Representative Office                 No
21           Zhangjiagang            Representative Office                 No
          (Chinese Character)
22    Kunshan (Chinese Character)    Representative Office                 No
23    Fuzhou (Chinese Character)          Subsidiary                      Yes
24    Xiamen (Chinese Character)          Subsidiary                      Yes
25   Quanzhou (Chinese Character)    Representative Office                 No
26   Jinjiang (Chinese Character)    Representative Office                 No
27    Shishi (Chinese Character)     Representative Office                 No
28     Wuhan (Chinese Character)     Representative Office                Yes
29    Yichang (Chinese Character)    Representative Office                 No
30   Changsha (Chinese Character)    Representative Office                 No
31    Chengdu (Chinese Character)    Representative Office                 No
32     Jinan (Chinese Character)     Representative Office                 No
33    Qingdao (Chinese Character)    Representative Office                Yes
34    Yantai (Chinese Character)     Representative Office                 No
35    Weihai (Chinese Character)     Representative Office                 No
36    Tai'an (Chinese Character)     Representative Office                 No
37    Jining (Chinese Character)     Representative Office                 No
38   Shenyang (Chinese Character)         Subsidiary                      Yes
39    Dalian (Chinese Character)            Branch                        Yes
40   Changchun (Chinese Character)   Representative Office                Yes
41     Xi'an (Chinese Character)     Representative Office                 No
42    Lanzhou (Chinese Character)    Representative Office                 No
43    Kunming (Chinese Character)    Representative Office                 No
44     Dali (Chinese Character)      Representative Office                 No
45    Lijiang (Chinese Character)    Representative Office                 No
46     Sanya (Chinese Character)     Representative Office                 No
47     Lhasa (Chinese Character)     Representative Office                 No

(ii) Equity ownership

     (A)  Target Media Holdings Limited

          The Company's authorized share capital consists of 210,000,000 common shares, of which 111,100,000 shares are issued and outstanding, and 66,000,000 preferred shares, of which 41,641,679 Series A preferred shares and 21,820,243 Series B preferred shares are issued and outstanding.

     The conversion ratios of the Series A and Series B preferred shares were
     1.05767 common shares per Series A preferred share and 1.01572 common shares per Series B preferred share, respectively. As a result, upon conversion, all of the Company's Series A preferred shares would be converted to 44,043,155 common shares and all of the Company's Series B preferred shares would be converted to 22,163,258 common shares, respectively.

     The following table sets forth the percentage interests held by each shareholder of the Company on an as-converted basis as of December 31, 2005:

                                               NUMBER OF
                                             COMMON SHARES   PERCENTAGE
                SHAREHOLDER                   AS-CONVERTED    INTERESTS
                -----------                  -------------   ----------
Target Media International Limited             77,000,000       43.4%
Harvest Energy Limited                         10,000,000        5.6%
SII International Holding Limited              11,100,000        6.3%
Gentle Bright Development Limited              10,000,000        5.6%
Upper Development Limited                       6,693,876        3.8%
Carlyle Funds                                  49,962,803       28.1%
Partner Media Investments Limited               2,206,880        1.2%
Richard King Mellon Foundation                    738,775        0.4%
Mellon Family Investment Company V                738,775        0.4%
Megastar Investment Management Limited          4,432,652        2.5%
Cougar Investment Limited                       1,477,551        0.8%
Morningside Technology Investments Limited      2,955,101        1.7%
                                              -----------        ---
   TOTAL:                                     177,306,413        100%
                                              ===========        ===

     As of December 31, 2005, the Company had granted to certain of its directors, officers and other employees options to purchase an aggregate of 19,395,769 common shares of the Company. Certain of these options will be fully vested and cashed out in connection with the transactions contemplated by the Agreement.

(B)  Target Multi-Media

     The registered capital of Target Multi-Media is US$24 million. All of the equity interest of Target Media Multi-Media is owned by Target Media Holdings Limited.

(C)  Shanghai Target Media

     The registered capital of Shanghai Target Media is RMB11.11 million. The following table sets forth the percentage interests of each equity holder of Shanghai Target Media Co., Ltd.:

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
David Feng Yu (Chinese Character)                              69.3%
Shanghai Information Investment Inc.                           10.0%

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
(Chinese Character)
Shanghai Dian Yang Digital Media Technology Co., Ltd.           9.0%
(Chinese Character)
Yongqing Lu (Chinese Character)                                 9.0%
Shanghai Zhuoyue Manager Information Co., Ltd.                  2.7%
(Chinese Character)

(D)  Shenyang Target Media Co., Ltd.

     The registered capital of Shenyang Target Media Co., Ltd. is RMB600,000. The following table sets forth the percentage interests of each equity holder of Shenyang Target Media Co., Ltd.:

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
Shanghai Target Media                                          70%
Liaoning Huaqiao Advertising Design Co., Ltd.                  30%
(Chinese Character)

(E)  Fuzhou Heng Ding United Media Co., Ltd.

     The registered capital of Fuzhou Heng Ding United Media Co., Ltd. is RMB1 million. All of the equity interest of Fuzhou Heng Ding United Media Co., Ltd. is owned by Shanghai Target Media.

(F)  Tianjin Metro Operating Information Consulting Service Co., Ltd.

     The registered capital of Tianjin Metro Operating Information Consulting Service Co., Ltd. is RMB1 million. The following table sets forth the percentage interests of each equity holder of Tianjin Metro Operating Information Consulting Service Co., Ltd.:

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
Shanghai Target Media                                          50%
Beijing Dongfang Ying Long Advertising Co., Ltd.               50%
(Chinese Character)

(G)  Shanghai Ju Wang Cheng Cheng Advertising Co., Ltd.

     The registered capital of Shanghai Ju Wang Cheng Cheng Advertising Co., Ltd. is RMB1 million. The following table sets forth the percentage interests of each equity holder of Shanghai Ju Wang Cheng Cheng Advertising Co., Ltd.:

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
Shanghai Target Media                                          50%
Wang Yong (Chinese Character)                                  40%
Wu Hongbin (Chinese Character)                                 10%

(H)  Xiamen Target Media Advertising Co., Ltd.

     The registered capital of Xiamen Target Media Advertising Co., Ltd. is RMB1 million. The following table sets forth the percentage interests of each equity holder of Xiamen Target Media Advertising Co., Ltd.:

                    EQUITY HOLDER                       PERCENTAGE INTEREST
                    -------------                       -------------------
Shanghai Target Media                                          80%
Wu Nanbin (Chinese Character)                                  10%
Wang Xilan (Chinese Character)                                 10%

(iii) Second Amended and Restated Articles of Association of the Company and the Amended and Restated Shareholders Agreement dated July 29, 2005 among the Company, Target Multi-Media, Shanghai Target Media and each shareholder of the Company contain voting arrangement and other restrictions relating to the issuance, sale, transfer or disposition of the Company's common shares.

          SECTION 3.5 Financial Information

          (a) Change of accounting principles

               Since the Balance Sheet Date, Target Multi-Media has received a tax preferential treatment and become subject to approximately 2.3% value added tax instead of the normal 17%.

          (b) Changes since the Balance Sheet Date

               (A)  Changes in share capital

                    Since the Balance Sheet Date, the Company has granted to certain employees options to purchase an aggregate of 19,395,769 common shares of the Company.

               (B)  Changes in short term or long term debt

                    1. In December 2005, Shanghai Information Investment Inc. extended a short-term loan of RMB30 million to Shanghai Target Media at a monthly interest rate of 0.3915%.

                    2. Shanghai Target Media's notes payable decreased from approximately RMB56 million as of September 30, 2005 to approximately RMB44 million as of December 31, 2005.

          (d) Liabilities (other than arising in the ordinary course of business) required to be disclosed

               In December 2005, Shanghai Information Investment Inc. extended a short-term loan of RMB30 million to Shanghai Target Media at a monthly interest rate of 0.3915%.

          (e) Estimated outstanding obligations under non-disclosed contracts

          (i) The following table sets forth the outstanding display placement agreement obligations as of September 30, 2005.

                     DISPLAY PLACEMENT AGREEMENT OBLIGATIONS
                  PAYMENTS DUE BY PERIOD (IN THOUSANDS OF RMB)

 2006     2007     2008
------   ------   ------
93,789   73,009   44,606

          (ii) As of September 30, 2005, the future outstanding obligation under the existing supply agreements is approximately RMB34 million.

          (iii) As of December 31, 2005, Shanghai Target Media's outstanding obligations under various acquisition agreements are as follows:

                    1. Shanghai Target Media agreed to purchase the remaining 30% equity interests of Shenyang Target Media Co., Ltd. held by Liaoning Huaqiao Advertising Design Co., Ltd. after August 30, 2006 and the purchase price will be determined based on the performance of Shenyang Target Media Co., Ltd. for the period from September 1, 2005 to August 30, 2006.

                    2. In connection with the acquisition of the equity interests in Shenyang Target Media, Shanghai Target Media is obligated to pay RMB500,000 to Liaoning Huaqiao Advertising Design Co., Ltd. as deposit.

                    3. Shanghai Target Media's outstanding obligation in connection with the acquisition of the assets of Shangdong Fu Er Media Co., Ltd. (Chinese Character) is approximately RMB4.51 million.

                    4. Shanghai Target Media's outstanding obligation in connection with the acquisition of the assets of Wuhan Hai Ming Broadcasting Advertising Co., Ltd. (Chinese Character) is approximately RMB217,000.

                    5. Shanghai Target Media's outstanding obligation under an acquisition of certain display placement agreements from Shanghai Cheng Nuo Advertising Co., Ltd. (Chinese Character) entered into in August 2005, is approximately RMB1.35 million.

          SECTION 3.10 Changes

          (d) Loan, advances or capital contributions to, or investments in, any Person or payment of any fees to any Seller Party

               1.   See disclosure in Section 3.10(e) of this Disclosure
                    Schedule.

               2.   See disclosure in Section 3.10(m) of this Disclosure
                    Schedule.

               3. See disclosure in Section 3.16(a)(ii) of this Disclosure Schedule.

          (e) Since the Balance Sheet Date, Shanghai Target Media entered into the following major asset transactions:

               1. On October 21, 2005, Shanghai Target Media closed its acquisition of 70% equity interest of Shenyang Target Media Co., Ltd.

               2. On October 25, 2005, Shanghai Target Media closed its acquisition of 100% equity interest of Fuzhou Heng Ding United Media Co., Ltd.

               3. On October 24, 2005, Shanghai Target Media signed an agreement to acquire all of the assets of Shandong Fu Er Media Co., Ltd., including all of its display placement contracts.

               4. Shanghai Target Media is in the process of closing its acquisition of all of the assets of Wuhan Hai Ming Broadcasting Advertising Co, Ltd., including all of its display placement contracts.

               5. Target Multi-Media or Shanghai Target Media entered into supply agreements with its suppliers to purchase compact flash cards, flat panel displays or information technology equipment in the ordinary course of its business and the aggregate value of such acquisitions exceed RMB2 million.

          (h) Indebtedness by any Group Companies exceeding RMB1 million

               1. In December 2005, Shanghai Target Media received a short-term loan of RMB30 million from Shanghai Information Investment Inc. at a monthly interest rate of 0.3915%.

               2. As of December 31, 2005, Shanghai Target Media's notes payable is approximately RMB44 million.

          (m) Commitment to do the foregoing

               The Company entered into a non-binding memorandum of understanding with certain shareholders of Tulip Media Holding Limited on September 30, 2005 and made a deposit of US$2 million to Tulip Media Holding Limited; the Company will forgo such deposit if the transaction contemplated therein does not consummate due to any intentional misconduct of the Company.

          SECTION 3.11(A) Tax Matters

          (ii) Payment of taxes

               1. Shanghai Target Media does not pay tax for any recognized income until such amount is actually billed to its customers. Accounts receivable consist of both billed and unbilled receivables. The unbilled receivables comprise unbilled amounts that have been recognized as revenue in accordance with an advertising contract. Advertising service revenues are recognized over the performance period of an advertising contract. However, certain large customers are usually not billed for unpaid amounts until after the completion of the contractual service period. As to such recognized but unbilled revenue amounts, no tax is paid.

               2. As of December 31, 2005, Material Group Companies have not paid stamp duty tax in an amount of RMB150,000.

          (iii) Shanghai Target Media received an extra income tax refund of RMB176,101 due to government error.

          SECTION 3.12(C) Severance Plans

               Discharged employees of the Group Companies are entitled to standard severance payments as required by PRC labor laws.

          SECTION 3.14 Share Option Plan Information

               The Company's board of directors has adopted a 2005 equity incentive plan.

          SECTION 3.15 Intellectual Property

               1. Shanghai Target Media is applying for the registration of several trademarks including "(Chinese Characters)", "(Chinese Characters)", "(Chinese Characters)", "Target", "Target Media" and "Target Media (Chinese Characters)"

               2. Shanghai Target Media has registered the internet domain name www.targetmedia.com.cn

               3. Shanghai Target Media is in the process of applying for two patents for a flat panel display mounting frame design and a display outer shape design.

               4. Target Multi-Media owns a copyright in a software DigiCasting v1.0 which was registered with the State Copyright Bureau on September 23, 2005.

          SECTION 3.16 Material Contracts

          (a) Material contracts excluding Non-Disclosed Contracts

          (i) Contracts that contains restrictions with respect to distribution on capital stock

               1. Share Subscription Agreement dated August 20, 2004 among the Group Companies and purchasers of Series A preferred shares

               2. Share Subscription Agreement dated July 19, 2005 among the Group Companies and purchasers of Series B preferred shares

               3. Amended and Restated Shareholders Agreement dated July 29, 2005 among the Group Companies and each shareholder of the Company

          (ii) Future capital contribution commitment

               1. In January 2006, Shanghai Target Media entered into an agreement with Shanghai Xin Na Advertising Media Co., Ltd. (Chinese Character) and its shareholders to contribute capital of approximately RMB7.5 million in exchange for approximately 25% of equity interest of Shanghai Xin Na Advertising Media Co., Ltd.

               2. Although no definitive agreement is reached yet, Shanghai Target Media is under discussion to enter into the following joint venture projects:

                    a. To contribute capital in exchange for 50% equity interest in a to-be-established joint venture with five individuals, Shanghai Target Media Culture Communication Co., Ltd. (Chinese Character), with a registered capital of RMB3 million.

                    b. To acquire 100% equity interest in a local flat panel display network operator in Zhengzhou for a purchase price of approximately RMB1.8 million.

          (iii) Indebtedness of any Group Companies

               1. Bank of Shanghai agrees to issue promissory notes to the order of Shanghai Target Media, the amount of which cannot exceed an amount equal to 2.5 times the deposit that Shanghai Target Media maintains with the bank and is no more than RMB60 million. As of December 31, 2005, the outstanding amount under the notes is approximately RMB44 million.

               2. Shanghai Information Investment Inc. provided a short-term loan of RMB30 million to Shanghai Target Media at a monthly interest rate of 0.3915%.

          (iv) Loan, advance or investment by a Group Company to a Related Party

               Other than reasonable travel and business expense advances incurred in the ordinary course of business, the Group Companies enter into the following related party transactions on regular basis: (a) performance of obligations under the Structure Agreements; (b) inter-company loans between Target Multi-Media and Shanghai Target Media and (c) Shanghai Target Media extended a loan of approximately RMB600,000 to Shenyang Target Media Co., Ltd. as working capital.

          (v) Loan, advance or investment exceeding RMB100,000 by a Group Company to a non-Related Party

               1.   See disclosure in Section 3.10(e) of this Disclosure
                    Schedule.

               2.   See disclosure in Section 3.10(m) of this Disclosure
                    Schedule.

               3. See disclosure in Section 3.16(a)(ii) of this Disclosure Schedule.

          (vi) Management, service or consulting contract in excess of RMB500,000 per annum

               1. A consulting agreement dated October 26, 2004 between Shanghai Target Media and CTR Market Research Co., Ltd. (Chinese Character)

               2. Consulting agreements dated December 13, 2004, June 10, 2005 and June 20, 2005 between Shanghai Target Media and Nielsen Media Research (Chinese Character) with an aggregate contract price of approximately RMB788,000.

               3. A service agreement dated June 16, 2005 between Shanghai Target Media and Beijing Hua Sheng Shi Dai Advertising Co., Ltd. (Chinese Character) with a contract price of approximately RMB500,000.

               4. A consulting and service agreement dated July 11, 2005 between Shanghai Target Media and Shanghai Jin Die Software Technology Co., Ltd. (Chinese Character) with a contract price of approximately RMB760,000.

               5. Material Group Companies entered into employment agreements with (i) David Feng Yu, the chief executive officer; (ii) Richard Zheng Xue, the chief financial officer; (iii) Huang Xin, the vice president of finance; (iv) Tao Qin, the vice president of location development; and (v) Lai Gerong, the sales director, respectively, each of whom receives an annual compensation exceeding RMB500,000.

               6. In July 2005, the Company entered into service agreements with Morgan Stanley, Shearman & Sterling LLP, KPMG and Haiwen & Partners, respectively, with regard to the initial public offering and listing of its common shares on NASDAQ.

          (viii) Contracts in excess of RMB500,000 that cannot be terminated without liability upon less than 90 days' notice

               1. Certain supply, advertising and display placement agreements of the Non-Disclosed Contracts.

               2. See disclosure in Section 3.5(e)(iii) of this Disclosure Schedule.

               3. See disclosure in Section 3.16(a)(vi) of this Disclosure Schedule.

               4. A purchase agreement dated June 10, 2005 between Shanghai Target Media and Shanghai Telecommunication Equipment Plant (Chinese Character) with a contract price of approximately RMB868,500.

               5. A purchase agreement dated December 2005 between Shanghai Target Media and Tianjin Subway Shen Yuan Advertising Consultancy Co., Ltd. (Chinese Character) with a contract price of approximately RMB34.5 million.

               6. An installment agreement dated August 5, 2005 between Shanghai Target Media and Tianjin Subway Communication Signal (Shanghai) Engineering Co., Ltd. (Chinese Character) with a contract price of approximately RMB520,000.

               7. An advertising agency agreement dated December 8, 2004 between Shanghai Target Media and Tianjin Sheng Cun Advertising Co., Ltd. (Chinese Character) with a contract price of approximately RMB10.8 million.

               8. An installment agreement dated April 6, 2005 between Shanghai Target Media and Shenzhen Hua Sui Technology Co., Ltd. (Chinese Character) with a contract price of approximately RMB868,000.

               9. A purchase agreement dated July 11, 2005 between Shanghai Target Media and Shanghai Jin Die Software Technology Co., Ltd. (Chinese Character) with a contract price of approximately RMB765,000.

               10. A purchase agreement dated December 28, 2005 between Shanghai Target Media and Shanghai Xin Na Advertising Media Co., Ltd. (Chinese Character) with a contract price of approximately RMB1.5 million.

          (x) Joint venture, partnership or other cooperative arrangements

               1. Shanghai Target Media and Beijing Dongfang Ying Long Advertising Co., Ltd. formed a joint venture in September 2005 and each party contributed 50% of the registered capital of RMB1 million to engage in flat panel display advertising business for the Subway Line #1 in the City of Tianjin.

               2. Shanghai Target Media, Wang Yong and Wu Hongbin formed a joint venture in November 2005, in which Shanghai Target Media holds 50% of the registered capital of RMB1 million, to engage in flat panel display advertising or other advertising business in Internet cafe.

               3. Shanghai Target Media, Wu Nanbin and Wang Xilan formed a joint venture in 2005, in which Shanghai Target Media holds 80% of the registered capital of RMB1 million, to engage in flat panel display advertising business in Xiamen.

               4. See disclosure in Section 3.16(a)(ii) of this Disclosure Schedule.

          (xiii) Contracts that contains a "change of control" provision

               The Company's standard option grant agreement contains a "change in control" provision.

          SECTION 3.17 Certain Transactions with Related Parties

          (i) Indebtedness to Related Parties

               1. Shanghai Target Media entered into an agreement with David Feng Yu to lease offices located at Hero Mansion #2701-2703, 2669 Xietu Road, Shanghai, China from Mr. Yu at a monthly rental of RMB30,000.

               2. Shanghai Target Media entered into an agreement with David Feng Yu to lease an office located at 2 Zongfu Road, Times Square #TJ-711, Chengdu, Sichuan, China from Mr. Yu at a monthly rental of RMB30,000.

               3. In December 2005, Shanghai Target Media received a short-term loan of RMB30 million from Shanghai Information Investment Inc. at a monthly interest rate of 0.3915%.

          (iii) Ownership interest in related entities or competing business

               (a)  Ownership interest in related entities

               1. David Feng Yu owns controlling equity interests in Shanghai Dian Yang Digital Media Technology Co., Ltd. ("Dian Yang"), which conducted the following transactions with Shanghai Target Media:

                    (a) In December 2003 Dian Yang transferred to Shanghai Target Media its entire flat panel display advertising business, employees and all related tangible and intangible assets.

                    (b) Subsequent to the business transfer, certain parties to the display placement agreements and the advertising contracts made with Dian Yang continue to perform under the original agreements. Under an arrangement between Dian Yang and Shanghai Target Media, Dian Yang continues to make lease payments under the unassignable display placement agreements and collect advertising fees under the unassignable advertising contracts on behalf of Shanghai Target Media, until these agreements expire.

               2. David Feng Yu owns equity interests in Huashan Dianyang Hospital Management Co., Ltd. which received advertising services from Shanghai Target Media in the ordinary course of Shanghai Target Media's business.

          (iv) Contract with any Group Company

               1. See disclosure in (i) through (iii) of Section 3.17 of this Disclosure Schedule.

               2. See disclosure in 1 through 3 of Section 3.1(b) of this Disclosure Schedule.

          SECTION 3.18 Structure Agreements

               1. Asset Purchase Agreement dated August 2004 between Target Multi-Media and Shanghai Target Media, as amended

               2. Lease and Service Agreement dated August 2004 between Target Multi-Media and Shanghai Target Media, as amended

               3. Software License and Exclusive Technical Service Agreement dated August 2004 between Target Multi-Media and Shanghai Target Media, as amended

               4. Guarantee Agreement dated August 2004 between Target Multi-Media and each of Shanghai Target Media's shareholders, i.e., David Feng Yu, Shanghai Information Investment Inc., Shanghai Dian Yang Digital Media Technology Co., Ltd., Yongqing Lu and Shanghai Zhuoyue Manager Information Co., Ltd., as amended

               5. Future Equity Transfer Agreement dated August 2004 between the Company and each of Shanghai Target Media's shareholders, i.e., David Feng Yu, Shanghai Information Investment Inc., Shanghai Dian Yang Digital Media Technology Co., Ltd., Yongqing Lu and Shanghai Zhuoyue Manager Information Co., Ltd., as amended

          SECTION 3.22 Insurance policies of the Group Companies

               The Company buys accident insurance policies from American International Assurance for certain of its employees; the Company also maintains car insurance and shipment insurance for the flat panel displays.

          SECTION 3.24 Leased real properties

                    (a) The following table sets forth the office and warehouse leases currently entered into by the Group Companies:

              CITY                       LOCATION        PERIOD FROM    PERIOD TO    RENTAL RMB /MTH
              ----                       --------        -----------    ---------    ---------------
Shanghai (Chinese Character)       (Chinese Character)      6/1/2005    8/31/2006              200.00
Beijing (Chinese Character)        (Chinese Character)      6/1/2005    5/31/2007           70,207.67
Beijing (Chinese Character)        (Chinese Character)     11/1/2005   10/31/2006            1,000.00
Changchun (Chinese Character)      (Chinese Character)      9/7/2005    9/15/2008            2,500.00

              CITY                       LOCATION        PERIOD FROM    PERIOD TO    RENTAL RMB /MTH
              ----                       --------        -----------    ---------    ---------------
Changshu (Chinese Character)       (Chinese Character)     12/1/2005   11/30/2006            1,000.00
Chengdu (Chinese Character)        (Chinese Character)     5/15/2005    5/14/2007            3,000.00
Chengdu (Chinese Character)        (Chinese Character)     8/27/2005    8/26/2006      10000 per year
Dalian (Chinese Character)         (Chinese Character)      6/1/2005    5/31/2006            7,328.11
Dongguan (Chinese Character)       (Chinese Character)     4/20/2005    4/19/2006            1,500.00
Fuzhou (Chinese Character)         (Chinese Character)      8/6/2005     8/5/2006            5,000.00
Guangzhou (Chinese Character)      (Chinese Character)      5/8/2005     4/7/2007           15,400.00
Guangzhou (Chinese Character)      (Chinese Character)                                       1,530.53
Guangzhou (Chinese Character)      (Chinese Character)     7/18/2005    7/17/2007           26,725.00
Hangzhou (Chinese Character)       (Chinese Character)     3/15/2005    3/14/2006            8,883.33
Huzhou (Chinese Character)         (Chinese Character)     12/1/2005    12/1/2006            1,400.00
Jinan (Chinese Character)          (Chinese Character)     8/27/2005    8/26/2006            5,657.50
Jiaxing (Chinese Character)        (Chinese Character)     12/1/2004   11/30/2005              983.33
Jiangyin (Chinese Character)       (Chinese Character)     12/1/2005   11/30/2006            1,250.00
Jiuzhaigou (Chinese Character)     (Chinese Character)     12/5/2004    12/5/2005              250.00
Kunming (Chinese Character)        (Chinese Character)      1/8/2005     1/7/2006              900.00
Kunshan (Chinese Character)        (Chinese Character)     1/17/2005    1/16/2006            1,800.00
Lanzhou (Chinese Character)        (Chinese Character)     11/1/2005   10/31/2006            1,300.00
Nanjing (Chinese Character)        (Chinese Character)      3/1/2005    2/28/2007            7,000.00
Nanjing (Chinese Character)        (Chinese Character)      9/5/2005     9/5/2006            1,600.00
Ningbo (Chinese Character)         (Chinese Character)     8/23/2005    8/22/2006            3,500.00
Qingdao (Chinese Character)        (Chinese Character)     6/20/2005    6/20/2006            6,084.00
Qingdao (Chinese Character)        (Chinese Character)    11/25/2005    5/24/2006            1,200.00
Quanzhou (Chinese Character)       (Chinese Character)      7/1/2005    2006-2-30            2,150.72
Shanghai (Chinese Character)       (Chinese Character)     5/28/2001    5/27/2011              200.00
Shanghai (Chinese Character)       (Chinese Character)     6/28/2004   12/15/2013              200.00
Shanghai (Chinese Character)       (Chinese Character)    10/31/2005    9/30/2008          238,868.00
Shanghai (Chinese Character)       (Chinese Character)      1/1/2005   12/31/2006            2,500.00
Shaoxing (Chinese Character)       (Chinese Character)     12/1/2005    5/31/2006            1,000.00
Shenzhen (Chinese Character)       (Chinese Character)    11/10/2005   11/10/2006            3,262.00
Shenzhen (Chinese Character)       (Chinese Character)     4/15/2005    4/15/2006          193,740.00
Shenyang (Chinese Character)       (Chinese Character)     4/10/2005     4/9/2006           10,000.00
Suzhou (Chinese Character)         (Chinese Character)     1/24/2005    1/23/2006            3,065.00
Taizhou (Chinese Character)        (Chinese Character)      2/1/2005    1/31/2007            1,666.67
Tianjin (Chinese Character)        (Chinese Character)     4/11/2005    4/10/2006            8,100.00
Wenzhou (Chinese Character)        (Chinese Character)      4/1/2005     4/1/2008            2,000.00
Wuxi (Chinese Character)           (Chinese Character)      6/1/2005    5/31/2006            3,125.00
Wuhan (Chinese Character)          (Chinese Character)     5/16/2005    5/15/2007           12,414.60
Wuhan (Chinese Character)          (Chinese Character)      8/1/2005     8/1/2006              650.00
Xi'an (Chinese Character)          (Chinese Character)     11/1/2005   10/31/2006            1,300.00
Xiamen (Chinese Character)         (Chinese Character)      9/1/2005    8/31/2006   20584.8 per 3 mth
Yichang (Chinese Character)        (Chinese Character)    10/20/2005   10/19/2006           20,000.00
Yiwu (Chinese Character)           (Chinese Character)      3/1/2005    2/28/2006              833.33
Zhangjiagang (Chinese Character)   (Chinese Character)      9/1/2005    8/31/2006       9000 per year
Chongqing (Chinese Character)      (Chinese Character)     6/20/2005    6/19/2007           14,083.00
Zhuhai (Chinese Character)         (Chinese Character)    10/13/2005   10/12/2006            1,200.00
Changsha (Chinese Character)       (Chinese Character)     9/15/2005   12/15/2005            1,300.00

                    (b) As of December 31, 2005, the Group Companies have entered into approximately 10,000 display placement agreements that are currently effective.

          SECTION 3.26 Brokers

               Morgan Stanley has acted as the financial advisor to the Seller Parties.

                                                                       EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                                January __, 2006

Focus Media Holding Limited
28-30/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 100032 China

Ladies and Gentlemen:

     The undersigned, a shareholder of Target Media (as defined below), has entered into a Share Purchase Agreement (the "Share Purchase Agreement"), dated as of January 7, 2006, with FOCUS MEDIA HOLDING LIMITED, a company with limited liability organized under the laws of the Cayman Islands (the "Company"), TARGET MEDIA HOLDINGS LIMITED ("Target Media"), a company with limited liability organized under the laws of the Cayman Islands and those SHAREHOLDERS of Target Media (collectively, the "Selling Shareholders") set forth in Schedule 1.1A and 1.1B thereto, for the purchase by the Company of all of the Shares. The undersigned further understands and acknowledges that the consideration paid to the Selling Shareholders consists of the Share Consideration, and that as a shareholder or beneficiary of Target Media, the undersigned will receive ordinary shares of the Company ("Ordinary Shares").

     Unless otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Share Purchase Agreement.

     In consideration of the agreement by the Company to purchase the Shares, the undersigned's receipt of the Ordinary Shares at the Closing in accordance with the allocation set forth on the Allocation Schedule (such Ordinary Shares, the "Received Shares") and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that with regard to any Received Shares, without the Company's prior permission, (I) during the period beginning from the Closing Date and continuing to and including the date that is 180 calendar days after the Closing Date (the "Initial Lock-up Period"), not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of: (A) the Received Shares or (B) any American depositary shares ("ADS"), any global depositary shares or global depositary receipts ("GDSs"), or any securities of the Company substantially similar to the ADSs, Ordinary Shares or the GDSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs, Ordinary Shares, GDSs or any such substantially similar securities now owned (of record, beneficially or otherwise, including as a custodian), in each case, representing the Received Shares (the securities covered by the foregoing clauses (A) and (B), collectively, are referred to as the "Lock-up Securities") and (II) during the period beginning from and after the expiration or termination of the initial Lock-up Period and continuing to and including the date that is 360 calendar days after the Closing Date (the "Second Lock-up Period", and together with the

Initial Lock-up Period, the "Lock-up Period"), not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, Lock-up Securities in an amount equal to more than fifty percent (50%) of the Lock-up Securities held by the undersigned as of the Closing Date, as adjusted for any split, reverse split, subdivision, combination, reclassification or other similar action affecting outstanding Ordinary Shares; except that the foregoing restrictions in clauses (I) and (II) above shall not apply to (u) a bona fide gift by an individual to a donee, (v) any transfer by a Selling Shareholder to an Affiliate that does not involve a disposition for value, (w) any transfer by a Selling Shareholder to its limited partners, its Affiliates (including to any person to whom such Affiliate would be allowed to transfer such Affiliate's shares pursuant to Section 6.12 of the Share Purchase Agreement), or to any successor to such Selling Shareholder as the result of any merger, consolidation or other reorganization, (x) any payment of Lock-up Securities to any Buyer Indemnified Party in satisfaction of any indemnity payable by the undersigned under the Share Purchase Agreement, (y) any contribution of Lock-up Securities pursuant to the Contribution Agreement, dated as of January [__], 2006, by and among David Feng Yu and the Carlyle Funds or
(z) any transfer of the Lock-up Securities by a Selling Shareholder to another Selling Shareholder as contemplated by Sections 2.1(c) and 10.10 of the Share Purchase Agrement; provided, that any transferee in relation to any transfer pursuant to any of the foregoing exceptions shall enter into an agreement or instrument prior to such transfer pursuant to which such transferee shall agree to be bound by the terms and conditions of the Share Purchase Agreement and the Ancillary Documents to which the transferor is a party, including, until the expiration of the Lock-up Period, the restrictions set forth herein, except in the case where such transferee is already bound by such terms and conditions. For the avoidance of doubt, the Lock-up Securities do not include (i) any ADSs of the Company purchased by the undersigned at any time in open market transactions or (ii) any Ordinary Shares acquired by the undersigned in any transactions that are not related to the transactions contemplated by the Share Purchase Agreement.

     The undersigned understands that the Company, Target Media and the Selling Shareholders are relying upon this Lock-up Agreement in proceeding toward consummation of the transaction contemplated in the Share Purchase Agreement. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned's heirs, successors, and assigns.

     This Lock-up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Lock-up Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Exact Name of Lock-up Party]

Agreed and Accepted by:


-------------------------------------
FOCUS MEDIA HOLDING LIMITED

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE XII INTERPRETATION

          SECTION 12.1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used in the English version of this Agreement shall have the following meanings:

     "ACCOUNTING PRINCIPLES" means generally accepted accounting principles as applied in the United States of America.

     "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

     "AGREEMENT" has the meaning ascribed thereto in the preamble hereto.

     "APPLICABLE SECURITIES LAW" means (i) with respect to any offering of securities in the United States of America, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any State of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States of America, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

     "BUSINESS DAY" means any weekday that the banks in the PRC, Hong Kong and the United States of America are generally open for business.

     "CENTRE" has the meaning ascribed thereto in Section SECTION 21.3. (c).

     "COMMISSION" means (i) with respect to any offering of securities in the United States of America, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States of America, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

     "COMPANY" has the meaning ascribed thereto in the preamble hereto.

     "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     "DISCLOSING PARTY" has the meaning ascribed thereto in Section SECTION
20.4. .

     "DISPUTE" has the meaning ascribed thereto in Section SECTION 21.3. (a).

     "EQUITY SECURITIES" means any Ordinary Shares, Ordinary Share Equivalents or other voting securities of the Company.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "FINANCING DOCUMENTS" has the meaning ascribed thereto in Section SECTION 20.1..

     "FINANCING TERMS" has the meaning ascribed thereto in Section SECTION 20.1.
..

     "FORM F-3" means Registration Statement on Form F-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

     "FORM S-3" means Registration Statement on Form S-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

     "FORMER PREFERRED HOLDERS" has the meaning ascribed thereto in the preamble hereto.

     "FORMER SERIES A PREFERRED HOLDERS" has the meaning ascribed thereto in the preamble hereof.

     "FORMER SERIES B PREFERRED HOLDERS" has the meaning ascribed thereto in the preamble hereof.

     "FORMER SERIES C PREFERRED HOLDERS" has the meaning ascribed thereto in the preamble hereof.

     "FOUNDING SHAREHOLDERS" has the meaning ascribed thereto in the preamble hereto.

     "HOLDERS" means the Target Holders and the Former Preferred Holders, together with the permitted transferees and assigns of any Holder.

     "HONG KONG" means the Hong Kong Special Administrative Region.

     "INITIATING HOLDERS" means, with respect to a request duly made to Register any Registrable Securities under Section SECTION 16.1. (a) or Section SECTION
16.1. (b), the Holders initiating such request.

     "JJ MEDIA" means JJ Media Investment Holding Limited, an international business company organized and existing under the laws of the British Virgin Islands.

     "ORDINARY SHARES" means the ordinary shares, par value US$0.01 per share, of the Company.

     "ORDINARY SHARE EQUIVALENTS" means warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares.

     "PERSON" means any natural person, corporation limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

     "PREFERRED SHARE" means any of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares.

     "PRIOR SHAREHOLDERS AGREEMENT" has the meaning ascribed thereto in the recitals hereof.

     "REGISTRATION" means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms "Register" and "Registered" have meanings correlative with the foregoing.

     "REGISTRABLE SECURITIES" means (i) the Series A Registrable Securities,
(ii) the Series B Registrable Securities, (iii) the Series C Registrable Securities, (iv) all Equity Securities which may be from time to time acquired by a Former Preferred Holder after the date of the Prior Shareholders Agreement and (v) the Target Registrable Securities, excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section SECTION 21.1. (b).

     "REGISTRATION STATEMENT" means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SELLING EXPENSES" means, with respect to the issue or sale of any securities by the Company, any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

     "SERIES A PREFERRED SHARES" means the Series A preferred shares, par value US$0.01 per share, of the Company.

     "SERIES A REGISTRABLE SECURITIES" means (i) the Ordinary Shares issued upon conversion of any Series A Preferred Shares and (ii) any Equity Securities of the Company issued as (or issuable upon the conversion or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section SECTION 21.1. (b).

     "SERIES B PREFERRED SHARES" means the Series B preferred shares, par value US$0.01 per share, of the Company.

     "SERIES B REGISTRABLE SECURITIES" means (i) the Ordinary Shares issued upon conversion of any Series B Preferred Shares and (ii) any Equity Securities of the Company issued as (or issuable upon the conversion or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section SECTION 21.1. (b).

     "SERIES C PREFERRED SHARES" means the Series C-1 Shares and the Series C-2 Shares.

     "SERIES C REGISTRABLE SECURITIES" means (i) the Ordinary Shares issued upon conversion of any Series C Preferred Shares and (ii) any Equity Securities of the Company issued as (or issuable upon the conversion or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section SECTION 21.1. (b).

     "TARGET ANCILLARY DOCUMENTS" means this Agreement and the Target Lock-Up Agreements.

     "TARGET HOLDERS" has the meaning ascribed thereto in the preamble hereof.

     "TARGET LOCK-UP AGREEMENTS" means those certain Lock-Up Agreements, dated the date of the closing of the transactions contemplated by the Target Purchase Agreement, by and among the Company and each of the Target Holders.

     "TARGET PURCHASE AGREEMENT" has the meaning ascribed thereto in the recitals hereof.

     "TARGET REGISTRABLE SECURITIES" means (i) the Ordinary Shares received by the Target Holders pursuant to the Target Purchase Agreement and (ii) any Equity Securities of the Company issued as (or issuable upon the conversion or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section SECTION 21.1. (b).

     "VIOLATION" has the meaning ascribed thereto in Section SECTION 16.6. (a).

          SECTION 12.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in ARTICLE XII shall have the meanings assigned to them in ARTICLE XII and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement,
(iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (vi) all references in this Agreement to designated

Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement.

          SECTION 12.3. Nominees. The parties hereto acknowledge that any Equity Securities acquired in the Company by 3i Asia Pacific Technology LP and 3i Asia Pacific 2004-06 LP shall be held by 3i AP Tech Nominees Limited and 3i Nominee Limited as nominees, respectively. Notwithstanding, 3i Asia Pacific Technology LP and 3i Asia Pacific 2004-06 LP shall continue to exercise any rights and undertake any obligations under this Agreement as if such Equity Securities were directly held by such investors.

ARTICLE XIII [REMOVED AND RESERVED]

ARTICLE XIV [REMOVED AND RESERVED]

ARTICLE XV [REMOVED AND RESERVED]

ARTICLE XVI REGISTRATION RIGHTS.

          SECTION 16.1. Demand Registration Rights.

          (a) Registration Other Than on Form F-3.

          (i) Subject to the terms of this Agreement, at any time after January 13, 2006, Holders representing a majority in voting power of the then outstanding Series A Registrable Securities may request the Company in writing to effect the Registration of any Registrable Securities held thereby. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section SECTION 16.1. (a)(i).

          (ii) Subject to the terms of this Agreement, at any time after January 13, 2006, Holders representing a majority in voting power of the then outstanding Series B Registrable Securities may request the Company in writing to effect the Registration of any Registrable Securities held thereby. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. The Company shall be obligated to effect no more than two
(2) Registrations pursuant to this Section SECTION 16.1. (a)(ii).

          (iii) Subject to the terms of this Agreement, at any time after January 13, 2006, Holders representing 20% or more in voting power of the then outstanding Series C Registrable Securities may request the Company in writing to effect the Registration of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of Selling Expenses, would not be less than US$20,000,000. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event within sixty (60) days of the receipt of such request, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. The Company shall be obligated to effect no more than two
(2) Registrations pursuant to this Section SECTION 16.1. (a)(iii).

          (iv) (A) Subject to the terms of this Agreement and the Target Lock-up Agreements, at any time after January 13, 2006, Holders representing 25% or more in voting power of the then outstanding Target Registrable Securities may request the Company in writing to effect the Registration of any Registrable Securities held thereby. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section SECTION 16.1. (a)(iv).

          (B) Upon the written request of any Holder of Target Registrable Securities, the Company shall promptly, and in any event within three (3) Business Days after receipt of such written request, inform such Holder, based on the Company's records, as to the percentage of voting power represented by the Target Registrable Securities held by such Holder with respect to the then outstanding Target Registrable Securities.

          (b) Registration on Form F-3.

          (i) Subject to the terms of this Agreement, from time to time and at any time, Holders holding any Series A Registrable Securities may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public would not be less than US$1,000,000 and for which the Company is entitled to use Form F-3, Form S-3 or a comparable form to register the requested Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request.

          (ii) Subject to the terms of this Agreement, from time to time and at any time, Holders holding any Series B Registrable Securities may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public would not be less than US$1,000,000 and for which the Company is entitled to use Form F-3, Form S-3 or a comparable form to register the requested Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request.

          (iii) Subject to the terms of this Agreement, from time to time and at any time, Holders holding any Series C Registrable Securities may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public would exceed US$1,000,000 and for which the Company is entitled to use Form F-3, Form S-3 or a comparable form to register the requested Registrable Securities. Upon receipt of such a request the Company shall (i) promptly, and in any event within ten (10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request.

          (iv) Subject to the terms of this Agreement and the Target Lock-up Agreements, from time to time and at any time, Holders holding any Target Registrable Securities may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public would not be less than US$1,000,000 and for which the Company is entitled to use Form F-3, Form S-3 or a comparable form to register the requested Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly, and in any event within ten
(10) Business Days after receipt of such written request, give written notice of the proposed Registration to all other Holders and (ii) use best efforts to cause, as soon as practicable, the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution to the public in such jurisdictions as the Initiating Holders may reasonably request.

          (c) Right of Deferral. Notwithstanding anything to the contrary in this Section SECTION 16.1. :

          (i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to any of the provisions of Section SECTION
16.1. (a) if, within the six (6) month period preceding the date of such request, the Company has either (i) already effected a Registration under any of the provisions of Section SECTION 16.1. (a) or Section SECTION 16.1. (b) or (ii) already affected a Registration (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan) in which the Holders had an opportunity to participate pursuant to the provisions of Section SECTION 16.2. and no Registrable Securities of the Holders were excluded from such Registration pursuant to the provisions of Section SECTION 16.2. (c).

          (ii) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section SECTION 16.1. (b) if, within the six
(6) month period preceding the date of such request, the Company has already effected a Registration (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan) in which the Holders had an opportunity to participate pursuant to the provisions of Section SECTION 16.2. and no Registrable Securities of the Holders were excluded from such Registration pursuant to the provisions of Section SECTION 16.2. (c).

          (iii) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section SECTION 16.1. (a) or Section SECTION
16.1. (b) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed in the near future. Following delivery of such certificate, the Company shall have the right to defer such filing for a period not to exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section
SECTION 16.1. (a) or Section SECTION 16.1. (b) to Register Registrable Securities; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

          (d) Underwritten Offerings. If, in connection with a request to Register Registrable Securities under any of the provisions of Section SECTION
16.1. (a) or Section SECTION 16.1. (b), the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in to Section
SECTION 16.1. (a) or Section SECTION 16.1. (b). In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude such number of Registrable Securities from the underwriting as required
(i) after excluding any other Equity Securities from the underwriting (including, without limitation, any Equity Securities which the Company may seek to include in the underwriting for its own account) and (ii) so long as at least thirty percent (30%) in voting power of any Registrable Securities requested by the Holders to be included in such underwriting and Registration shall be included. If a limitation of the number of Registrable Securities is required pursuant to this Section SECTION 16.1. (d), the number of Registrable Securities that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

          SECTION 16.2. Piggyback Registrations.

          (a) Registration of the Company's Securities. Subject to Section
SECTION 16.2. (c) and the terms of the Target Lock-up Agreements, if the Company proposes to Register for its own account any of its Equity Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use best efforts to include in such Registration any Registrable Securities thereby requested by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section SECTION
16.2. (a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section SECTION
16.3. .

          (c) Underwriting Requirements.

          (i) In connection with any offering involving an underwriting of the Company's Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section SECTION 16.2. unless such Holder shall include such Registrable Securities in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. Subject to clause (ii) below, in the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section SECTION
16.2. in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities from the underwriting (other than any Equity Securities which the Company may seek to include in the underwriting for its own account), and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (i) first, to the Company and (ii) thereafter, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration.

          (ii) Notwithstanding anything to the contrary in this clause (c), in connection with any offering involving an underwriting of the Company's Equity Securities, in no event shall the underwriters exclude any Registrable Securities which Holders may seek to include in such Registration and underwriting under this Section SECTION 16.2. unless at least thirty percent (30%) in voting power of any Registrable Securities requested by the Holders to be included in such underwriting and Registration shall be included.

          (iii) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

          (d) Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section SECTION 16.2. in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable), or
(iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable securities.

          SECTION 16.3. Expenses. All expenses, other than Selling Expenses, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all U.S. federal, "blue sky" and all foreign registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company and of counsel for the Holders (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section SECTION 16.1. (a) or Section SECTION 16.1. (b) if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered unless (i) in connection with a Registration proceeding begun pursuant to Section SECTION
16.1. (a) and withdrawn, Holders representing a majority in voting power of Registrable Securities then held by the Initiating Holders for such Registration request agree that such Registration request constitutes the use by such Holders of one (1) registration request under Section SECTION 16.1. (a) or (ii) if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change.

          SECTION 16.4. Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

          (a) Registration Statement. Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and upon the request of any Holder, keep the Registration Statement Effective; provided, that the Company shall not be required to keep any such Registration Statement effective for more than ninety (90) days.

          (b) Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by such Registration Statement.

          (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Applicable Securities Law, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such Registration.

          (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting Registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting Registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (h) Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

          (i) Further Actions. Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company's securities are traded.

          SECTION 16.5. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to Register the Registrable Securities of any Holder pursuant to this ARTICLE XVI that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held thereby and the intended method of disposition of such securities as shall be required to timely effect the Registration of such Holder's Registrable Securities.

          SECTION 16.6. Indemnification. In the event any Registrable Securities are included in a registration statement under this ARTICLE XVI:

          (a) Company Indemnity. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under laws which are applicable in connection with any Registration, qualification, or compliance, of the Company's securities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

          (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

          (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, accountants, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section
SECTION 16.6. (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, underwriter or controlling Person of such Holder.

          (b) Notice. Promptly after receipt by an indemnified party under this Section SECTION 16.6. of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section SECTION 16.6., deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section SECTION 16.6. to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section SECTION 16.6. .

          (c) Contribution. If any indemnification provided for in this Section
SECTION 16.6. is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (d) Survival. The obligations of the Company and Holders under this Section SECTION 16.6. shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

          SECTION 16.7. Termination of the Company's Obligations. The Company shall not be obligated under this ARTICLE XVI to Register any Registrable Securities which a Holder proposes to sell after November 29, 2011, or, if, in the reasonable opinion of counsel to the Company, all such Registrable Securities proposed to be sold may then be sold without registration in any ninety (90) day period pursuant to Rule 144 under the Securities Act.

          SECTION 16.8. No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in voting power of the Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities and the Target Registrable Securities, respectively, then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 or Form F-3 registration rights described in this ARTICLE XVI, or otherwise).

          SECTION 16.9. Rule 144 Reporting. With a view to making available the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of Applicable Securities Law which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3 or F-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or comparable provision under Applicable Securities Laws in any jurisdiction where the Company's securities are listed), at all times;

          (b) Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under Applicable Securities Law; and

          (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or F-3 (or any form comparable thereto under

Applicable Securities Laws of any jurisdiction where the Company's securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to Form S-3 or F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company's securities are listed).

ARTICLE XVII [REMOVED AND RESERVED]

ARTICLE XVIII TRANSFER RESTRICTIONS

          Notwithstanding anything to the contrary contained herein, JJ Media shall not, without the prior written consent of Former Preferred Holders representing not less than a majority in voting power of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, respectively, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of any Equity Securities held by JJ Media to any Person until January [15], 2006.

ARTICLE XIX ADDITIONAL COVENANTS

          Everease. In the event that Shanghai Everease Advertising Co., Ltd. (Chinese Character) ("EVEREASE") or any of its Affiliates (other than the Company or Group Companies) shall issue to any Person (an "EVEREASE INVESTOR") any equity securities of Everease or such Affiliate or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of Everease or such Affiliate (collectively, the "EVEREASE SECURITIES"), Nanchun Jiang shall cause Everease to notify each of the Former Preferred Holders by written notice (the "EVEREASE ISSUANCE NOTICE") describing such issuance and the terms and conditions thereof, and each of the Former Preferred Holders shall have the right to subscribe for, at the same price and subject to the same terms and conditions as offered to such Everease Investor, up to the number of Everease Securities obtained by multiplying (x) the aggregate number of Everease Securities offered by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Former Preferred Holder, and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) owned by all the Former Preferred Holders and JJ Media, which right shall be exercised by written notice to Nanchun Jiang within thirty (30) days following the receipt of the Everease Issuance Notice indicating such Former Preferred Holder's election to participate and the number of Everease securities it intends to subscribe.

ARTICLE XX CONFIDENTIALITY AND NON-DISCLOSURE.

          SECTION 20.1. Disclosure of Terms. The terms and conditions (the "FINANCING TERMS") of this Agreement, any agreement pursuant to which the Former Preferred Holders subscribed to the Company's Equity Securities, together with any annexes, exhibits and schedules thereto, and any agreement pursuant to which the Target Holders received the Company's Equity Securities, together with any annexes, exhibits and schedules thereto (including any Target Ancillary Document) (collectively, the "FINANCING DOCUMENTS"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

          SECTION 20.2. Press Releases. None of the parties hereto shall issue any press release or otherwise make any announcement in an advertisement, conference or otherwise disclosing any of the Financing Terms without the prior approval in writing of the Company, the holders of a majority in voting power of the Series A Preferred Shares, a majority in voting power of the Series B Preferred Shares and 80% in voting power of the Series C Preferred Shares, respectively.

          SECTION 20.3. Permitted Disclosures. Notwithstanding the foregoing,
(i) any party may disclose the existence of the financing (but not the Financing Terms) to any third party, and (ii) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in the case of either (i) or (ii), only where such Person is under appropriate non-disclosure obligations.

          SECTION 20.4. Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any Financing Document or any of the Financing Terms hereof in contravention of the provisions of this ARTICLE XX, such party (the "DISCLOSING PARTY") shall provide the other parties hereto with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties hereto) a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any other party hereto.

          SECTION 20.5. Other Information. The provisions of this ARTICLE XX shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

ARTICLE XXI MISCELLANEOUS

          SECTION 21.1. Binding Effect; Assignment.

          (a) Notwithstanding anything herein to the contrary, the rights of (x) any Former Preferred Holder under ARTICLE XVIII, ARTICLE XIX and ARTICLE XX and
(y) any Target Holder under ARTICLE XX may be assigned, and (i) the Company is, within reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this
ARTICLE XXI and the terms and conditions of each Section of this Agreement with respect to which any rights are being assigned thereto under this clause. From the time of such transfer or assignment, for all purposes of each Section of this agreement with respect to which rights are assigned thereto under this clause, such transferee or assignee shall be treated as a "Former Preferred Holder" or "Target Holder", as the case may be.

          (b) Notwithstanding anything herein to the contrary, the rights of any Holder under ARTICLE XVI may be assigned to the extent such Holder transfers any Registrable Securities held thereby to another Person in compliance with ARTICLE XVIII and (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of ARTICLE XVI and this ARTICLE XXI; and
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under Applicable Securities Law. From the time of such transfer or assignment, for all purposes of ARTICLE XVI, such transferee or assignee shall be treated as a "Holder".

          (c) This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns. Except as provided in Section
SECTION 21.1. (a) and Section SECTION 21.1. (b), no party may assign any of its rights or obligations hereunder without the prior written approval of the other parties.

          SECTION 21.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 21.3. Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "DISPUTE") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the representatives appointed by the highest ranking corporate officer of each Party. Such consultation shall begin immediately after either Party has delivered to the other Party a written notice for such consultation.

          (b) If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of either Party with notice to the other Party (the "ARBITRATION NOTICE").

          (c) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section SECTION 21.3., including the provisions concerning the appointment of arbitrator, the provisions of this Section SECTION 21.3. shall prevail.

          (e) Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

          (f) The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

          (g) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

          (h) Either Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (i) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

          (j) The cost of arbitration (including legal, accounting and other professional fees and expenses reasonably incurred, by any prevailing party with respect to the investigation, collection, prosecution and/or defense of any claim in the Dispute) shall be borne pro rata by each losing party.

          SECTION 21.4. Amendments. This Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of (i) the Company, (ii) the Former Series A Preferred Holders representing a majority in voting power of the aggregate Ordinary Shares held by the Former Series A Preferred Holders (which Ordinary Shares were received upon conversion of the Series A Preferred Shares), (iii) the Former Series B Preferred Holders representing a majority in voting power of the aggregate Ordinary Shares held by the Former Series B Preferred Holders (which Ordinary Shares were received upon conversion of the Series B Preferred Shares), (iv) the Former Series C Preferred Holders representing 80% in voting power of the aggregate Ordinary Shares held by the Former Series C Preferred Holders (which Ordinary Shares were received upon conversion of the Series C Preferred Shares), (v) the Target Holders representing a majority in voting power of the aggregate Ordinary Shares held by the Target Holders (which Ordinary Shares were received pursuant to the Target Purchase Agreement), except, in the case of Section SECTION 16.1. (a)(iv) and Section SECTION 16.1. (b)(iv), the Target Holders representing 85% in voting power of the aggregate Ordinary Shares held by the Target Holders (which Ordinary Shares were received pursuant to the Target Purchase Agreement) and
(vi) the Founding Shareholders representing a majority in voting power of the aggregate Ordinary Shares held by the Founding Shareholders. Any amendment, change, waiver, discharge or termination effected in accordance with the preceding sentence shall be binding upon each of the parties hereto and their successors and permitted assigns. Without limiting the foregoing, any party hereto may in writing waive any right that it individually holds hereunder without seeking the prior consent of any other party hereto.

          SECTION 21.5. Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.

          SECTION 21.6. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party may reasonably request to give effect to the terms and intent of this Agreement.

          SECTION 21.7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements. Without limiting the generality of the foregoing, this Agreement amends and restates in its entirety the Prior Shareholders Agreement.

          SECTION 21.8. Severability. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 21.9. Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

          SECTION 21.10. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          SECTION 21.11. No Third Party Beneficiary. Except as contemplated in Section SECTION 16.6., nothing in this Agreement is intended to confer upon any Person other than the Parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

                            [Signature pages follow.]

     IN WITNESS WHEREOF the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

                                        FOCUS MEDIA HOLDING LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Capacity:
                                                  ------------------------------

                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                                        ----------------------------------------
                                        [Print Name of Founding Shareholders]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Capacity:
                                                  ------------------------------

                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                                        ----------------------------------------
                                        [Print Name of Target Holders]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Capacity:
                                                  ------------------------------

                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                                        ----------------------------------------
                                        [Print Name of Former Preferred Holders]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Capacity:
                                                  ------------------------------

                                        Address for notice:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                       SCHEDULE A - FOUNDING SHAREHOLDERS

1. JJ Media Investment Holding Limited, an international business company organized and existing under the laws of the British Virgin Islands

2. Victory Venture Capital Limited, an international business company organized and existing under the laws of the British Virgin Islands

                 SCHEDULE B - FORMER SERIES A PREFERRED HOLDERS

1.   SB CHINA HOLDINGS PTE LTD

2.   China Alliance Investment Limited

3.   Shanghai Venture Capital (Hong Kong) Company Limited

4.   United China Investment Limited

5.   Multimedia Park Venture Capital Limted

6.   Draper Fisher Jurvetson ePlanet Ventures L.P.

7.   CMF Technology Fund I Ltd.

8.   Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG

9.   Draper Fisher Jurveston ePlanet Partners Fund, LLC

10.  Snow Hill Developments Limited

                 SCHEDULE C - FORMER SERIES B PREFERRED HOLDERS

1.   CDH FM Limited

2.   International Network Capital Global Fund

3.   International Network Capital Global Investment Limited (BVI)

4.   Hannibal International Limited

5.   Springboard-Harper Technology Fund Ptd Ltd.

6.   Springboard-Harper Technology Fund (Cayman) Ltd.

7.   Venture TDF Technology Fund III L.P.

8.   Milestone Digital Media Holding Ltd.

9.   Draper Fisher Jurvetson ePlanet Ventures L.P.

10.  Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG

11.  Draper Fisher Jurveston ePlanet Partners Fund, LLC

12.  Elite Select Group Limited

13.  Farmac Holdings Limited

14.  Powerful Team Energy Investments Limited

                 SCHEDULE D - FORMER SERIES C PREFERRED HOLDERS

1.   GS Focus Holding Limited

2.   3i Group plc

3.   3i APTech Nominees Limited

4.   3i Nominees Limited

5.   KTB/UCI China Ventures I Limited

6.   Max Wealth Enterprises Limited

7.   Capital International Private Equity IV, L.P.

8.   CGPE IV, L.P.

                           SCHEDULE E - TARGET HOLDERS

1.   Target Media International Limited

2.   Harvest Energy Limited

3.   Carlyle Asia Venture Partners II, L.P.

4.   CAVP II Co-Investment, L.P.

5.   SII International Holding Limited

6.   Gentle Bright Development Limited

7.   Mellon Family Investment Company V

8.   Richard King Mellon Foundation

9.   Megastar Investment Management Limited

10.  Cougar Investment Limited

11.  Partner Media Investments Limited

12.  Morningside Technology Investments Limited

13.  Upper Development Limited

                                                                     EXHIBIT C-1

                          CARLYLE NON-COMPETE AGREEMENT

          This NON-COMPETE AGREEMENT (this "Agreement"), dated as of _________, 2006, by and among FOCUS MEDIA HOLDING LIMITED, a company organized under the laws of the Cayman Islands ("Focus Media"), TARGET MEDIA HOLDINGS LIMITED, a company organized under the laws of the Cayman Islands (the "Company"), and CARLYLE ASIA VENTURE PARTNERS II, L.P. ("Carlyle Asia") and CAVP II CO-INVESTMENT, L.P. ("CAVP"), two shareholders of the Company (Carlyle Asia and CAVP are referred to collectively as the "Carlyle Funds").

                                    RECITALS

          WHEREAS, the Company, all shareholders of the Company and Focus Media are parties to a Share Purchase Agreement, dated January 7, 2006 (the "Share Purchase Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Share Purchase Agreement);

          WHEREAS, Focus Media, certain existing shareholders of Focus Media and certain shareholders of the Company, including each of the Carlyle Funds, are parties to the Second Amended and Restated Shareholders Agreement, dated January __, 2006 (the "Shareholders Agreement Amendment");

          WHEREAS, it is a condition precedent under the Share Purchase Agreement that each of the Carlyle Funds, the Company and Focus Media enter into this Agreement; and

          WHEREAS, each of the Carlyle Funds seeks to induce Focus Media to consummate its acquisition of the Group Companies as contemplated in the Share Purchase Agreement, and to such ends, seeks to satisfy the conditions precedent to such investment by entering into this Agreement.

          NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

                                   AGREEMENTS

          Section 1. Non-Compete. For a period of 360 calendar days following the Closing Date (the "Lock-up Period"), each of the Carlyle Funds shall, and shall cause its Affiliates, without the prior written permission of Focus Media, directly or indirectly, not to be engaged in a Competing Business in the PRC; provided, that nothing in this Section 1 shall restrict the activities of entities invested in prior to the date hereof by any of the Carlyle Funds and their Affiliates; provided, further, that the non-compete obligations set forth in this Section 1 shall continue after the Lock-up Period for as long as the right of the Carlyle Funds, or any of their Affiliates, to appoint an observer to the board of directors, or any of the committees thereunder, of Focus Media pursuant to, and in accordance with, Section 6.8(b) of the Share Purchase Agreement, has not been terminated or waived.

          Section 2. Enforcement. If either of the Carlyle Funds breaches, or enters into an agreement that would cause or result in a breach, of any of the provisions of this Agreement, either the Company or Focus Media shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by each of the Carlyle Funds that any such breach or anticipated breach in light of the special, unique and extraordinary character of its pre-existing relationship with the Company will cause irreparable injury to the Group Companies and that money damages will not provide an adequate remedy to the Group Companies. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Group Companies at law or in equity. Accordingly, each of the Carlyle Funds, the Company and Focus Media consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement.

          Section 3. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each of the Carlyle Funds, Focus Media and the Company agrees that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          Section 4. Governing Law, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of New York.

          Section 5. Miscellaneous. a. Upon its execution, this Agreement shall have binding and contractual effect upon each of the Carlyle Funds and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, each of Focus Media, the Company and their respective successors and assigns. This Agreement shall survive the sale of the interest in the Company by either of the Carlyle Funds and shall continue to be fully binding on each of the Carlyle Funds and enforceable by Focus Media and the Company after any such sale, in accordance with its terms, until expiration or termination of
Section 1 hereof.

          SECTION 21.12. This Agreement, the Share Purchase Agreement, the Shareholders Agreement Amendment, the Lock-up Agreement, dated as of January [__], 2006, by and between Carlyle Asia and Focus Media, and the Lock-up Agreement, dated as of January [__], 2006, by and between CAVP and Focus Media, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, shareholder or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by a duly authorized officer of each of the Carlyle Funds on the one hand, and by a duly authorized officer of each of Focus Media and the Company on the other, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          SECTION 21.13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          SECTION 21.14. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth in the Share Purchase Agreement or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          SECTION 21.15. EACH OF THE CARLYLE FUNDS ACKNOWLEDGES THAT IT HAS CAREFULLY READ THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS IT CONSIDERED NECESSARY AND THAT IT UNDERSTANDS THIS AGREEMENT'S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING ON THE FOLLOWING PAGE.

                            [Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first above written and this Agreement shall become effective as of such date.

CARLYLE ASIA VENTURE PARTNERS II, L.P.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CAVP II CO-INVESTMENT, L.P.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


TARGET MEDIA HOLDINGS LIMITED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Agreed to and acknowledged by:

FOCUS MEDIA HOLDING LIMITED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                     EXHIBIT C-2

                          SELLER NON-COMPETE AGREEMENT

          This NON-COMPETE AGREEMENT (this "Agreement"), dated as of ____________, 2006, by and among Focus Media Holding Limited, a company organized under the laws of the Cayman Islands ("Focus Media"), target media holdings limited, a company organized under the laws of the Cayman Islands (the "Company") and __________ (the "Selling Shareholder").

                                    RECITALS

          WHEREAS, the Company, all shareholders of the Company and Focus Media are parties to a Share Purchase Agreement, dated January 7, 2006 (the "Share Purchase Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Share Purchase Agreement);

          WHEREAS, it is a condition precedent under the Share Purchase Agreement that the Selling Shareholders, the Company and Focus Media enter into this Agreement;

          WHEREAS, the Selling Shareholder seeks to induce Focus Media to consummate its acquisition of the Group Companies as contemplated in the Share Purchase Agreement, and to such ends, seeks to satisfy the conditions precedent to such investment by entering into this Agreement.

          NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

                                   AGREEMENTS

          Section 1. Non-Solicitation. By executing this Agreement, the Selling Shareholder acknowledges that it understands that the Group Companies' ability to operate the Business depends upon their ability to attract and retain skilled people and that the Group Companies have and will continue to invest substantial resources in training such shareholder. Therefore, for a period of two (2) years following the Closing Date, the Selling Shareholder shall not, and shall cause its Affiliates, without the prior written permission of Focus Media, directly or indirectly solicit, employ or retain, or have or cause any other person or entity to solicit, employ or retain, any person who is either employed with any of the Group Companies or any of their equipment providers as of the date hereof or hereafter employed by any of the Group Companies; provided that the foregoing provisions shall not prohibit the solicitation or employment of any such person
(i) resulting from general advertisements for employment conducted by the Selling Shareholder or (ii) following cessation of such person's employment with the Group Companies without any solicitation or encouragement by the Selling Shareholder.

          Section 2. Non-Solicitation of Material Investors, Clients and Customers. By executing this Agreement, the Selling Shareholder acknowledges that it understands that the

Group Companies' ability to operate the Business depends upon their ability to attract and retain investors, clients and customers. Therefore, for a period of two (2) years following the Closing Date, the Selling Shareholder shall not solicit, contact, interfere with, or endeavor to entice away from any of the Group Companies any of its material investors, customers or clients or any such persons or entities that were strategic investors, customers or clients of the Group Company within the twelve (12) month period immediately prior to the Closing Date. For purposes of this Agreement, a "material investor" shall mean any investor in Focus Media who holds no less than 1.0% of Focus Media's outstanding ordinary shares.

          Section 3. Non-Compete. For a period of two (2) years from Closing Date, without the prior written permission of Focus Media, the Selling Shareholder shall not in the PRC, directly or indirectly, (A) enter into the employ of or render any services to any person, engaged in a Competing Business; or (B) become associated with or interested in any Competing Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, shareholder, trustee, consultant, advisor or in any other relationship or capacity. This Section 3 shall not be deemed to prohibit (i) the continued ownership of any equity or other interests in any company or other entity owned by such Selling Shareholder prior to the date hereof; (ii) the ownership of securities having no more than five percent of the outstanding voting power of any company that is listed on any securities exchange; or (iii) the acquisition after the date hereof of an equity interest in, or the rendering of services unrelated to a Competing Business to, any entity that derives 10% or less of its consolidated revenues from a Competing Business in the PRC; provided, in the case of each of (i), (ii) and (iii), that such Selling Shareholder does not have a seat on the board of directors, or any committee thereof, on any such company, entity or Competing Business through any ownership or acquisition of an equity interest or securities described in (i), (ii) and (iii) above.

          Section 4. Company Property. In the scope of the Selling Shareholder's investment in the Company and involvement with the Group Companies, it may have, alone or with others, created, invented, enhanced, or modified items which are or could be deemed to be confidential information of the Group Companies ("Confidential Information"). The Selling Shareholder acknowledges and agrees that any Confidential Information is intended to be, and will remain, the sole and exclusive property of the Group Companies. In addition, the Selling Shareholder agrees that any and all intellectual property that the Selling Shareholder invented, discovered, originated, made, conceived, created or authored either solely or jointly with others and that is the result of or is substantially derived from Confidential Information shall be the sole and exclusive property of the Group Companies unless in the public domain.

          Section 5. Non-Disparagement. The Selling Shareholder acknowledges and agrees that it will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Group Companies or any of their officers, directors, partners, shareholders, affiliates, or agents thereof in either a professional or personal manner at any time. For the avoidance of doubt, it is understood that the provisions of this
Section 5 shall not (i) limit the Selling Shareholder's rights with respect to claims against the Group Companies or any of their officers, directors, partners, shareholders, affiliates or agents or (ii) prohibit any truthful disclosure the Selling Shareholder is obliged to make pursuant to any legal or regulatory process or proceedings.

          Section 6. Representation. The Selling Shareholder represents and warrants to Focus Media, and the Selling Shareholder acknowledges that the Company has relied on such representations and warranties in connection with the Share Purchase Agreement, that the Selling Shareholder's performance of this Agreement will not breach any other agreement to which the Selling Shareholder is a party, including without limitation, any agreement limiting the use or disclosure of any information acquired by the Selling Shareholder prior to its investment in the Company. In addition, the Selling Shareholder represents and warrants to Focus Media, and the Selling Shareholder further acknowledges that the Group Companies have relied on such representations and warranties in connection with the Share Purchase Agreement, that the Selling Shareholder has not entered into, and will not enter into, any agreement, either oral or written, in conflict herewith.

          Section 8. Enforcement. If the Selling Shareholder commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, either the Company or Focus Media shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by the Selling Shareholder that any such breach or threatened breach in light of its special, unique and extraordinary character of the Selling Shareholder's prior relationship with the Company will cause irreparable injury to the Group Companies and that money damages will not provide an adequate remedy to the Group Companies. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Group Companies at law or in equity. Accordingly, each of the Selling Shareholder, the Company and Focus Media consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement.

          Section 9. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and each of the Selling Shareholder, Focus Media, and the Company agrees that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          Section 10. Governing Law, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of New York.

          Section 11. Miscellaneous. b. Upon its execution, this Agreement shall have binding and contractual effect upon the Selling Shareholder and it successors and assigns, and shall inure to the benefit of, and be enforceable by, Focus Media, the Company and their respective successors and assigns. This Agreement shall survive the sale of the Selling Shareholder's interest in the Company and shall continue to be fully binding on the Selling Shareholder and enforceable by Focus Media and the Company after such sale, in accordance with its terms. For the avoidance of doubt, the parties hereto agree that this Agreement will be superseded by any employment agreement entered into between i. the Selling Shareholder and ii. Focus Media or any Group Company at any future date when this Agreement is still in effect.

          SECTION 21.16. This Agreement, the Share Purchase Agreement, and the Ancillary Documents set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, shareholder or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by a duly authorized officer of the Selling Shareholder on the one hand, and by a duly authorized officer of each of Focus Media and the Company on the other, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          SECTION 21.17. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          SECTION 21.18. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth above or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          SECTION 21.19. THE SELLING SHAREHOLDER ACKNOWLEDGES THAT IT HAS CAREFULLY READ THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS IT CONSIDERED NECESSARY AND THAT THE SELLING SHAREHOLDER UNDERSTANDS THIS AGREEMENT'S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING ON THE FOLLOWING PAGE.

                            [Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement all as of the day and year first above written and this Agreement shall become effective as of such date.

[SELLING SHAREHOLDER].


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


TARGET MEDIA HOLDINGS LIMITED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Agreed to and acknowledged by:

FOCUS MEDIA HOLDING LIMITED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                       EXHIBIT D

                     FORM OF CAYMAN ISLANDS OPINION OF BUYER

DRAFT

[Click HERE and enter date]

Focus Media Holding Limited               DIRECT LINE: 852 2842 9511
28-30/F, Zhao Feng World Trade Building   E-MAIL: dmlamb@cdp.bm
369 Jiangsu Road                          OUR REF: DML/206023
Shanghai 200050                           YOUR REF:
People's Republic of China

Target Media Holdings Limited
1010 Huaihai Zhong Road
K. Wah Center, Suite 3801
Shanghai 200031
People's Republic of China

Dear Sirs

FOCUS MEDIA HOLDING LIMITED (THE "COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the acquisition of the [entire] issued share capital of Target Media Holdings Limited ("Target Media") pursuant to a Share Purchase Agreement dated January 7, 2006 between Target Media, certain Selling Shareholders (as defined therein) and the Company (the "Share Purchase Agreement").

For the purposes of giving this opinion, we have examined the Share Purchase Agreement and a second amended and restated shareholders agreement dated _______________ and made between the Company, the Former Preferred Holders and the Target Holders (as defined therein) (the "Second Shareholders Agreement").

The Share Purchase Agreement and the Second Shareholders Agreement are collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the Memorandum and Articles of Association of the Company, each certified by the [Secretary] of the Company on [DATE], minutes of a meeting of its directors [and minutes of a meeting of its shareholders, each] held on [DATE] (the "Minutes"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [DATE] (the "Certificate Date") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform their respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the [/Documents] in accordance with [their] terms.

The term "enforceable" as used in this opinion means than an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular the obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction; (f) may be subject to the common law rule (in accordance with the principles laid down in Houldsworth v City of Glasgow Bank and Liquidators (1880) 5 App. Cas. 317) that damages against the Company may only be available where the Selling Shareholders are able to rescind the Share Purchase Agreement. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of the Documents simultaneously underway against the Company in another jurisdiction.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event or default or to pay a specified rate or interest on the amount of a judgment after the date of judgement. In addition, any provision expressly or impliedly providing that certain statements, calculations and/or certificates are incorrect on their face or fraudulent will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. [When duly executed and delivered by or on behalf of the Company, the Documents will constitute]/[The Documents have been duly executed by or on behalf of the Company, and constitute] the valid and binding obligations of the Company in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents or the issue of the Share Consideration (as defined in clause 2.1(b) of the Share Purchase Agreement [,except such as have been duly obtained in accordance with Cayman Islands law]. It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the

     Documents that any of them be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands.

5. The Documents will be subject to nominal stamp duty if they are executed in or brought into the Cayman Islands but will otherwise not be subject to stamp duty. Neither the issue nor transfer of shares in the Company will be subject to ad valorem stamp duty in the Cayman Islands.

6. There are currently no taxes or other charges or deductions payable by withholding or otherwise to the government of the Cayman Islands or any taxing authority or subdivision thereof in respect of the execution, delivery, performance or enforcement of the Documents or on the payment of any dividends or other distributions on the shares issued or to be issued pursuant to the Share Purchase Agreement.

7. There is no exchange control legislation in the Cayman Islands and accordingly there are no exchange control regulations imposed under Cayman Islands law.

8. The choice of the Foreign Laws as the governing law of the [/Documents] is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands.

9. A monetary judgment awarded by the courts of the Cayman Islands may be expressed in the currency of the United States, if so requested. In the event that enforcement of such a judgment is sought in the Cayman Islands, the applicable rate of exchange will be the rate prevailing as at the date of one of: (i) payment, (ii) enforcement, (iii) commencement of the proceedings; or (iv) judgment, at the discretion of the court. In the event of a winding up of the Company, claims or debts may be required to be converted into either Cayman Island dollars or the Company's functional currency of account at the exchange rate prevailing on the date of the commencement of the winding up.

10. Foreign arbitration awards may be enforced in the Cayman Islands under the Foreign Arbitral Awards Enforcement Law, which applies where the arbitration award to be enforced (the "Award") was made in pursuance of an arbitration agreement in a state which is a party to the New York Convention on the Recognition of Enforcement of Foreign Arbitral Awards adopted by the 1958 United Nations Conference on International Commercial Arbitration (the "Convention"). In general, the courts of the Cayman Islands will enforce an Award made under the Convention unless it is proved by the party against whom the Award was made that:

     (i)  a party to the arbitration agreement was under some incapacity;

     (ii) the arbitration agreement was not valid under the law to which the parties subjected it or, in default, under the law of the jurisdiction where the Award was made;

     (iii) the Award was made in circumstances contrary to natural justice;

     (iv) the Award dealt with a matter or matters not contemplated by or falling within the terms of the submission to arbitration or contained decisions on matters beyond the scope of such submission; or

     (v) the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or, in default of such agreement, with the laws of the jurisdiction where the arbitration took place.

     Enforcement of an Award made under the Convention may also be refused by the courts of the Cayman Islands where the Award is in respect of a matter which is not capable of settlement by arbitration or where it would be contrary to the public policy of the Cayman Islands to enforce such an Award. A foreign arbitration award may also be enforced in the Cayman Islands pursuant to common law principles by action on the Award or pursuant to the Arbitration Law by leave of the Cayman Islands court.

11. Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [TIME] on [DATE], (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

12. The authorised share capital of the Company is [______________] divided into [_________] [shares] of nominal or par value [___] each.

13. [Based solely upon a review of the register of members of the Company certified by the [Secretary] of the Company on [___] 200[__], the Share Consideration is]/[When issued and paid for in accordance with the Share Purchase Agreement, the Share Consideration to be issued by the Company pursuant thereto will be] validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

14. Upon entry in the register of members of the Company the Selling Shareholders will be the registered holders of the number of shares in the Company noted against their respective names in the register of members. Under the Companies Law (2004 Revision) the register of members is prima facie evidence of any matters directed or authorised by the Companies Law (2004 Revision) to be inserted therein.

15. Target Media and the Selling Shareholders will not be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, performance and/or enforcement of the Documents by Target Media and the Selling Shareholders.

16. It is not necessary or advisable in order for Target Media or the Selling Shareholders to enforce their respective rights under the Documents, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

17. The Documents are in an acceptable legal form under the laws of the Cayman Islands for enforcement thereof in the Cayman Islands.

18. The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

                                        Yours faithfully


                                        ----------------------------------------
                                        Conyers Dill & Pearman

                                                                     EXHIBIT E-1

                  FORM OF CAYMAN ISLANDS OPINION OF THE COMPANY

Focus Media Holding Limited               Direct: +852 2971 3007
28-30/F, Zhao Feng World Trade Building   Mobile: +852 9020 8007
369 Jiangsu Road                          E-mail: richard.thorp@maplesandcalder.
Shanghai 200050                           com
People's Republic of China

Target Media Holdings Limited
1010 Huaihai Zhong Road
K. Wah Center, Suite 3801
Shanghai 200031
People's Republic of China

                                                            [_____] January 2006
Dear Sirs,

TARGET MEDIA HOLDINGS LIMITED

We have acted as Cayman Islands legal advisers to Target Media Holdings Limited (the "COMPANY") in connection with the sale by the existing shareholders of the entire issued share capital of the Company to Focus Media Holding Limited (the "BUYER") pursuant to a Share Purchase Agreement among the Company, the Buyer and the Selling Shareholders (as defined therein) (the "SHARE PURCHASE AGREEMENT").

1    DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 the Certificate of Incorporation dated 28 July 2004 and the Memorandum and Articles of Association of the Company as adopted on 19 July 2005 (together the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2 a certificate of good standing issued by the Registrar of Companies in the Cayman Islands dated [____] in respect of the Company (the "COMPANY'S CERTIFICATE OF GOOD STANDING");

1.3 the register of members of the Company as maintained at the registered office of the Company in the Cayman Islands;

1.4  the written resolutions of the board of Directors dated [_______________];

1.5 the minutes of the meeting of the shareholders of the Company dated [________________];

1.6 a certificate from a Director of the Company addressed to this firm dated [__] January 2006, a copy of which is attached hereto (the "DIRECTOR'S CERTIFICATE");

1.7  the Share Purchase Agreement;

1.8 the non-compete agreement by and among the Buyer, the Company, Carlyle Asia Venture Partners II, L.P. and CAPV II Co-Investment, L.P. (the "CARLYLE NON-COMPETE AGREEMENT");

1.9 the non-compete agreements by and among the Buyer, the Company and each of the other shareholders of the Company (the "SELLER NON-COMPETE AGREEMENT");.

The documents referred to in paragraphs 1.7 to 1.9 above are collectively referred to as the "AGREEMENTS". Terms used herein have the same meanings given in the Share Purchase Agreement unless otherwise defined herein.

2.   ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Directors' Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Agreements have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2 the Agreements are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.3 the choice of the laws of the State of New York as the governing law of the Agreements has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.4 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5  all signatures, initials and seals are genuine;

2.6 the register of members of the Company maintained at the registered office of the Company in the Cayman Islands is complete and accurate in all respects;

2.7 the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Agreements;

2.8 all conditions precedent contained in the Agreements have been satisfied or duly waived and there has been no breach of the terms of the Agreements at the date hereof;

2.9 there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Agreements;

2.10 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York; and

2.11 the issued shares in the capital of the Company have been fully paid up and there are no contractual or other obligations (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or any of the persons to whom such shares have been issued to make any further payment or give further consideration in relation thereto.

3    OPINIONS

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Specifically we have made no investigation of the laws of New York and we offer no opinion in relation thereto.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands. The Company is in good standing (meaning that so far as the Registrar of Companies in the Cayman Islands (the "REGISTRAR") is aware it has not failed to make any filing with the Registrar nor to pay any fee to the Registrar which might make it liable to be struck off the register of companies by the Registrar).

3.2 The Company has full corporate power and authority to enter into and execute and perform its obligations under the Agreements. The execution and delivery of the Agreements by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company's Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands.

3.3 The execution, delivery and performance of the Agreements has been authorised by and on behalf of the Company and, when executed and delivered by any Director of the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms except and in so far as such enforcement may be limited as hereinafter set forth.

3.4 The authorized capital share capital of the Company is US$27,600.00 divided into 210,000,000 Common Shares of a nominal or par value of US$0.0001 each, 44,000,000 Series A Preferred Shares of a nominal or par value of US$0.0001 each, and 22,000,000 Series B Preferred Shares of a nominal or par value of US$0.0001 each.

3.5 Based on our review of the Register of Members of the Company as maintained at the Company's registered office in the Cayman Islands, the registered holders ("SELLING SHAREHOLDERS") of all the issued shares of the Company ("SALE SHARES") are as set out in Schedule 1 hereto, all of which issued shares are validly issued as fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

3.6 [The pre-emption rights set out in the Memorandum and Articles of Association have been specifically and validly waived by the Selling Shareholders to allow the transfer of the Sale Shares in accordance with the terms set out in the Agreements.] The board of directors of the Company has approved the transfer of the Sale Shares by the Selling Shareholders to the Buyer. Upon entry on the register of members of the Company, the Buyer will be the registered holder of such number of shares as will be noted against its name on such register. Under the Companies Law (2004 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2004 Revision) directs or authorises to be inserted therein. A third party interest including a security interest in the shares of the Company in question would not appear. An entry in the register of members may be subject to a court order for rectification (for example, in the event of fraud or manifest error).

3.7 No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

     3.7.1 the execution and delivery of the Agreements;

     3.7.2 the performance of any obligation under the Agreements; and

     3.7.3 the transfer of the Sale Shares.

3.8 It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

3.9 No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of the Agreements or the performance by any of the parties of their respective obligations or enforcement of the Agreements unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of the Agreements will be payable.

3.10 There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

     3.10.1 the execution, delivery, performance or enforcement of the Agreements;

     3.10.2 any payment of any nature to be made by the Buyer under the Agreements;

     3.10.3 the transfer of the Sale Shares to the Buyer or the entry of the Buyer in the register of members of the Company; or

     3.10.4 the payment of dividends and other distributions declared and payable on the Sale Shares.

     The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.11 No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the Buyer as registered holder of the Sale Shares. There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law. There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

3.12 The choice of the laws of the State of New York to govern the Agreements will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on any of the Agreements brought in the courts of the Cayman Islands, assuming it is so pleaded.

3.13 In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

3.14 Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

     3.14.1 is given by a competent foreign court;

     3.14.2 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

     3.14.3 is final;

     3.14.4 is not in respect of taxes, a fine or a penalty; and

     3.14.5 was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

3.15 [The courts of the Cayman Islands will recognise and enforce arbitral awards made pursuant to an arbitration agreement in a jurisdiction which is a party to the United Nations Convention on the Recognition of Foreign Arbitral Awards (the "NEW YORK CONVENTION"). Hong Kong and the Cayman Islands are parties to the New York Convention with the result that an arbitral award made in Hong Kong pursuant to the Shareholders Agreement will be recognised and enforced in the Cayman Islands unless the party against whom enforcement is sought can establish one or other of the following defences:

     3.15.1 that the party to the arbitration agreement was (under the law applicable to him) under some incapacity; or

     3.15.2 that the arbitration agreement was not valid under the law to which the parties subjected it (i.e. the proper law of the agreement) or, failing any indication thereon, under the law of the country where the award was made (i.e. under the law of the arbitration); or

     3.15.3 that he was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or otherwise unable to present his case; or

     3.15.4 that the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration; or

     3.15.5 that the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties, or failing such agreement, with the law of the country where the arbitration took place; or

     3.15.6 that the award has not yet become binding on the parties, or has been set aside or suspended by a competent authority of the country in which, or under the law of which, it was made. In the Imbar Maritima S.A. v. Republic of Gabon, the Cayman court held that the words "suspended by a competent authority" meant suspended by a decision of a court, tribunal or other body having jurisdiction to make such decisions in the country where the arbitration took place. It held that a French award was not to be treated as having been suspended for these purposes merely because Article 1506 of the French New Code of Civil Procedures imposed an automatic stay by operation of law pending an appeal.](1)

3.16 Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [___] January 2006. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

3.17 The Buyer will not be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the holding of the Sale Shares.

3.18 It is not necessary or advisable that the Buyer be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce its rights under, or as a consequence of the execution, delivery and performance of the Agreements.

3.19 So far as the law of the Cayman Islands is concerned, the Agreements are each in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

3.20 The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Agreements.

3.21 The form of certificate used to evidence the Sale Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company's Memorandum and Articles of Association.

4    QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1 The term "ENFORCEABLE" as used above means that the obligations assumed by the Company under the Agreements are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

----------
(1) I have not seen any documents the Company is entering into that have arbitration provisions. Are these limited to the Buyer's own Shareholder Agreement?

     4.1.1 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

     4.1.2 enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

     4.1.3 some claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off, counterclaim, estoppel and similar defenses;

     4.1.4 where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     4.1.5 the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

     4.1.6 obligations to make payments that may be regarded as penalties will not be enforceable;

     4.1.7 the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Agreements in matters where they determine that such proceedings may be tried in a more appropriate forum;

     4.1.8 Any provision in the Agreements whereby the Company agrees to irrevocably waive any right to invoke the jurisdiction of the Grand Court is subject to the equitable jurisdiction of the Grand Court and accordingly may not be enforceable.

     4.1.9 Based on principles of privity of contract, any indemnity or other provision of the Agreements (not being in the form of a deed) which is expressed to be in favour of persons who are not parties to the Agreements may not be enforceable by such persons in the absence of a trust in their favour;

     4.1.10 Whilst parties to an agreement may agree inter se that respective rights and obligations take effect "as of" a date prior to the date of execution and delivery, the rights of third parties, to the extent that the same may be available thereunder, only take effect from the date of actual execution and delivery; and

     4.1.11 a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in the Agreements whereby the Company covenants not to exercise powers specifically given to its shareholders by The Companies Law (2004 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2 As discussed above, Cayman Islands stamp duty may be payable if the original Agreements are brought to or executed in the Cayman Islands.

4.3 To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4 The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.5 A certificate, determination, calculation or designation of any party to the Agreements as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6 In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.7 We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.8 We make no comment with regard to the references to foreign statutes in the Agreements.

We express no view as to the commercial terms of the Agreements or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

                                        Yours faithfully


                                        ----------------------------------------
                                        MAPLES AND CALDER

                                   Schedule 1

NAME OF MEMBER                                   NUMBER OF SHARES HELD
--------------                               -----------------------------
Target Media International Limited                       77,000,000 Common
Gentle Bright Development Ltd.                           10,000,000 Common
Harvest Energy Ltd.                                      10,000,000 Common
Upper Development Limited                                 3,000,000 Common
                                              3,636,707 Series B Preferred
SII International Holding Limited                        11,100,000 Common
Carlyle Asia Venture Partners II, L.P.       33,088,478 Series A Preferred
                                              5,978,747 Series B Preferred
CAVP II Co-Investment, L.P.                   7,165,145 Series A Preferred
                                              1,294,668 Series B Preferred
Partner Media Investments Limited             1,388,056 Series A Preferred
                                                727,341 Series B Preferred
Richard King Mellon Foundation                  727,341 Series B Preferred
Mellon Family Investment Company V              727,341 Series B Preferred
Megastar Investment Management Limited        4,364,049 Series B Preferred
Cougar Investment Limited                     1,454,683 Series B Preferred
Morningside Technology Investments Limited    2,909,366 Series B Preferred

                                                                     EXHIBIT E-2

           FORM OF PRC OPINION OF THE COMPANY AND THE GROUP COMPANIES

RE: ACQUISITION OF ALL OF THE OUTSTANDING SHARES IN TARGET MEDIA HOLDINGS
    LIMITED ("TARGET MEDIA") BY FOCUS MEDIA HOLDING LIMITED ("FOCUS MEDIA")

We are qualified lawyers of the People's Republic of China ("PRC") and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC legal counsel to Target Media, in connection with the acquisition by Focus Media of all or substantially all of the outstanding equity interests of Target Media, including the ordinary shares, preferred shares and other equity interests of Target Media pursuant to the Share Purchase Agreement dated as of January 7, 2006 ("Share Purchase Agreement") among Focus Media, Target Media and the Selling Shareholders (as defined in the Share Purchase Agreement).

We have been requested, pursuant to Section 8.10 of the Share Purchase Agreement, to give this opinion on, inter alia, (A) the legality of the ownership structure of ----------------- (for identification purpose, Target Media Multi-Media Technology (Shanghai) Co., Ltd., "Target Multi Media"); (B) the legality of the ownership structure of ---------- (for identification purpose, Shanghai Target Media Co., Ltd., "Shanghai Target Media"); (C) the legality, validity and enforceability of the agreements reviewed by us listed in
Schedule I hereto (collectively, the "Agreements"), (D) the legality of the business operations of Target Multi Media and Shanghai Target Media as described in their respective business licenses and in the registration statement on Form F-1 of Target Media, dated November 15, 2005, as confidentially submitted to the U.S. Securities and Exchange Commission (the "Target Registration Statement"), and (E) certain matters relating to the Share Purchase Agreement and the Ancillary Documents (as defined in the Share Purchase Agreement).

As used herein, (A) "PRC Law" means all applicable laws, administrative regulations, regional regulations and governmental rules of the PRC publicly promulgated prior to and in force as of the date hereof, which, for the purpose of this opinion, do not include the laws of Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan; (B) "PRC Authorities" means any national, provincial or local governmental, regulatory or administrative authority, agency or commission of the PRC having jurisdiction over applicable parties; and (C) "Approvals" means all approvals, consents, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses issued by any PRC Authorities pursuant to the PRC Law.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us and such other documents, corporate records, certificates issued by governmental authorities in the PRC and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including but not limited to copies of the Agreements.

In such examination, we have assumed: (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are true and correct in all material respects; and (iv) that all parties to the documents (other than Target Multi Media and Shanghai Target Media) have full power and authority to enter into, and have duly executed and delivered, such documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of Target Media and/or other relevant entities and/or upon representations made in, or pursuant to, the Agreements.

          We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than the PRC.

Based on the foregoing and subject to any matter not disclosed to us, we are of the opinion that:

1. Target Multi Media has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Law and its business license and articles of association are in full force and effect under, and in compliance with, PRC Law. Target Multi Media has been duly qualified as a foreign invested enterprise. All of the registered capital of Target Multi Media has been fully paid and all the equity interest of the Target Multi Media is owned by Target Media and, to the best of our knowledge after due inquiry, such equity interest is owned by Target Media free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other third party right (collectively, "Encumbrances").

2. Shanghai Target Media has been duly incorporated and is validly existing as a limited liability company under PRC Law and its business license and articles of association are in full force and effect under, and in compliance with, PRC Law. All of the registered capital of Shanghai Target Media has been fully paid and, with respect to the equity interest of Shanghai Target Media, 69.3% is owned by David Feng Yu, 10.0% is owned by ----------- (for identification purpose, Shanghai Information Investment Inc., "SII"), 9.0% is owned by -------------- (for identification purpose, Shanghai Dianyang Digital Media Technology Co., Ltd., "Dianyang"), 9.0% is owned by Yongqing Lu and 2.7% is owned by ------------- (for identification purpose, Shanghai Zhuoyue Manager Information Co., Ltd., "Zhuoyue Manager Information") respectively and, to the best of our knowledge after due inquiry, the equity interest of Shanghai Target Media is owned by its shareholders as listed above free and clear of any Encumbrances, except as provided in the applicable Agreements.

3. Shanghai Target Media has established its branch companies in Dalian, Shenzhen, and Guangzhou, respectively (collectively "Shanghai Target Branches"). Each of the Shanghai Target Branches has been duly established and is validly existing with its business license in full force and effect under PRC Law.

4. Each of Target Multi Media and Shanghai Target Media has full authority, power and, except as disclosed in the Target Registration Statement, all necessary Approvals to own, use, sell, lease, license and operate its assets and to conduct its business as provided in their respective business licenses and in the Target Registration Statement (which is attached hereto as Annex A), and they are in compliance with the provisions of the Approvals applicable to each of them in all material respects.

5. To the best of our knowledge after due inquiry, none of Target Multi Media and Shanghai Target Media is (A) in violation of any PRC Law or Approvals;
     (B) in violation of its business license, articles of association, other constitutional documents (if any); (C) in breach or default in the performance or observance of any of the terms or provisions of the Agreements, or (D) apart from the Agreements, in breach or default in the performance or observance of any of the terms or provisions of any contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument governed by PRC Law to which it is a party or by which it or any of its properties may be bound, except for such violation, breach or default under clause (A) and (D) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, ("Material Adverse Effect") of Target Multi Media and Shanghai Target Media.

6. Each of Target Multi Media and Shanghai Target Media has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Agreements to which it is a party, and has authorized, executed and delivered each of the Agreements to which it is a party, and such obligations constitute valid, legal and binding obligations enforceable against each of them in accordance with the terms of each of the Agreements (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar PRC Law relating to or affecting creditors' rights generally and general equitable principles). Each of the Agreements is in proper legal form under PRC Law for the enforcement thereof against each of Target Multi Media, Shanghai Target Media, SII, Dian Yang, David Feng Yu, Yongqing Lu and Zhuoyue Manager Information, as the case may be, in the PRC without further action by any of them.

7. All Approvals, required for effecting the Agreements and all transactions contemplated thereunder, if any, have been issued, obtained and made and all such Approvals are in full force and effect, and none has been amended or revoked or is liable to be set aside under any existing PRC Law, except for the Approvals in connection with the transfer of equity interest in Shanghai Target Media as contemplated under the Amended and Restated Future Equity Transfer Agreement, which are not yet required to be obtained as of the date hereof.

8. The execution, delivery and performance of each of the Agreements by Target Multi Media and Shanghai Target Media, and the consummation of the transactions contemplated thereunder, did not and will not (A) result in any violation of the business license, articles of association, other constitutional documents (if any) or Approvals of Target Multi Media or Shanghai Target Media; (B) result in any violation of or penalty under any PRC Law; or (C) to the best of our knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in a creation or imposition of any Encumbrance pursuant to, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument governed by PRC Law to which Target Multi Media or Shanghai Target Media is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect on Target Multi Media or Shanghai Target Media.

9. Each of the Agreements is, and all the Agreements taken as a whole is legal, valid, enforceable and admissible as evidence under PRC Law and is binding on the persons expressed to be parties thereto, subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar PRC Law relating to or affecting creditors' rights generally and general equitable principles

10. None of Target Multi Media or Shanghai Target Media is in breach of the terms and conditions of any Approvals and none thereof is subject to suspension, revocation or withdrawal and to the best of our knowledge after due inquiry, there are no circumstances, existing which might lead to suspension, revocation or withdrawal of any such Approvals or any conditions attached thereto being adversely altered.

11. None of Target Multi Media or Shanghai Target Media is entitled to any immunity from any legal proceedings or process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under any of the Agreements.

12. To the best of our knowledge after due inquiry with Target Media, Target Multi Media and Shanghai Target Media, there are no legal, arbitration or governmental proceedings pending threatened or contemplated, in the PRC by or against Target Multi Media or Shanghai Target Media, or to which the property of any of them may be subject, which, if determined adversely against Target Multi Media or Shanghai Target Media, would individually or in the aggregate have a Material Adverse Effect on Target Multi Media or Shanghai Target Media.

13. The choice of PRC Law as the governing law in any of the Agreements that by their terms are governed by PRC Law is a valid choice of governing law and will be binding on the parties to the relevant Agreement.

14. Except for the restriction under PRC Law that Target Multi Media is permitted to pay dividends solely out of its retained earnings determined in accordance with PRC accounting standards and PRC Law and only after a portion of its net income each year is allocated to certain reserve funds, all dividends declared and payable upon the equity interests in Target Multi Media may under PRC Law be paid to Target Media in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, provided that the remittance of such dividends out of the PRC complies with the procedures required by PRC Law on foreign exchange (including the SAFE Registrations as defined in the Share Purchase Agreement) and all such dividends are not and will not be subject to withholding or other taxes under PRC Law and are otherwise free and clean of any other tax, withholding or deduction in the PRC.

              ARTICLE XXII RELATING TO THE SHARE PURCHASE AGREEMENT

15. Except as described in next paragraph, under PRC Law, there are no Approvals which are required or necessary for Target Media to execute, deliver and perform under the Share Purchase Agreement or the Ancillary Documents. All of the Approvals which are necessary under PRC Law for the Selling Shareholders (to the extent their ultimate beneficiary owners are PRC residents) to execute, deliver and perform under the Share Purchase Agreement or any Ancillary Document to which they are parties have been obtained, and remain fully valid and effective. .

16. Based on Target Media's confirmation regarding the segmentation of advertising market in the PRC and the respective market shares of Target Media and Focus Media therein, and according to our understanding of relevant PRC Law, we are of the view that no anti-trust filing with PRC Authorities will be required in connection with the transaction contemplated under the Share Purchase Agreement.

17. The (A) execution, delivery and performance of the Share Purchase Agreement, (B) compliance by each of Target Media, Focus Media, Target Multi Media and Shanghai Target Media with all of the provision of the Share Purchase Agreement, (C) compliance by each of the Selling Shareholders with all of the provision of the Share Purchase Agreement, (D) execution, delivery and performance of the Ancillary Documents, (E) compliance by each of the parties thereto with all of the provision of the Ancillary Documents and (F) consummation of the transactions completed under the Ancillary Documents, will not (i) result in any violation of or penalty on Target Multi Media or Shanghai Target Media under PRC Law, (ii) result in any violation or breach of the business license, articles of association or other constitutional or organizational documents (if any) of Target Multi Media or Shanghai Target Media, or (iii) to the best of our knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in a creation or imposition of any Encumbrance pursuant to, any contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument governed by PRC Law to which Target Multi Media or Shanghai Target Media is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clause (i) and (iii) which would not, individually or in the aggregate, have a Material Adverse Effect on Target Multi Media or Shanghai Target Media and which would not prevent the transactions in clauses (A), (B), (C), (D), (E) and (F) of this paragraph from occurring.

18. No stamp duty or other taxes, duties or fees and no capital gains, income, withholding or other taxes are payable by Target Media to any PRC Authorities in connection with the execution, delivery and performance of the Share Purchase Agreement.

     This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently.

     The laws referred to herein are to the laws of the PRC currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone else or used for any other purpose.

                                        Yours faithfully,


                                        ----------------------------------------
                                        Haiwen & Partners

                                                                      SCHEDULE I

                                   AGREEMENTS

1. Amended and Restated Guarantee Agreement dated September 6, 2005 by and among Target Multi Media and each of the shareholders of Shanghai Target Media.

2. Amended and Restated Asset Purchase Agreement dated September 6, 2005 by and between Target Multi Media and Shanghai Target Media.

3. Amended and Restated Lease and Service Agreement dated September 6, 2005 by and between Target Multi Media and Shanghai Target Media.

4. Software License and Exclusive Technical Service Agreement dated September 6, 2005 by and between Target Multi Media and Shanghai Target Media.

5. Amended and Restated Future Equity Transfer Agreement dated September 6, 2005 by and between Target Media, Shanghai Target Media and each of the shareholders of Shanghai Target Media.